UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

The Coca-Cola Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ATLANTA, GEORGIA

E. NEVILLE ISDELL

CHAIRMAN OF THE BOARD

                    AND

CHIEF EXECUTIVE OFFICER

March 3, 2008

Dear Shareowner:

I would like to extend a personal invitation for you to join us at our Annual Meeting of Shareowners on Wednesday, April 16, 2008, at 10:30 a.m. at the Hotel du Pont, in Wilmington, Delaware.

At this year’s meeting, you will be asked to vote on the election of 14 Directors, ratification of Ernst & Young LLP’s appointment as independent auditors, approval of a stock option plan and three proposals of shareowners.

Attached you will find a notice of meeting and proxy statement that contain further information about these items and the meeting itself, including:

•	how to obtain an admission card, if you plan to attend; and

•	different methods you can use to vote your proxy, including the telephone and Internet.

If you are unable to attend the meeting in person, you may view the meeting on the web. Instructions on how to view the live webcast are set forth in the accompanying proxy statement. You cannot record your vote on this website.

Your vote is important to us and to our business. I encourage you to sign and return your proxy card, or use telephone or Internet voting prior to the meeting, so that your shares will be represented and voted at the meeting even if you cannot attend.

I hope to see you in Wilmington.

E. Neville Isdell

NOTICE OF ANNUAL MEETING OF SHAREOWNERS

TO THE OWNERS OF COMMON STOCK

OF THE COCA-COLA COMPANY

The Annual Meeting of Shareowners of The Coca-Cola Company (the “Company”) will be held at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware 19801, on Wednesday, April 16, 2008, at 10:30 a.m., local time. The purposes of the meeting are:

1.	to elect 14 Directors to serve until the 2009 Annual Meeting of Shareowners;

2.	to ratify the appointment of Ernst & Young LLP as independent auditors of the Company to serve for the 2008 fiscal year;

3.	to approve The Coca-Cola Company 2008 Stock Option Plan;

4.	to vote on three proposals submitted by shareowners if properly presented at the meeting; and

5.	to transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

The Board of Directors set February 22, 2008 as the record date for the meeting. This means that owners of record of shares of Common Stock of the Company at the close of business on that date are entitled to:

•	receive this notice of the meeting; and

•	vote at the meeting and any adjournments or postponements of the meeting.

We will make available a list of shareowners of record as of the close of business on February 22, 2008 for inspection by shareowners during normal business hours from April 5 through April 15, 2008 at the Company’s principal place of business, One Coca-Cola Plaza, Atlanta, Georgia 30313. This list also will be available to shareowners at the meeting.

By Order of the Board of Directors
CAROL CROFOOT HAYES Associate General Counsel and Secretary

Atlanta, Georgia

March 3, 2008

We urge each shareowner to promptly sign and return the enclosed proxy card or to use telephone or Internet voting. See our questions and answers about the meeting and voting section for information about voting by telephone or Internet, how to revoke a proxy, and how to vote shares in person.

THE COCA-COLA COMPANY

One Coca-Cola Plaza

Atlanta, Georgia 30313

March 3, 2008

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREOWNERS

TO BE HELD APRIL 16, 2008

Our Board of Directors (the “Board”) is furnishing you this proxy statement to solicit proxies on its behalf to be voted at the 2008 Annual Meeting of Shareowners of The Coca-Cola Company (the “Company”). The meeting will be held at the Hotel du Pont, Wilmington, Delaware, on April 16, 2008, at 10:30 a.m., local time. The proxies also may be voted at any adjournments or postponements of the meeting.

The mailing address of our principal executive offices is The Coca-Cola Company, P.O. Box 1734, Atlanta, Georgia 30301. We are first furnishing the proxy materials to shareowners on March 3, 2008.

All properly executed written proxies, and all properly completed proxies submitted by telephone or Internet, that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of voting at the meeting.

Only owners of record of shares of Common Stock of the Company (the “Common Stock”) at the close of business on February 22, 2008, the record date, are entitled to notice of and to vote at the meeting, or at any adjournments or postponements of the meeting. Each owner of record on the record date is entitled to one vote for each share of Common Stock held. On February 22, 2008, the record date, there were 2,324,012,042 shares of Common Stock issued and outstanding.

QUESTIONS AND ANSWERS ABOUT

THE MEETING AND VOTING

1.	What is a proxy?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. We have designated three of our officers as proxies for the 2008 Annual Meeting of Shareowners. These three officers are Gary P. Fayard, Geoffrey J. Kelly and Cynthia P. McCague.

2.	What is a proxy statement?

It is a document that Securities and Exchange Commission (“SEC”) regulations require us to give you when we ask you to sign a proxy card designating Gary P. Fayard, Geoffrey J. Kelly and Cynthia P. McCague as proxies to vote on your behalf.

3.	What is the difference between a shareowner of record and a shareowner who holds stock in street name?

If your shares are registered in your name, you are a shareowner of record.

If your shares are held in the name of your broker or bank, your shares are held in street name.

4.	How do I attend the meeting? What do I need to bring?

If you are a shareowner of record, your admission card is attached to your proxy card. You will need to bring it with you to the meeting.

If you own shares in street name, bring your most recent brokerage statement with you to the meeting. We can use that to verify your ownership of Common Stock and admit you to the meeting; however, you will not be able to vote your shares at the meeting without a legal proxy, as described in the response to question 5.

You also will need to bring a photo ID to gain admission.

Please note that cameras, sound or video recording equipment, cellular telephones, blackberries or other similar equipment, electronic devices, large bags, briefcases or packages will not be allowed in the meeting room.

5.	How can I vote at the meeting if I own shares in street name?

You will need to ask your broker or bank for a legal proxy. You will need to bring the legal proxy with you to the meeting. You will not be able to vote your shares at the meeting without a legal proxy.

Please note that if you request a legal proxy, any previously executed proxy will be revoked, and your vote will not be counted unless you appear at the meeting and vote in person or legally appoint another proxy to vote on your behalf.

If you do not receive the legal proxy in time, you can follow the procedures described in the response to question 4 to gain admission to the meeting. However, you will not be able to vote your shares at the meeting.

6.	What shares are included on the proxy card?

If you are a shareowner of record you will receive only one proxy card for all the shares of Common Stock you hold:

•	in certificate form;

•	in book-entry form; and

•	in any Company benefit plan.

If you hold shares of Common Stock in any Company benefit plan and do not vote your shares or specify your voting instructions on your proxy card, the administrators of the benefit plans will not vote your benefit plan shares. To allow sufficient time for voting by the administrators, your voting instructions must be received by April 11, 2008.

7.	How can I view the live webcast of the meeting?

You can view the live webcast of the meeting by logging on to our website at

www.thecoca-colacompany.com and clicking on “Investors” and then on the link to the webcast. An archived copy of the webcast will be available until May 16, 2008.

We have included the website address for reference only. The information contained on our website is not incorporated by reference into this proxy statement.

8.	What different methods can I use to vote?

By Written Proxy.    All shareowners of record can vote by written proxy card. If you are a street name holder, you will receive a written proxy card from your bank or broker.

By Telephone or Internet.    All shareowners of record also can vote by touchtone telephone from the U.S. and Canada, using the toll-free telephone number on the proxy card, or through the Internet, using the procedures and instructions described on the proxy card. Street name holders may vote by telephone or Internet if their bank or broker makes those methods available, in which case the bank or broker will enclose the instructions with the proxy materials. The telephone and Internet voting procedures are designed to authenticate shareowners’ identities, to allow shareowners to vote their shares, and to confirm that their instructions have been recorded properly.

In Person.    All shareowners of record may vote in person at the meeting. Street name holders may vote in person at the meeting if they have a legal proxy, as described in the response to question 5.

9.	What is the record date and what does it mean?

The record date for the 2008 Annual Meeting of Shareowners is February 22, 2008. The record date is established by the Board as required by the Delaware General Corporation Law (“Delaware Law”). Owners of record of Common Stock at the close of business on the record date are entitled to:

•	receive notice of the meeting; and

•	vote at the meeting and any adjournments or postponements of the meeting.

10.	What can I do if I change my mind after I vote my shares?

Shareowners can revoke a proxy prior to the completion of voting at the meeting by:

•	giving written notice to the Office of the Secretary of the Company;

•	delivering a later-dated proxy; or

•	voting in person at the meeting (unless you are a street name holder without a legal proxy, as described in the response to question 5).

11.	Are votes confidential? Who counts the votes?

We will continue our long-standing practice of holding the votes of all shareowners in confidence from Directors, officers and employees except:

•	as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company;

•	in the case of a contested proxy solicitation;

•	if a shareowner makes a written comment on the proxy card or otherwise communicates his or her vote to management; or

•	to allow the independent inspectors of election to certify the results of the vote.

We also will continue, as we have for many years, to retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

12.	What are my voting choices when voting for Director nominees, and what vote is needed to elect Directors?

In the vote on the election of 14 Director nominees to serve until the 2009 Annual Meeting of Shareowners, shareowners may:

•	vote in favor of all nominees;

•	vote in favor of specific nominees;

•	vote against all nominees;

•	vote against specific nominees;

•	abstain from voting with respect to all nominees; or

•	abstain from voting with respect to specific nominees.

Directors will be elected by a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the meeting.

The Board recommends a vote FOR each of the nominees.

13.	What are my voting choices when voting on the ratification of the appointment of Ernst & Young LLP as independent auditors, and what vote is needed to ratify their appointment?

In the vote on the approval of the appointment of Ernst & Young LLP as independent auditors, shareowners may:

•	vote in favor of the ratification;

•	vote against the ratification; or

•	abstain from voting on the ratification.

The proposal to ratify the appointment of Ernst & Young LLP as independent auditors will require approval by a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the meeting.

The Board recommends a vote FOR the ratification.

14.	What are my voting choices when voting on the approval of The Coca-Cola Company 2008 Stock Option Plan and what vote is needed to approve the plan?

In the vote on the approval of the 2008 Stock Option Plan, shareowners may:

•	vote in favor of the 2008 Stock Option Plan;

•	vote against the 2008 Stock Option Plan; or

•	abstain from voting on the 2008 Stock Option Plan.

The proposal to approve the 2008 Stock Option Plan will require approval by a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the meeting.

The Board recommends a vote FOR the 2008 Stock Option Plan.

15.	What are my voting choices when voting on each shareowner proposal properly presented at the meeting, and what vote is needed to approve any of the shareowner proposals?

A separate vote will be held on each of the three shareowner proposals that is properly presented at the meeting. In voting on each of the proposals, shareowners may:

•	vote in favor of the proposal;

•	vote against the proposal; or

•	abstain from voting on the proposal.

In order to be approved, each shareowner proposal will require approval by a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the meeting.

The Board recommends a vote AGAINST each of the three shareowner proposals.

16.	What if I do not specify a choice for a matter when returning a proxy?

Shareowners should specify their choice for each matter on the enclosed proxy card. If no specific instructions are given, proxies which are signed and returned will be voted:

•	FOR the election of all Director nominees;

•	FOR the proposal to ratify the appointment of Ernst & Young LLP as independent auditors;

•	FOR the proposal to approve the 2008 Stock Option Plan; and

•	AGAINST each of the shareowner proposals that is properly presented at the meeting.

17.	How are abstentions and broker non-votes counted?

Abstentions and broker non-votes are included in determining whether a quorum is present, but will not be included in vote totals and will not affect the outcome of the vote.

18.	Does the Company have a policy about Directors’ attendance at the Annual Meeting of Shareowners?

The Company does not have a policy about Directors’ attendance at the Annual Meeting of Shareowners. All of the Directors attended the 2007 Annual Meeting of Shareowners.

19.	Can I access the Notice of Annual Meeting, Proxy Statement, Annual Report on Form 10-K and the Annual Review on the Internet?

The Notice of Annual Meeting, Proxy Statement, Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and the 2007 Annual Review, are available at www.edocumentview.com/coca-cola. Instead of receiving future copies of our Notice of Annual Meeting, Proxy Statement, Annual Report on Form 10-K and the Annual Review by mail, shareowners of record and most street name holders can elect to receive an e-mail that will provide electronic links to these documents. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business, and also will give you an electronic link to the proxy voting site.

Shareowners of Record.    If you vote on the Internet at www.investorvote.com/coca-cola, simply follow the prompts for enrolling in the electronic proxy delivery service. You also may enroll in the electronic proxy delivery service at any time in the future by going directly to www.eTree.com/coca-cola and following the enrollment instructions. As a thank you to each shareowner enrolling in electronic delivery, the Company will have a tree planted on the shareowner’s behalf at no cost to the shareowner.

Street Name Holders.    If you hold your shares in a bank or brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank or broker regarding the availability of this service.

20.	How are proxies solicited and what is the cost?

We bear all expenses incurred in connection with the solicitation of proxies. We have engaged D.F. King & Co. to assist with the solicitation of proxies for an estimated fee of $25,000 plus expenses. We will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of Common Stock.

Our Directors, officers and employees also may solicit proxies by mail, telephone and personal contact. They will not receive any additional compensation for these activities.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareowners to be held on April 16, 2008

The Notice of Annual Meeting, Proxy Statement, Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and the 2007 Annual Review are available at www.edocumentview.com/coca-cola.

ELECTION OF DIRECTORS

(Item 1)

Board of Directors

The Company’s By-Laws provide for the annual election of Directors. The Company’s By-Laws also provide that the number of Directors shall be determined by the Board, which has set the number at 14 effective at the 2008 Annual Meeting of Shareowners. The Company’s By-Laws further provide that, in an election of Directors where the number of nominees does not exceed the number of Directors to be elected, each Director must receive the majority of the votes cast with respect to that Director. If a Director is not elected, he or she has agreed that an irrevocable letter of resignation will be submitted to the Board. The Committee on Directors and Corporate Governance will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the resignation taking into account the recommendation of the Committee on Directors and Corporate Governance and publicly disclose its decision and its rationale within 100 days of the certification of the election results. The Director who tenders his or her resignation will not participate in the decisions of the Committee on Directors and Corporate Governance or the Board of Directors that concern such resignation.

The terms of Herbert A. Allen, Ronald W. Allen, Cathleen P. Black, Barry Diller, E. Neville Isdell, Donald R. Keough, Donald F. McHenry, Sam Nunn, James D. Robinson III, Peter V. Ueberroth, and James B. Williams will expire at the 2008 Annual Meeting of Shareowners. The Board has nominated each of Herbert A. Allen, Ronald W. Allen, Cathleen P. Black, Barry Diller, E. Neville Isdell, Donald R. Keough, Donald F. McHenry, Sam Nunn, James D. Robinson III, Peter V. Ueberroth and James B. Williams to stand for reelection.

Since the 2007 Annual Meeting of Shareowners, the Board of Directors, upon recommendation of the Committee on Directors and Corporate Governance, elected Alexis M. Herman and Jacob Wallenberg as Directors. The terms of Ms. Herman and Mr. Wallenberg will expire at the 2008 Annual Meeting of Shareowners. The Committee on Directors and Corporate Governance itself recommended Ms. Herman as a Director candidate. Egon Zehnder International, an international consulting and search firm, recommended that the Committee on Directors and Corporate Governance consider Mr. Wallenberg as a Director candidate. The Board has nominated Ms. Herman and Mr. Wallenberg for election as Directors at the 2008 Annual Meeting of Shareowners.

In addition, the number of Directors will be increased to 14 effective at the 2008 Annual Meeting of Shareowners. The Committee on Directors and Corporate Governance recommended the election of Muhtar Kent, the Company’s President and Chief Operating Officer, as a Director. The Board has nominated Mr. Kent for election as a Director at the 2008 Annual Meeting of Shareowners.

If elected, all of these Directors will hold office until the 2009 Annual Meeting of Shareowners and until his or her successor is elected and qualified.

We have no reason to believe that any of the nominees will be unable or unwilling for good cause to serve if elected. However, if any nominee should become unable for any reason or unwilling for good cause to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of Directors.

The Board of Directors recommends a vote FOR the election of Herbert A. Allen, Ronald W. Allen, Cathleen P. Black, Barry Diller, Alexis M. Herman, E. Neville Isdell, Muhtar Kent, Donald R. Keough, Donald F. McHenry, Sam Nunn, James D. Robinson III, Peter V. Ueberroth, Jacob Wallenberg and James B. Williams.

HERBERT A. ALLEN	Director since 1982 Age 67
Mr. Allen is President, Chief Executive Officer and a Director of Allen & Company Incorporated, a privately held investment firm, and has held these positions for more than the past five years. Mr. Allen was a Managing Director of Allen & Company LLC, a privately held investment banking firm, from September 2002 to February 2003. He is a Director of Convera Corporation.

RONALD W. ALLEN	Director since 1991 Age 66
Mr. Allen is an Advisory Director of Delta Air Lines, Inc., a major U.S. air transportation company. From July 1997 through July 2005, Mr. Allen was a consultant to and Advisory Director of Delta. He retired as Delta’s Chairman of the Board, President and Chief Executive Officer in July 1997, and had been its Chairman of the Board and Chief Executive Officer since 1987. He is a Director of Aaron Rents, Inc., Aircastle Limited and Interstate Hotels & Resorts, Inc.

CATHLEEN P. BLACK	Director since 1993 Age 63
Ms. Black is President, Hearst Magazines, a unit of The Hearst Corporation, a major media and communications company, and has held this position since November 1995. Ms. Black has been a Director of The Hearst Corporation since January 1996. From May 1991 to November 1995, she served as President and Chief Executive Officer of the Newspaper Association of America, a newspaper industry organization. She served as a Director of the Company from April 1990 to May 1991, and was again elected as a Director in October 1993. Ms. Black is a Director of International Business Machines Corporation.

BARRY DILLER	Director since 2002 Age 66
Mr. Diller is Chairman of the Board and Chief Executive Officer of IAC/InterActiveCorp, an interactive commerce company. He is also Chairman of the Board and Senior Executive of Expedia, Inc., an online travel company. He has held his position with IAC or its predecessors since August 1995. He was Chairman of the Board and Chief Executive Officer of QVC, Inc. from December 1992 through December 1994. From 1984 to 1992, Mr. Diller served as Chairman of the Board and Chief Executive Officer of Fox, Inc. Prior to joining Fox, Inc., Mr. Diller served for ten years as Chairman of the Board and Chief Executive Officer of Paramount Pictures Corporation. He is a Director of The Washington Post Company.

ALEXIS M. HERMAN	Director since 2007 Age 60
Ms. Herman serves as Chair and Chief Executive Officer of New Ventures LLC, a corporate consulting company, and has held these positions since 2001. She also serves as Chair of Toyota Motor Corporation’s North American Diversity Advisory Board. She also serves as Chair of the Business Advisory Board of Sodexho, Inc., an integrated food and facilities management services company. As chair of the Company’s Human Resources Task Force from 2001 to 2006, Ms. Herman worked with the Company to identify ways to improve its human resources policies and practices following the November 2000 settlement of an employment lawsuit. The seven-member Task Force assessed the Company’s progress on specific human resource initiatives in annual reports to the court. From 1997 to 2001, she served as U.S. Secretary of Labor. Ms. Herman served in the Carter Administration as Director of the Women’s Bureau from 1977 to 1981 and as Director of Public Liaison for the White House from 1992 to 1997. She is also a Director of Cummins Inc., Entergy Corporation and MGM Mirage.

E. NEVILLE ISDELL	Director since 2004 Age 64
Mr. Isdell is Chairman of the Board and Chief Executive Officer of the Company, and has held these positions since June 1, 2004. From January 2002 to May 2004, Mr. Isdell was an international consultant to the Company. He was Chief Executive Officer of Coca-Cola Hellenic Bottling Company S.A. from September 2000 to May 2001 and Vice Chairman from May 2001 to December 2001. He was Chairman and Chief Executive Officer of Coca-Cola Beverages Plc from July 1998 to September 2000. Mr. Isdell joined the Coca-Cola system in 1966 with a local bottling company in Zambia. He held a variety of positions prior to serving as Senior Vice President of the Company from January 1989 until February 1998. He also served as President of the Greater Europe Group from January 1995 to February 1998. He is a Director of SunTrust Banks, Inc.

MUHTAR KENT	Nominee for Director Age 55
Muhtar Kent is President and Chief Operating Officer of the Company and has held these positions since December 2006. On July 1, 2008, he will succeed E. Neville Isdell as Chief Executive Officer of the Company. From January 2006 through December 2006, Mr. Kent served as President of Coca-Cola International and from May 2005 through January 2006, he was President and Chief Operating Officer of the Company’s North Asia, Eurasia and Middle East Group. Mr. Kent originally joined the Company in 1978 and held a variety of marketing and operations roles until 1995, when he became Managing Director of Coca-Cola Amatil Limited-Europe. From 1999 until his return to the Company in May 2005, he served as President and Chief Executive Officer of the Efes Beverage Group, the majority shareholder of Turkish bottler Coca-Cola Icecek.

DONALD R. KEOUGH	Director since 2004 Age 81
Mr. Keough is nonexecutive Chairman of the Board of Allen & Company Incorporated, a privately held investment firm, and nonexecutive Chairman of the Board of Allen & Company LLC, an investment banking firm, and has held these positions for more than the past five years. Mr. Keough retired as President, Chief Operating Officer and a Director of the Company in April 1993, positions he had held since March 1981. He was again elected as a Director in February 2004. He is a Director of Berkshire Hathaway Inc., Convera Corporation and IAC/InterActiveCorp.

DONALD F. McHENRY	Director since 1981 Age 71
Mr. McHenry is Distinguished Professor in the Practice of Diplomacy and International Affairs at the School of Foreign Service, Georgetown University. He has held this position for more than the past five years. From 1981 to May 2007, he was a principal owner and President of the IRC Group, LLC, a Washington, D.C. consulting firm. He is a Director of International Paper Company.

SAM NUNN	Director since 1997 Age 69
Mr. Nunn is Co-Chairman and Chief Executive Officer of the Nuclear Threat Initiative, a position he has held since 2001. The Nuclear Threat Initiative is a charitable organization working to reduce the global threats from nuclear, biological and chemical weapons. Mr. Nunn was a partner in the law firm of King & Spalding from 1997 to December 2003. He served as a member of the United States Senate from 1972 through 1996. He is a Director of Chevron Corporation, Dell Inc. and General Electric Company.

JAMES D. ROBINSON III	Director since 1975 Age 72
Mr. Robinson is General Partner of RRE Ventures, a private information technology-focused venture capital firm, and has held this position since 1994. He is also President of JD Robinson, Inc., a strategic advisory firm. Until February 2008, he was nonexecutive Chairman of the Board of Bristol-Myers Squibb Company. He previously served as Chairman and Chief Executive Officer of American Express Company from 1977 to 1993. Mr. Robinson is a Director of Bristol-Myers Squibb Company and Novell, Inc.

PETER V. UEBERROTH	Director since 1986 Age 70
Mr. Ueberroth is an investor and Chairman of the Contrarian Group, Inc., a business management company, and has held this position since 1989. He is the nonexecutive Co-Chairman of Pebble Beach Company. Mr. Ueberroth is also a Director of Adecco SA, Aircastle Limited, Ambassadors International, Inc. and Hilton Hotels Corporation.

JACOB WALLENBERG	Director since 2008 Age 52
Mr. Wallenberg is Chairman of the Board of Investor AB, a Swedish industrial holding company, and has held this position since April 2005. Mr. Wallenberg is also Vice Chairman of Skandinaviska Enskilda Banken AB, a North European financial group, having served as its Chief Executive Officer from 1997 to 1998 and as its Chairman of the Board from April 1998 to April 2005. Mr. Wallenberg also serves as Vice Chairman of Atlas Copco AB and SAS AB, both Swedish companies. Since January 2008, Mr. Wallenberg is a Senior Advisor to Foundation Asset Management Sweden AB. From January 2006 until December 2007, he was a Senior Advisor to Thisbe AB. He was acting Chairman of W Capital Management AB from January 2002 to December 2005. He is a Director of ABB Ltd.

JAMES B. WILLIAMS	Director since 1979 Age 74
Mr. Williams retired in March 1998 as Chairman of the Board and Chief Executive Officer of SunTrust Banks, Inc., a bank holding company, which positions he had held for more than five years. He is a Director of Marine Products Corporation, Rollins, Inc. and RPC, Inc.

Ownership of Equity Securities of the Company

The following table sets forth information regarding beneficial ownership of Common Stock by each Director, each Director nominee, each individual named in the Summary Compensation Table on page 48 (the “Named Executive Officers”), and our Directors and executive officers as a group, all as of February 22, 2008.

Name	Aggregate Number of Shares Beneficially Owned		Percent of Outstanding Shares[17]
Herbert A. Allen	8,854,420	[1]	*
Ronald W. Allen	12,000	[2]	*
Cathleen P. Black	10,200	[3]	*
Barry Diller	1,201,000	[4]	*
Alexis M. Herman	1,000		*
Donald R. Keough	5,040,938	[5]	*
Donald F. McHenry	25,886	[6]	*
Sam Nunn	1,000	[7]	*
James D. Robinson III	63,827	[8]	*
Peter V. Ueberroth	61,000	[9]	*
Jacob Wallenberg	1,000		*
James B. Williams	102,092,879	[10]	4.39%
E. Neville Isdell	2,027,688	[11]	*
Muhtar Kent	321,916	[12]	*
Gary P. Fayard	1,188,982	[13]	*
Irial Finan	417,722	[14]	*
José Octavio Reyes	720,752	[15]	*
All Directors and Executive Officers as a Group (28 Persons)	125,031,885	[16]	5.36%

* Less than 1% of issued and outstanding shares of Common Stock.

1 Includes 2,847,920 shares held by Allen & Company Incorporated (“ACI”) and 6,500 shares held in three trusts in which Mr. Allen, in each case, is one of five trustees. Does not include 14,513 share units credited under The Coca-Cola Company Deferred Compensation Plan for Non-Employee Directors (the “Directors’ Deferral Plan”), which are settled in cash after completion of Board service. Does not include 8,204 share units credited under the Compensation Plan for Non-Employee Directors of The Coca-Cola Company (the “Directors’ Plan”), which are subject to the achievement of performance goals.

2 Includes 2,000 shares held by Mr. Allen’s wife. Mr. Allen has disclaimed beneficial ownership of such shares. Does not include 13,372 share units credited under the Directors’ Deferral Plan, which are settled in cash after completion of Board service. Does not include 8,204 share units credited under the Directors’ Plan, which are subject to the achievement of performance goals.

3 Includes 10,200 shares jointly held with Ms. Black’s husband. Does not include 26,878 share units credited under the Directors’ Deferral Plan, which are settled in cash after completion of Board service. Does not include 8,204 share units credited under the Directors’ Plan, which are subject to the achievement of performance goals.

4 Includes 1,200,000 shares that may be acquired upon the exercise of call options, purchased from an unrelated third party, which are presently exercisable. Does not include 11,424 share units credited under the Directors’ Deferral Plan, which are settled in cash after completion of Board service. Does not include 8,204 share units credited under the Directors’ Plan, which are subject to the achievement of performance goals.

5 Includes 6,000 shares held by a trust of which a management company in which Mr. Keough holds a significant interest is the trustee. Also includes 131,000 shares held by a foundation of which he is one of eight trustees. Mr. Keough disclaims beneficial ownership of these 137,000 shares held by the trust and the foundation. Also includes 216,600 shares held by a limited liability company in which Mr. Keough’s children hold a majority of the economic interest. Mr. Keough and his wife have investment control over these shares. Mr. Keough disclaims beneficial ownership of these 216,600 shares except to the extent of his pecuniary interest therein. Does not include 3,710 share units credited under the Directors’ Deferral Plan, which are settled in cash after completion of Board service. Does not include 8,204 share units credited under the Directors’ Plan, which are subject to the achievement of performance goals.

6 Includes 490 shares held by Mr. McHenry’s grandchildren. Does not include 16,010 share units credited under the Directors’ Deferral Plan, which are settled in cash after completion of Board service. Does not include 8,204 share units credited under the Directors’ Plan, which are subject to the achievement of performance goals.

7 Does not include 21,749 share units credited under the Directors’ Deferral Plan, which are settled in cash after completion of Board service. Does not include 8,204 share units credited under the Directors’ Plan, which are subject to the achievement of performance goals.

8 Includes 31,600 shares held by a trust of which Mr. Robinson is a co-trustee. Does not include 1,745,000 shares held by a trust of which Mr. Robinson is a beneficiary with no voting or investment power. Does not include 21,533 share units credited under the Directors’ Deferral Plan, which are settled in cash after completion of Board service. Does not include 8,204 share units credited under the Directors’ Plan, which are subject to the achievement of performance goals.

9 Includes 22,000 shares held by a trust of which Mr. Ueberroth is one of two trustees and a beneficiary, 10,000 shares held by his wife and 8,000 shares held by a foundation of which he is one of six directors. Does not include 39,114 share units credited under the Directors’ Deferral Plan, which are settled in cash after completion of Board service. Does not include 8,204 share units credited under the Directors’ Plan, which are subject to the achievement of performance goals.

10 Includes 86,256,179 shares held by four foundations of which Mr. Williams is, in all cases, one of five trustees, and 15,786,700 shares held by a foundation of which he is one of three trustees. Does not include 43,958 share units credited under the Directors’ Deferral Plan, which are settled in cash after completion of Board service. Does not include 8,204 share units credited under the Directors’ Plan, which are subject to the achievement of performance goals.

11 Includes 5,167 shares credited to Mr. Isdell’s accounts under The Coca-Cola Company Thrift & Investment Plan (the “Thrift Plan”), 349,610 shares of restricted stock and 1,477,156 shares that may be acquired upon the exercise of options, which are presently exercisable or that will become exercisable on or before April 22, 2008. Does not include 12,219 share units credited to his account under the thrift portion of The Coca-Cola Company Supplemental Benefit Plan (the “Supplemental Plan”), which are settled in cash after retirement.

12 Includes 26,309 shares credited to Mr. Kent’s accounts under the Thrift Plan, 50,000 shares that are subject to performance criteria and 201,207 shares that may be acquired upon the exercise of options, which are presently exercisable or that will become exercisable on or before April 22, 2008. Does not include 2,564 share units credited to his account under the thrift portion of the Supplemental Plan, which are settled in cash after retirement.

13 Includes 6,446 shares credited to Mr. Fayard’s accounts under the Thrift Plan, 105,251 shares of restricted stock, 50,000 shares that are subject to performance criteria, and 998,793 shares that may be acquired upon the exercise of options, which are presently exercisable or that will become exercisable on or before April 22, 2008. Does not include 7,066 share units credited to his account under the thrift portion of the Supplemental Plan, which are settled in cash after retirement.

14 Includes 60,000 shares of restricted stock, 50,000 shares that are subject to performance criteria and 293,397 shares that may be acquired upon the exercise of options, which are presently exercisable or that will become exercisable on or before April 22, 2008. Does not include 2,796 share units credited to Mr. Finan’s account under The Coca-Cola Export Corporation International Thrift Plan (the “International Thrift Plan”), which are settled in cash after retirement.

15 Includes 46,913 shares held by a trust in which Mr. Reyes has an indirect beneficial interest. Also includes 673,839 shares that may be acquired upon the exercise of options, which are presently exercisable or that will become exercisable on or before April 22, 2008. Does not include 75,600 restricted stock units, which will be settled in shares upon vesting, and 773 share units credited to Mr. Reyes’ account under the International Thrift Plan, which are settled in cash after retirement.

16 Includes 690,409 shares of restricted stock, 209,000 shares that are subject to performance criteria, 7,469,409 shares that may be acquired upon the exercise of options, which are presently exercisable or that will become exercisable on or before April 22, 2008 and 69,441 shares credited to accounts under the Thrift Plan. Does not include 212,261 share units credited under the Directors’ Deferral Plan, 82,040 share units credited under the Directors’ Plan which are subject to the achievement of performance goals, 217,157 restricted stock units, which will be settled in shares upon vesting, 14,184 share units credited to accounts under the International Thrift Plan and 40,994 share units credited to accounts under the thrift portion of the Supplemental Plan.

17 Share units credited under the Directors’ Deferral Plan, the Directors’ Plan, the International Thrift Plan and the thrift portion of the Supplemental Plan are not counted as outstanding shares in calculating these percentages. Restricted stock units, which will be settled in shares upon vesting, also are not counted.

Principal Shareowners

Set forth in the table below is information about the number of shares held as of December 31, 2007 by persons we know to be the beneficial owners of more than five percent of the issued and outstanding Common Stock. The percentage ownership is stated as of February 22, 2008.

Name and Address	Number of Shares Beneficially Owned	Percent of Class as of February 22, 2008
Berkshire Hathaway Inc.[1]	200,000,000	8.61%
1440 Kiewit Plaza
Omaha, Nebraska 68131

1 Berkshire Hathaway Inc. (“Berkshire Hathaway”), a diversified holding company, has informed the Company that, as of December 31, 2007, it held an aggregate of 200,000,000 shares of Common Stock through subsidiaries.

Section 16(a) Beneficial Ownership Reporting Compliance

Executive officers, Directors and certain persons who own more than ten percent of the outstanding shares of Common Stock are required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and related regulations:

•	to file reports of their ownership of Common Stock with the SEC and the New York Stock Exchange (the “NYSE”); and

•	to furnish us with copies of the reports.

We received written representations from each such person who did not file an annual report with the SEC on Form 5 that no Form 5 was due. Based on our review of the reports and representations, we believe that all required Section 16(a) reports were timely filed in 2007. However, on April 4, 2007, one late Form 4 was filed with respect to the September 21, 2006 sale of 13,200 shares of Common Stock held by a trust where Mr. Robinson, a Director, serves as co-trustee with Wachovia Bank N.A. Mr. Robinson did not participate in the timing of the decision to sell the shares.

Information About the Board of Directors and Corporate Governance

The Board is elected by the shareowners to oversee their interest in the long-term health and the overall success of the business and its financial strength. The Board serves as the ultimate decision-making body of the Company, except for those matters reserved to or shared with the shareowners. The Board selects and oversees the members of senior management, who are charged by the Board with conducting the business of the Company.

The Committee on Directors and Corporate Governance periodically reviews and assesses the Company’s corporate governance policies.

The Chairman of the Committee on Directors and Corporate Governance presides at all meetings of non-management Directors, as well as all meetings of independent Directors. These meetings of non-management Directors are held on a regular basis and include the meeting at which the evaluation of the Chief Executive Officer is conducted. The Committee on Directors and Corporate Governance leads the Board’s process of Board and Committee evaluations and carefully examines the performance and qualifications of each incumbent Director or nominee for Director before deciding whether to recommend him or her to the Board for renomination or nomination, as the case may be.

Independence Determinations

In making independence determinations, the Board observes all criteria for independence established by the SEC, the NYSE and other governing laws and regulations. The Board considers all relevant facts and circumstances in making an independence determination. To be considered independent:

•	the Director must meet the bright-line independence tests under the listing standards of the NYSE; and

•

the Board must affirmatively determine that the Director otherwise has no material relationship with the Company directly, or as an officer, shareowner or partner of an organization that has a relationship with the Company.

The Board has adopted categorical standards as part of the Company’s Corporate Governance Guidelines, which provide that the following will not be considered material relationships that would impact a Director’s independence:

1.	the Director is an executive officer or employee or any member of his or her immediate family is an executive officer of any other organization that does business with the Company and the annual sales to, or purchases from, the Company are less than $1 million or 1% of the consolidated gross revenues of such organization, whichever is more;

2.	the Director or any member of his or her immediate family is an executive officer of any other organization which is indebted to the Company, or to which the Company is indebted, and the total amount of either company’s indebtedness to the other is less than $1 million or 1% of the total consolidated assets of the organization on which the Director or any member of his or her immediate family serves as an executive officer, whichever is more;

3.	the Director is a director or trustee, but not an executive officer, or any member of his or her immediate family is a director, trustee or employee, but not an executive officer, of any other organization (other than the Company’s outside auditing firm) that does business with, or receives donations from, the Company;

4.	the Director or any member of his or her immediate family holds a less than 10% interest in any other organization that has a relationship with the Company; or

5.	the Director or any member of his or her immediate family serves as an executive officer of a charitable or educational organization which receives contributions from the Company in a single fiscal year of less than $1 million or 2% of that organization’s consolidated gross revenues, whichever is more.

The Board did not consider transactions with entities in which the Director or an immediate family member served only as a director or trustee. Nor did the Board consider transactions of less than $120,000 or transactions with entities in which the Director or an immediate family member had a less than 10% interest.

The Board, through its Committee on Directors and Corporate Governance, annually reviews all relevant business relationships any Director may have with the Company. As a result of its annual review, the Board has determined that none of the following Directors has a material relationship with the Company and, as a result, such Directors are determined to be independent: Ronald W. Allen, Cathleen P. Black, Barry Diller, Alexis M. Herman, Donald R. Keough, Donald F. McHenry, Sam Nunn, James D. Robinson III, Peter V. Ueberroth, Jacob Wallenberg and James B. Williams. None of the Directors who were determined to be independent had any relationships that were outside the categorical standards identified above.

The Board examined the Company’s relationship with The Hearst Corporation and its subsidiaries. Cathleen P. Black, one of our Directors, is Senior Vice President and a director of The Hearst Corporation. She is also Senior Vice President and a director of Hearst Communications, Inc. and President of its Hearst Magazines unit. The Board determined that the relationship was not material since (i) the amounts involved were less than 1% of the consolidated revenues of both the Company and The Hearst Corporation, (ii) the payments were for print and media advertising in the ordinary course of business, and (iii) the Company has had a relationship with The Hearst Corporation for many years prior to Ms. Black’s relationship with either the Company or The Hearst Corporation. This relationship is within the rules of the NYSE and falls within categorical standard number 1 above. The relationship is consistent with Ms. Black’s status as an independent Director.

The Board examined payments made by the Company to IAC/InterActiveCorp and its subsidiaries (“IAC”) where Barry Diller, one of our Directors, is Chairman of the Board and Chief Executive Officer. The Board determined that the relationship was not material since (i) the amounts involved were less than 1% of the consolidated revenues of both the Company and IAC, (ii) the payments were for on-line advertising in the ordinary course of business, and (iii) the Company has had a relationship with the predecessors of IAC for many years prior to Mr. Diller’s service as a Director of the Company. This relationship is within the rules of the NYSE and falls within categorical standard number 1 above. The relationship is consistent with Mr. Diller’s status as an independent Director.

The Board examined the Company’s charitable donations and sponsorships to Points of Light & Hands On Network, where Michelle Nunn, the daughter of Sam Nunn, one of our Directors, was Chief Executive Officer of Hands On Network until it merged with the Points of Light Foundation to form Points of Light & Hands On Network. She is now President of Points of Light & Hands On Network. The Board determined that this relationship was not material since (i) the amounts involved were a small percentage of the revenues or donations received by Points of Light & Hands on Network and a small percentage of the Company’s overall charitable donations and sponsorships, and (ii) the donations and sponsorships were within the Company’s philosophy of supporting local and civic organizations in the communities where we operate. This relationship is within the rules of the NYSE and falls within categorical standard number 5 above. The relationship is consistent with Mr. Nunn’s status as an independent Director.

The indirect relationship between the Company and James D. Robinson III, one of our Directors, is described on page 24. The Board determined that this relationship is not material given the indirect nature of his daughter-in-law’s interest and the fact that the Company’s business relationship with the Delaware North Companies, Inc. (“Delaware North”) has been in existence for over 75 years. The relationship is within the Company’s ordinary course of business and is within the rules of the NYSE. This relationship falls within categorical standard number 1 above. The relationship is consistent with Mr. Robinson’s status as an independent Director.

A daughter of Peter V. Ueberroth, one of our Directors, is an executive officer of the National Basketball Association (the “NBA”) with which the Company has a contractual relationship. The relationship is described on page 24. The Board determined that this indirect relationship is not material. The Company’s relationship with the NBA has been in existence since the late 1980’s, long before Mr. Ueberroth’s daughter served as an executive officer of that organization. This relationship is within the rules of the NYSE and falls within categorical standard number 1 above. The relationship is consistent with Mr. Ueberroth’s status as an independent Director.

In addition, a brother of Mr. Ueberroth is an executive officer, director, and majority owner of Preferred Hotel Group, Inc. (“Preferred Hotel Group”) with which the Company has a beverage marketing agreement. The relationship is described on page 25. The Board determined that this indirect relationship is not material since (i) the amounts involved were less than 1% of the consolidated revenues of both the Company and Preferred Hotel Group, (ii) the payments were for beverage marketing in the ordinary course of business, and (iii) Mr. Ueberroth has not had any direct or indirect beneficial interest in, or involvement as an officer or director of Preferred Hotel Group. This relationship is within the rules of the NYSE and falls within categorical standard number 1 above. The relationship is consistent with Mr. Ueberroth’s status as an independent Director.

The independent Directors, who constitute a majority of the Board of Directors, are identified by an asterisk on the next table. Even though he is not currently determined to be independent, Herbert A. Allen has contributed greatly to the Board of Directors and the Company through his wealth of experience, expertise and judgment.

The Board and Board Committees

In 2007, the Board of Directors held seven meetings and Committees of the Board of Directors held a total of 36 meetings. Overall attendance at such meetings was approximately 96%. Each Director attended more than 75% of the aggregate of all meetings of the Board of Directors and the Committees on which he or she served during 2007.

The Board of Directors has an Audit Committee, a Compensation Committee, a Committee on Directors and Corporate Governance, an Executive Committee, a Finance Committee, a Management Development Committee and a Public Issues and Diversity Review Committee. The Board of Directors has adopted a written charter for each of these Committees. The Company has adopted a Code of Business Conduct for Non-Employee Directors. In addition, the Company has adopted a Code of Business Conduct applicable to the Company’s employees, including the Named Executive Officers. The full text of each Committee charter, the Company’s Corporate Governance Guidelines and the Company’s Codes of Business Conduct are available on the Company’s website located at www.thecoca-colacompany.com.

The following table describes the current members of each of the Committees and the number of meetings held during 2007.

	AUDIT	COMPENSATION	DIRECTORS AND CORPORATE GOVERNANCE	EXECUTIVE	FINANCE	MANAGEMENT DEVELOPMENT	PUBLIC ISSUES AND DIVERSITY REVIEW
Herbert A. Allen				X	X	X
Ronald W. Allen*	X	X
Cathleen P. Black*		Chair					X
Barry Diller*			X		X	X
Alexis M. Herman*[1]		X					X
E. Neville Isdell				Chair
Donald R. Keough*						Chair	X
Donald F. McHenry*	X		X				Chair
Sam Nunn*					X		X
James D. Robinson III*		X	Chair			X
Peter V. Ueberroth*	Chair				X
Jacob Wallenberg*[2]			X				X
James B. Williams*[3]	X			X	Chair	X
Number of Meetings	9	8	5	1	5	4	4

* Independent Directors

1 Ms. Herman began her service as a Director on October 18, 2007.

2 Mr. Wallenberg began his service as a Director on January 1, 2008.

3 The Board of Directors has appointed Mr. Williams to the Audit Committee even though he serves on the audit committees of three other public companies. The Board of Directors believes its decision is in the best interests of shareowners. Mr. Williams is retired. The other three companies are related in that they share a common management and are under common control and so service is less burdensome than would be the case for three unrelated public companies. Mr. Williams’ experience and knowledge of the Company are very helpful to the Audit Committee.

The Audit Committee

Under the terms of its charter, the Audit Committee represents and assists the Board in fulfilling its oversight responsibility relating to the integrity of the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function and the annual independent audit of the Company’s financial statements. The Audit Committee also oversees the Company’s compliance with legal and regulatory requirements and its ethics program, the independent auditors’ qualifications and independence, the performance of the Company’s internal audit function and the performance of its independent auditors. In fulfilling its duties, the Audit Committee, among other things, shall:

•	have the sole authority and responsibility to hire, evaluate and, where appropriate, replace the independent auditors;

•

meet and review with management and the independent auditors the interim financial statements and the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations prior to the filing of the Company’s Quarterly Reports on Form 10-Q;

•

meet and review with management and the independent auditors the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareowners) including (i) their judgment about the quality, not just acceptability, of the Company’s accounting principles, including significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (ii) the clarity of the disclosures in the financial statements; and (iii) the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations, including critical accounting policies;

•	review and discuss with management, the internal auditors and the independent auditors the Company’s policies with respect to risk assessment and risk management;

•

review and discuss with management, the internal auditors and the independent auditors the Company’s internal controls, the results of the internal audit program, and the Company’s disclosure controls and procedures, and quarterly assessment of such controls and procedures;

•

establish procedures for handling complaints regarding accounting, internal accounting controls and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters;

•	review and discuss with management, the internal auditors and the independent auditors the overall adequacy and effectiveness of the Company’s legal, regulatory and ethical compliance programs; and

•	consider issues involving any related party transactions with the Chief Executive Officer and any holder of more than five percent of any class of the Company’s voting securities.

Each member of the Audit Committee meets the independence requirements of the NYSE, the 1934 Act and the Company’s Corporate Governance Guidelines. Each member of the Audit Committee is financially literate, knowledgeable and qualified to review financial statements. The “audit committee financial expert” designated by the Board is Peter V. Ueberroth.

The Compensation Committee

Under the terms of its charter, the Compensation Committee has overall responsibility for evaluating and approving compensation plans, policies and programs of the Company applicable primarily to elected officers and senior executives of the Company. In fulfilling its duties, the Compensation Committee, among other things, shall:

•	measure the Chief Executive Officer’s performance against his goals and objectives pursuant to the Company plans;

•	determine the compensation of the Chief Executive Officer after considering the evaluation by the Board of Directors of his performance;

•	review and approve compensation of elected officers and all senior executives based on their evaluations, taking into account the evaluation by the Chief Executive Officer;

•

review and approve any employment agreements, severance arrangements, retirement arrangements, change in control agreements/provisions, and any special or supplemental benefits for each elected officer and senior executive of the Company;

•	have the authority to modify or amend all non-equity plans designed and intended to provide compensation primarily for elected officers and senior executives of the Company;

•

have the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of the Chief Executive Officer’s, senior executives’ or elected officers’ compensation and approve the consultant’s fees and other retention terms;

•	make any recommendations to the Board regarding adoption of equity plans; and

•	have the authority to modify or amend all equity plans.

The Compensation Committee also makes decisions that affect a larger group of employees. The Compensation Committee approves proposed plans and rewards systems. When the Compensation Committee approves financial targets and determines payments under the annual incentive plan, it is doing so for all employees eligible to participate in the plan, including senior executives. The Compensation Committee also approves all stock option awards and all awards of restricted stock and performance share units that also may be awarded to employees who are not elected officers or senior executives.

To assist the Compensation Committee with its responsibilities, it has retained the services of the compensation consulting firm, Towers Perrin. The consultant reports to Cathleen P. Black, the Compensation Committee Chair. Additional information regarding the Compensation Committee’s engagement of Towers Perrin is disclosed on page 42.

Each member of the Compensation Committee meets the independence requirements of the NYSE, the Internal Revenue Code of 1986, as amended (the “Tax Code”), and the Company’s Corporate Governance Guidelines.

The Committee on Directors and Corporate Governance

Under the terms of its charter, the Committee on Directors and Corporate Governance is responsible for considering and making recommendations concerning the function and needs of the Board, and the review and development of corporate governance guidelines. In fulfilling its duties, the Committee on Directors and Corporate Governance, among other things, shall:

•	seek individuals qualified to be Board members consistent with criteria established by the Board including evaluating persons suggested by shareowners or others;

•	recommend to the Board director nominees for the next annual meeting of shareowners;

•	oversee the evaluation of the Board and management;

•	gather and review information for the annual evaluation of the Chief Executive Officer to be presented to the Board for discussion and review;

•	periodically review and reassess the adequacy of the Company’s Corporate Governance Guidelines and recommend any changes to the Board for approval;

•	consider issues involving related party transactions with Directors and similar issues;

•	have the authority to employ consultants or advisors to evaluate Director compensation and to approve consulting fees and other terms of such engagement; and

•	review and recommend all matters pertaining to fees and retainers paid to Directors.

The Chairman of the Committee on Directors and Corporate Governance presides at all meetings of non-management Directors, including the meeting in which the Chief Executive Officer’s performance is evaluated, and at all meetings of independent Directors. The current Chairman of the Committee on Directors and Corporate Governance is James D. Robinson III.

Each member of the Committee on Directors and Corporate Governance meets the independence requirements of the NYSE and the Company’s Corporate Governance Guidelines.

In 2007, the Committee on Directors and Corporate Governance engaged the consulting firm Watson Wyatt Worldwide to perform a benchmarking survey on director compensation within the Company’s peer group as described on page 41. The Committee on Directors and Corporate Governance did not request a recommendation on compensation from Watson Wyatt Worldwide.

The Executive Committee

Under the terms of its charter, the Executive Committee has the authority to exercise the power and authority of the Board between meetings, except the powers reserved for the Board or the shareowners by Delaware Law.

The Finance Committee

Under the terms of its charter, the Finance Committee helps the Board fulfill its responsibilities relating to oversight of the Company’s financial affairs. In fulfilling its duties, the Finance Committee, among other things, shall:

•	formulate and recommend for approval to the Board the financial policies of the Company;

•	maintain oversight of the budget and financial operations of the Company;

•	review and recommend capital expenditures to the Board;

•	evaluate the performance of and returns on approved capital expenditures; and

•	recommend dividend policy to the Board.

The Management Development Committee

Under the terms of its charter, the Management Development Committee helps the Board fulfill its responsibilities relating to succession planning and oversight of talent development for senior positions.

The Public Issues and Diversity Review Committee

Under the terms of its charter, the Public Issues and Diversity Review Committee helps the Board fulfill its responsibilities relating to public issues and diversity. In fulfilling its duties, the Public Issues and Diversity Review Committee, among other things, shall:

•	review the Company’s policy and practice relating to significant public issues of concern to shareowners, the Company, the business community and the general public;

•

monitor the Company’s progress towards its overall diversity goals, compliance with its responsibilities as an equal opportunity employer and compliance with any legal obligation arising out of employment discrimination class action litigation; and

•	review and recommend the Board’s position on shareowner proposals in the annual proxy statement.

Director Nominations

The Committee on Directors and Corporate Governance will consider recommendations for directorships submitted by shareowners. Shareowners who wish the Committee on Directors and Corporate Governance to consider their recommendations for nominees for the position of Director should submit their recommendations in writing to the Committee on Directors and Corporate Governance in care of the Office of the Secretary, The Coca-Cola Company, P.O. Box 1734, Atlanta, Georgia 30301. Recommendations by shareowners that are made in accordance with these procedures will receive the same consideration by the Committee on Directors and Corporate Governance as other suggested nominees.

In its assessment of each potential candidate, including those recommended by shareowners, the Committee on Directors and Corporate Governance reviews the nominee’s judgment, integrity, experience, independence, understanding of the Company’s business or other related industries and such other factors the Committee on Directors and Corporate Governance determines are pertinent in light of the current needs of the Board. Diversity of race, ethnicity, gender and age are factors in evaluating candidates for Board membership. The Committee on Directors and Corporate Governance also takes into account the ability of a Director to devote the time and effort necessary to fulfill his or her responsibilities to the Company.

Nominees may be suggested by Directors, members of management, shareowners or, in some cases, by a third-party firm. In identifying and considering candidates for nomination to the Board, the Committee on Directors and Corporate Governance considers, in addition to the requirements set out in the Company’s Corporate Governance Guidelines and its charter, quality of experience, the needs of the Company and the range of talent and experience already represented on the Board.

The Committee on Directors and Corporate Governance sometimes uses the services of a third-party executive search firm to assist it in identifying and evaluating possible nominees for Director. The Company has engaged the firm Egon Zehnder International to assist in the development and execution over time of a Board succession plan.

Certain Related Person Transactions

Herbert A. Allen

Herbert A. Allen, one of our Directors, is President, Chief Executive Officer and a Director of Allen & Company Incorporated (“ACI”) and a principal shareowner of ACI’s parent. ACI is an indirect equity holder of Allen & Company LLC (“ACL”). ACI transferred its investment and financial advisory services business to ACL in September 2002.

ACI has leased and subleased office space since 1977 in a building owned by one of our subsidiaries and located at 711 Fifth Avenue, New York, New York. In June 2005, ACI assigned the lease and sublease to ACL. In 2007, ACL paid approximately $4.5 million in rent and related expenses and it is expected that ACL will pay a similar amount in 2008 under the terms of the current lease. In the opinion of management, the terms of the lease, which were modified in 2002, are fair and reasonable and as favorable to the Company as those that could have been obtained from unrelated third parties at the time of the execution of the lease.

In 2007, the Company paid ACL $1,000,000 for financial advisory services it provided in connection with a potential transaction. In the opinion of management, the terms of the financial advisory services arrangement are fair and reasonable and as favorable to the Company as those that could be obtained from unrelated third parties.

James D. Robinson III

A daughter-in-law of James D. Robinson III, one of our Directors, has an indirect minority equity interest in Delaware North. Pursuant to certain long-term agreements, the Company is the preferred beverage supplier for Delaware North. In addition, the Company has a sponsorship agreement with Delaware North relating to the TD Banknorth Garden in Boston. In 2007, the Company paid Delaware North and its subsidiaries approximately $3.2 million in marketing and sponsorship payments in the ordinary course of business. In 2007, Delaware North and its subsidiaries made payments totaling approximately $4.8 million to the Company directly and through bottlers and other agents to purchase fountain syrups and other products in the ordinary course of business. The Company has had a relationship with Delaware North for over 75 years. In the opinion of management, the terms of the agreements are fair and reasonable and as favorable to the Company as those which could have been obtained from unrelated third parties at the time of the execution of the agreements. Mr. Robinson receives no benefit from this relationship.

Peter V. Ueberroth

A daughter of Peter V. Ueberroth, one of our Directors, is an executive officer of the NBA. The Company and the NBA have entered into a marketing agreement. The Company made payments totaling approximately $8.2 million to the NBA in 2007 for marketing, media placement, advertising, sponsorship, and tickets in the ordinary course of business. The Company has had a relationship with the NBA since the late 1980’s. In the opinion of management, the terms of the agreement are fair and reasonable. Mr. Ueberroth receives no benefit from this relationship.

In addition, a brother of Mr. Ueberroth is an executive officer, director and majority owner of Preferred Hotel Group. The Company and Preferred Hotel Group have entered into a beverage marketing agreement. The Company made payments totaling approximately $153,000 to Preferred Hotel Group in 2007 for beverage marketing services in the ordinary course of business. In the opinion of management, the terms of the agreement are fair and reasonable and as favorable to the Company as those which could have been obtained from unrelated third parties. Mr. Ueberroth receives no benefit from this relationship.

Berkshire Hathaway

Berkshire Hathaway is a significant shareowner of the Company. McLane Company, Inc. (“McLane”) is a wholly owned subsidiary of Berkshire Hathaway. In 2007, McLane made payments totaling approximately $123 million to the Company to purchase fountain syrup and other products in the ordinary course of business. Also in 2007, McLane received from the Company approximately $7 million in agency commissions and marketing payments relating to the sale of the Company’s products to customers in the ordinary course of business. This business relationship was in place for many years prior to Berkshire Hathaway’s acquisition of McLane in 2003, is fair and reasonable, and is on terms substantially similar to the Company’s relationships with other customers.

International Dairy Queen, Inc. (“IDQ”) is a wholly owned subsidiary of Berkshire Hathaway. In 2007, IDQ and its subsidiaries made payments totaling approximately $2.4 million to the Company directly and through bottlers and other agents to purchase fountain syrup and other products in the ordinary course of business. Also in 2007, IDQ and its subsidiaries received promotional and marketing incentives based on the volume of both corporate and franchised stores, totaling approximately $754,000 from the Company and its subsidiaries in the ordinary course of business. This business relationship was in place for many years prior to Berkshire Hathaway’s acquisition of IDQ, is fair and reasonable, and is on terms substantially similar to the Company’s relationships with other customers.

FlightSafety International, Inc. (“FlightSafety”) is a wholly owned subsidiary of Berkshire Hathaway. In 2007, the Company paid FlightSafety approximately $723,000 for providing pilot, flight attendant and mechanic training services to the Company in the ordinary course of business. In the opinion of management, the terms of the FlightSafety agreement under which these services are provided are fair and reasonable, and as favorable to the Company as those which could have been obtained from unrelated third parties at the time of the execution of the agreement.

XTRA Corporation is a wholly owned subsidiary of Berkshire Hathaway. In 2007, the Company paid approximately $233,000 to XTRA Corporation for the rental of trailers used to transport and store product in the ordinary course of business. In the opinion of management, the terms of the lease are fair and reasonable, and as favorable to the Company as those which could have been obtained from unrelated third parties at the time of the execution of the lease.

Berkshire Hathaway holds a significant equity interest in Moody’s Corporation (“Moody’s”). In 2007, the Company paid fees of approximately $234,000 to a subsidiary of Moody’s for rating our commercial paper programs and other services in the ordinary course of business. Also in 2007, the Company paid fees of $370,000 to a subsidiary of Moody’s for rating the Company’s offering of debt securities. The relationship with Moody’s Corporation is fair and reasonable and is on terms substantially similar to the Company’s relationships with similar companies.

Berkshire Hathaway also holds a significant equity interest in American Express Company (“American Express”). In 2007, the Company paid fees of approximately $709,000 for credit card memberships, business travel and other services in the ordinary course of business to American Express or its subsidiaries. The Company received from American Express approximately $813,000 in rebates and incentives in the ordinary course of business. The relationship with American Express is fair and reasonable.

Business Wire, Inc. (“Business Wire”) is a wholly owned subsidiary of Berkshire Hathaway. In 2007, the Company paid approximately $150,000 to Business Wire to disseminate news releases for the Company in the ordinary course of business. This business relationship was in place prior to Berkshire Hathaway’s acquisition of Business Wire in 2006, is fair and reasonable, and is on terms as favorable to the Company as those which could have been obtained from unrelated third parties.

Approval of Related Person Transactions

Our policies and procedures regarding related person transactions are in writing in the committee charters for the Committee on Directors and Corporate Governance and the Audit Committee, and in our Codes of Business Conduct. These documents can be found on the Company’s website, www.thecoca-colacompany.com, under the Investors’ section.

A “Related Person Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and, as relates to Directors or shareowners who have an ownership interest in the Company of more than 5%, the amount involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect material interest. Under our policy, there is no threshold amount applicable to executive officers with regard to Related Person Transactions.

A “Related Person” means:

•	any person who is, or at any time during the applicable period was, a Director of the Company or a nominee for Director or an executive officer;

•	any person who is known to the Company to be the beneficial owner of more than 5% of the Common Stock;

•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Director, nominee for Director, executive officer or more than 5% beneficial owner of the Common Stock, and any person (other than a tenant or employee) sharing the household of such Director, nominee for Director, executive officer or more than 5% beneficial owner of the Common Stock; and

•

any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

Related Person Transactions Involving Directors

In general, the Company will enter into or ratify Related Person Transactions only when the Board of Directors, acting through the Committee on Directors and Corporate Governance, determines that the Related Person Transaction is reasonable and fair to the Company.

When a new Related Person Transaction is identified, it is brought to the Committee on Directors and Corporate Governance to determine if the proposed transaction is reasonable and fair to the Company. The Committee on Directors and Corporate Governance considers, among other things, the evaluation of the transaction by employees directly involved and the recommendation of the Chief Financial Officer.

However, many transactions that constitute Related Person Transactions are ongoing and some arrangements predate any relationship with the Director or predate the Director’s relationship with the Company. For example, ACI’s lease of space at 711 Fifth Avenue predates Mr. Herbert Allen’s service as a Director and was in place when the Company acquired the property as part of the purchase of Columbia Pictures in 1982.

When a transaction is ongoing, any amendments or changes are reviewed and the transaction is reviewed annually for reasonableness and fairness to the Company.

Identifying possible Related Person Transactions involves the following procedures in addition to the completion and review of the customary Directors’ Questionnaires.

The Company annually requests each Director to verify and update the following information:

•	a list of entities where the Director is an employee, director or executive officer;

•	each entity where an immediate family member of a Director is an executive officer;

•

each firm, corporation or other entity in which the Director or an immediate family member is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest; and

•	each charitable or non-profit organization where the Director or an immediate family member is an employee, executive officer, director or trustee.

A nominee for Director also is required to provide the Company with the foregoing information.

Related Person Transactions Involving Executive Officers

Any Related Person Transaction involving an executive officer must be preapproved by the Chief Executive Officer. Any such transaction involving the Chief Executive Officer must be submitted to the Audit Committee for approval.

Related Person Transactions Involving Shareowners With More Than Five Percent Ownership

The process for evaluating transactions involving a shareowner who has an ownership interest of more than 5% is essentially the same as that employed for Directors, except that the transactions are submitted to the Audit Committee for approval. The shareowner who has an ownership interest of more than 5% is requested to complete a Principal Shareowner Questionnaire that is similar to questionnaires completed by Directors and executive officers.

Verification Process

When the Company receives the requested information, the Company compiles a list of all such persons and entities, including all subsidiaries of the entities identified. The Office of the Secretary reviews the updated list and expands the list if necessary, based on a review of SEC filings, Internet searches and applicable websites.

Once the list of persons and entities, generally totaling over 3,000 entities when shareowners who have an ownership interest of more than 5% are included, has been reviewed and updated, it is distributed within the Company to identify any potential transactions. This list also is sent to each of the Company’s approximately 360 accounting locations to be compared to the lists of payables and receivables.

All ongoing transactions, along with payment and receipt information, are compiled for each person and entity. The information is reviewed and relevant information is presented to the Committee on Directors and Corporate Governance or the Audit Committee, as the case may be, in order to obtain approval or ratification of the transactions and to review in connection with its recommendations to the Board on the independence determinations of each Director.

DIRECTOR COMPENSATION

In 2006, the Board of Directors adopted the Directors’ Plan in order to link the pay of the Directors more closely with the interests of shareowners. The Directors’ Plan ties the Directors’ pay to the Company’s performance over a three-year period. If performance goals are not met, the Directors receive nothing. No meeting, attendance or committee chair fees are paid. Executive officers do not play any role in determining or recommending the amount of Director compensation.

How does the Directors’ Plan work?

Under the Directors’ Plan, the Board of Directors, with input from the Committee on Directors and Corporate Governance, sets a performance goal for a three-year period. Every year, each Director, except a new Director, is credited with share units. The number of share units is equal to the number of shares of Common Stock that could be purchased on the first day of the first regularly-scheduled Board meeting, which occurs in February, with $175,000. When a dividend is paid on Common Stock, the number of units is increased by the number of shares of Common Stock that could be purchased with the amount of the dividend on the dividend payment date. If the performance goal is met at the end of the three-year period, the Directors are paid in cash an amount equal to the number of units multiplied by the market value of a share of Common Stock on the date the Audit Committee certifies performance results. If the goal is not met, no payment is made.

What happens if a Director leaves the Board before the end of the three-year period?

The share units do not vest upon termination of service as a Director. If a Director does not continue to serve as a Director, the share units credited to his or her account for each performance period in progress are prorated based on the amount of time in the performance period he or she served as a Director. Thus, for example, if a Director leaves after the first year of the performance period, he or she would be entitled to one-third of the payment made to the Directors who served for the entire three-year period. Any Director who leaves prior to the end of the performance period would receive such prorated payment only after the three-year performance period had ended and only if the goal had been met.

How are new Directors treated?

The Board determined that new Directors would be paid $175,000 for their first 12 months of service, and then participate in the performance portion of the Directors’ Plan on the same terms as the other Directors. For example, Ms. Herman joined the Board in October 2007. She will be paid $175,000 in cash in quarterly installments over the first 12-month period of service. Thereafter, she will participate in the performance portion of the Directors’ Plan for the performance period beginning in 2008, but her share units will be prorated. Assuming that the performance goal for the 2008–2010 performance period is met, she would receive approximately 26/36th of the payment made to ongoing Directors who were paid for the entire three-year period.

Can the Directors defer any of the payment they receive?

The Directors’ Deferral Plan provides that non-management Directors may elect to defer receipt of all or part of the cash settlement of the share units, if earned, under the Directors’ Plan until the year following the year they leave the Board. If a Director defers the payout of the share units, the amount that would have been paid is credited to an account under the Directors’ Deferral Plan. Each Director elects to have his or her account credited with earnings as if the account is invested in share units or cash. Cash deferrals are credited with interest at the prime lending rate of SunTrust Bank. Share units are credited with hypothetical dividends and appreciate (or depreciate) as would an actual share of Common Stock purchased on the deferral date. Both cash deferrals and share unit deferrals will be paid in cash. The Directors’ Deferral Plan does not provide for above market or preferential earnings (as those terms are defined by the SEC).

How are the plans in progress performing?

As of December 31, 2007, there were two performance periods ongoing under the Directors’ Plan: the 2006–2008 performance period and the 2007–2009 performance period. For the 2007–2009 performance period, the share units were credited based on the value of Common Stock on February 15, 2007. The number of units credited to each Director at the beginning of that period was 3,658.

For both the 2006–2008 performance period and the 2007–2009 performance period, the Board set a target of 8% compound annual growth in earnings per share. For the 2007–2009 performance period, the Company’s 2006 earnings per share of $2.37 is used as the base for this calculation. For the 2006–2008 performance period, the Company’s 2005 earnings per share of $2.17 is used as the base for this calculation. For both performance periods, the calculation of earnings per share growth is adjusted for significant structural changes, accounting changes, and non-recurring charges and gains. The Audit Committee must approve and certify any adjustments. These adjustments are intended to provide a consistent year-to-year comparison. In February 2009, the Audit Committee will review and certify the Company’s earnings per share performance for the 2006–2008 performance period. In February 2010, the Audit Committee will review and certify the Company’s earnings per share performance for the 2007–2009 performance period. Currently, it is anticipated that the targets for both periods will be met.

As of December 31, 2007, each Director, except Ms. Herman and Mr. Wallenberg, who began his service as a Director on January 1, 2008, had 8,204 total share units, with a total aggregate value of $503,479. These share units relate to the two performance periods, as follows:

	Share Units as of December 31, 2007	Payment Date	Value as of December 31, 2007
2006–2008 Performance Period	4,455	February 2009, if the performance goal is met	$273,403
2007–2009 Performance Period	3,749	February 2010, if the performance goal is met	$230,076

Director Compensation in 2007

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Herbert A. Allen	$ 0	$189,072	$ 0	$ 0	$ 0	$ 3	$189,075
Ronald W. Allen	0	189,072	0	0	0	615	189,687
Cathleen P. Black	0	189,072	0	0	0	357	189,429
Barry Diller	0	189,072	0	0	0	357	189,429
Alexis M. Herman	43,750	0	0	0	0	3	43,753
Donald R. Keough	0	189,072	0	0	0	3	189,075
Donald F. McHenry	0	189,072	0	0	0	1,036	190,108
Sam Nunn	0	189,072	0	0	0	20,164	209,236
James D. Robinson III	0	189,072	0	0	0	1,036	190,108
Peter V. Ueberroth	0	189,072	0	0	0	12,164	201,236
James B. Williams	0	189,072	0	0	0	17,319	206,391

No employee who serves as a Director is paid for those services. Mr. Wallenberg began his service as a Director on January 1, 2008 and therefore is not included in the table above.

Fees Earned or Paid in Cash (Column (b))

Other than Ms. Herman, no Director received any cash payment for services in 2007. As a new Director, Ms. Herman received cash compensation instead of participating in the performance portion of the Directors’ Plan, as described in the narrative above. The amount reported in the Fees Earned or Paid in Cash column for Ms. Herman reflects the cash amount paid for 2007.

Stock Awards (Column (c))

The amounts reported in the Stock Awards column reflect the expense associated with each Directors’ share units under the Directors’ Plan, calculated in accordance with the provisions of Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), “Share Based Payment” (the “Equity Accounting Rules”). Even though the units may be forfeited, the amounts reported do not reflect this contingency. The amounts reported reflect the expense for a portion of each of the two performance periods since the three-year performance periods overlap. The total amount represents $112,373 for the 2006–2008 performance period and $76,699 for the 2007–2009 performance period. The expense is determined by dividing the number of share units for each three-year period by three and then multiplying that number by the average of the high and low prices of the Common Stock on the reporting date. The expense is recorded if the Company’s internal projections determine that it is probable that the performance goal will be met. The value of the share unit awards on February 15, 2007, the grant date, was $175,000.

All Other Compensation (Column (g))

The amounts reported in the All Other Compensation column reflect the premiums for business travel accident insurance, life insurance (including accidental death and dismemberment coverage), medical and dental insurance, and Company matching gifts to non-profit organizations for Directors who participated in that program.

For Directors who elected coverage prior to 2006, the Company provides health and dental insurance coverage on the same terms and cost as available to U.S. employees and life insurance coverage, which includes $30,000 term life insurance and $100,000 group accidental death and dismemberment insurance. The premiums for life insurance (including accidental death and dismemberment) were: for each of Messrs. Ronald Allen, Nunn and Ueberroth, $611; for both Ms. Black and Mr. Diller, $354; and for each of Messrs. McHenry, Robinson and Williams, $1,033. Group travel accident insurance coverage of $200,000 is provided to all Directors while traveling on Company business, at a Company cost of $3 per Director. The total cost for these insurance benefits to all of the non-management Directors in 2007 was $37,059.

The Directors are eligible to participate in the Company’s matching gifts program. In 2007, this program matched up to $4,000 of charitable contributions to tax-exempt arts, cultural, or educational organizations, on a two for one basis. The total cost of matching contributions on behalf of the Directors for 2007 was $16,000.

The Company also provides its products to Directors. The total cost of Company products provided during 2007 to all of the non-management Directors was approximately $7,000.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

We pay for performance. By this, we mean that rewards are not paid when results are not delivered. Likewise, we provide increased rewards for extraordinary results. In 2007, the Company’s total return to shareowners, representing share price appreciation and dividends, was 30%. This total return ranks in the top quartile of the Company’s peer group as set forth on page 41. Executive compensation in 2007 reflected this strong performance. The Company’s pay for performance philosophy was evident in the specific elements of compensation in 2007 as follows:

•

Annual Incentive: Performance exceeded targets under the annual incentive plan and, as a result, payments from the annual incentive plan were above the target amount, but below the maximum amount, as plan participants, including the Named Executive Officers, were rewarded for excellent performance.

•

Long-Term Equity Compensation: The Company’s strong performance also contributed to the probability of meeting or exceeding targets for the ongoing performance share unit programs. In addition, because of share price appreciation, the value of outstanding stock options increased. At the same time, however, when the Compensation Committee certified the performance results in February 2007 for the 2004–2006 performance period, one-third of the performance share units were forfeited because the performance targets for the three-year period were not fully met. In addition, in October 2007, 8,918,533 options granted in 1997, including options held by the Named Executive Officers, expired unexercised because the market value of a share of Common Stock did not exceed the exercise price at that time.

Generally, we have no employment contracts with our executives or employees, unless required or customary based on local law or practice. With respect to the Named Executive Officers, we have a contract only with Mr. Reyes since all of our employees in Mexico have employment contracts in accordance with Mexican law.

As these results illustrate, our compensation programs contribute to a high-performing culture and help focus employees, including the Named Executive Officers, on delivering results that drive sustainable growth.

Overall Compensation Philosophy and Objectives

Our compensation philosophy is to drive and support the Company’s long-term goal of sustainable growth and total shareowner return by paying for performance. By “sustainable growth,” we mean investing in our long-term opportunities while meeting our short-term commitments.

We have a global compensation framework that is designed to ensure that:

•	our rewards reinforce a high-performing culture;

•	we develop our employees to their highest potential;

•	we focus on those programs that will drive sustainable growth and that employees value; and

•	we have a common and transparent approach for decision-making with respect to compensation decisions.

We design our compensation programs to:

•	make clear the relationship between the performance of each of our employees, including the Named Executive Officers, and the Company’s overall performance;

•	pay for performance and behaviors that reinforce the values underlying our “Manifesto for Growth,” including leadership, passion, integrity, accountability, collaboration, innovation and quality;

•	be transparent in intent and simple in design; and

•

optimize our investment in labor costs by investing in those plans that not only drive business performance but that are competitive and valued by our employees, including the Named Executive Officers.

We have designed our programs to ensure that a significant portion of executive compensation is at risk, subject to performance criteria aligned with creating return for our shareowners. Our approach is more fully explained below.

Elements of Compensation

Each element of our compensation programs is intended to encourage and foster the following results and behaviors:

Total direct compensation is comprised of base salary, annual incentives and long-term equity compensation.

Decision-Making Process and Role of Executive Officers

The following chart provides an overview of how compensation decisions are made for the Named Executive Officers, including the role of executive officers.

Annual Compensation

Base Salary.    We pay base salary to attract talented executives and provide a fixed base of cash compensation. Base salary guidelines for the executive officers are set by the Compensation Committee, based on their subjective determination, after considering:

•	competitive market data;

•	internal equity and affordability;

•	the employee’s current compensation; and

•	individual performance.

As described in the “Benchmarking” section on page 41 below, we use a peer group of companies to determine the competitiveness of base salaries. Since several other elements of compensation are driven by base salary, the Compensation Committee is careful to set the appropriate level of base salary. We do not seek to set the base salary of any employee, including any Named Executive Officer, at a certain multiple of the salary of another specified employee.

Internal equity in this context means ensuring that employees with similar responsibilities, experience and historical performance are rewarded comparably. Affordability is also used in determining base salaries and annual increases. What we pay our employees, including the Named Executive Officers, eventually is factored into the price of our products. We look at base salary, annual incentive opportunities and long-term incentive awards to understand whether total direct compensation is competitive and affordable.

For each position in the Company, including the Named Executive Officers’ positions, we assign a job grade based on job duties and responsibilities. Each job grade has a salary range. When adjusting base salaries, annual increases are awarded based on the Compensation Committee’s assessment of the employee’s experience, performance for the previous year, and performance versus peers in comparable roles. These increases generally are awarded within a pre-established range approved by the Compensation Committee. We seek to provide the highest performing employees the highest rewards.

In general, there are three situations that may warrant an adjustment to base pay: annual merit increases, promotions or changes in role, and market adjustments.

Annual merit increases. The Compensation Committee reviews potential merit increases in February and merit increases, if any, are usually effective April 1. Annual merit increases are not guaranteed and adjustments take into account the individual’s performance, responsibilities, experience, as well as internal equity and external market practices that are discussed under “Benchmarking” below. Individual increases are determined after a case-by-case evaluation by the employee’s manager. This is intended to encourage executives to meet their personal goals, which include developing talent, personal skill development and similar goals.

The Chief Executive Officer and the President evaluate recommendations for each of the other Named Executive Officers and submit them to the Compensation Committee for final review and approval. The Compensation Committee relies to a large extent on the Chief Executive Officer’s and President’s evaluation of the other Named Executive Officers’ performance.

Promotions or changes in role. We also may recommend a salary increase to recognize an increase in responsibilities resulting from a change in an employee’s role or a promotion to a new position. We carefully consider new responsibilities, external pay practices and internal equity in addition to past performance and experience when making such salary changes.

Market adjustments. Market adjustments are awarded to individuals who are performing successfully when we recognize a significant gap between the market data and the individuals’ base salaries. These gaps can be driven by inflation or by scarce supply of talent for a particular role. In general, market adjustments are determined as part of the annual merit review process.

Actions taken in 2007. The Compensation Committee reviewed external market data to ensure that Mr. Isdell’s salary remained competitive. The full Board also reviewed Mr. Isdell’s performance against his individual goals. Based on these reviews, the Compensation Committee increased Mr. Isdell’s base salary by 10% effective April 1, 2007. An increase of 10% was deemed appropriate because of Mr. Isdell’s strong performance, because he had not received an increase in base salary since he was appointed Chief Executive Officer in 2004, and because market data indicated higher base salaries for CEO positions.

As previously disclosed, Mr. Kent was promoted to President and Chief Operating Officer in December 2006. As a result, the Compensation Committee approved a 25% increase to Mr. Kent’s base salary effective January 1, 2007. This increase included an annual merit increase and an amount to recognize his promotion.

The Chief Executive Officer and the President reviewed business and individual performance for the other Named Executive Officers. Based on this review, they proposed to the Compensation Committee the following, which were approved:

•	a 12% increase effective April 1, 2007 to Mr. Fayard, which included an annual merit increase and an adjustment to better align his salary with the market, based on a review of the peer group;

•

Mr. Finan’s salary was increased 23% in December 2006, effective January 1, 2007, which included both a merit increase and an adjustment to better align his salary with the market, based on his increased responsibilities and a market review of similar positions; and

•	a 5.5% increase effective April 1, 2007 to Mr. Reyes reflecting an annual merit increase.

Annual Incentive.    As a component of total compensation, the Compensation Committee chooses to pay annual incentives to drive the achievement of key results for the business and to recognize business units and individuals based on their contributions to those results. The Compensation Committee recognizes that short-term results contribute to achieving long-term goals. The amount of the annual incentive payout to all eligible employees, including the Named Executive Officers, is determined based on a formula. This formula is:

Base Salary X Annual Incentive Target % X Business Performance Factor % X Personal Performance Factor %

To illustrate how the formula works, assume that a Named Executive Officer had a base salary of $650,000 and an annual incentive target of 125% of base salary. Hypothetically, assume that actual performance resulted in a 115% Business Performance Factor and the executive’s Personal Performance Factor was 105%. Using these hypothetical assumptions, the Named Executive Officer’s annual incentive payout would be:

Base Salary		Annual Incentive Target (% of base salary)		Hypothetical Business Performance Factor		Hypothetical Personal Performance Factor		Total Annual Incentive
$650,000	X	125%	X	115%	X	105%	=	$981,094

Each of these factors are described in more detail below.

Annual Incentive Target. The Annual Incentive Target percentage of base salary is determined by each executive’s job grade and is consistent throughout the world for a particular job grade. For 2007, the Annual Incentive Targets for the Named Executive Officers were:

Mr. Isdell	200%
Mr. Kent	175%
Mr. Fayard	125%
Mr. Finan	125%
Mr. Reyes	125%

Business Performance Factor. The Business Performance Factor percentage is the result of measuring actual results against pre-established business objectives that are set in February for the upcoming year. The Compensation Committee typically selects two or three key business performance measures that will focus participants, including the Named Executive Officers, on behaviors that will drive long-term sustainable growth. The measures may be different for the Company as a whole and for the operating units. Our annual incentive plan includes a wide variety of shareowner-approved measures of business performance from which the Compensation Committee may choose to establish the performance targets for the year. These are described on page 75.

Depending on the Named Executive Officer’s responsibilities, the Business Performance Factor is measured and determined based solely on Company-wide performance, or a combination of Company and operating group performance. For 2007, the annual incentives for all of the Named Executive Officers, except Mr. Reyes, were based on Company-wide performance because their responsibilities are substantially for the Company as a whole. Mr. Reyes’ annual incentive was based 50% on Company-wide performance and 50% on Latin America Group results because he is responsible for the Latin America Group.

For 2007, the Compensation Committee chose volume and net income as performance measures for the Company as a whole, and volume and profit before tax as the performance measures for the operating units. These measures were chosen because they are correlated to long-term sustainable growth in our business and are aligned with our strategic plan. In addition, in order to achieve more than 100% of target on the volume measure, a minimum level of performance with respect to volume must be achieved for specific categories of beverages.

Payout grids are established at the beginning of each performance period using the performance measures selected by the Compensation Committee. The plan is designed to provide a matrix of performance points at which the target annual incentive could be earned. The chart below details the potential payouts:

Business Performance*	Payouts
Performance exceeded expectations	>100% – 200%
Performance met expectations	100%
Performance met minimum performance requirement but did not fully meet expectations	10% – <100%
Performance did not meet minimum expectations	0%

*	As determined against a matrix of possible outcomes

The Compensation Committee sets the target awards to be challenging, but reasonably attainable. The maximum award is intended to be very difficult to achieve. Based on historical analysis, we believe the target award is somewhat likely, but not easily achieved. There is only a remote probability (less than 5%) that the maximum award could be attained. Past performance is not an indication of future performance, but provides valuable data to the Compensation Committee as it sets targets for the plan year. Over the last eight years, the business performance targets were exceeded slightly more than half of the time, but the maximum payout was never awarded. As disclosed in the 2007 Grants of Plan-Based Awards Table on page 58, the target award for 2007 was exceeded, but the maximum was not attained for any Named Executive Officer.

Personal Performance Factor. The Personal Performance Factor is determined after the end of the year based on an evaluation of actual performance of the individual participants, including the Named Executive Officers, versus their pre-established individual objectives. The levels of performance and the corresponding Personal Performance Factor range from 0% – 160%, and are as follows:

Performance Rating	Personal Performance Factor Range
Exceptional Performance	125% – 160%
Successful Performance	90% – 125%
Developing Performance	0% – 90%
Does Not Meet Expectations	0%

If the minimum personal performance is not attained by an individual, there is no incentive paid, regardless of Company performance.

The Compensation Committee approves the Chief Executive Officer’s objectives. The President sets his objectives after discussion with the Chief Executive Officer. For the other Named Executive Officers, the objectives were set after individual discussion with the Chief Executive Officer or the President.

Incentive for Mr. Isdell.    In determining Mr. Isdell’s 2007 annual incentive award, the Compensation Committee took into account his leadership of the organization and the Company’s strong performance over the past year. In particular, the Company delivered results that exceeded its long-term volume and profit targets. The Company’s total return to shareowners, representing share price appreciation and dividends, was 30%, and the Company achieved 4% growth in sparkling beverages and 12% growth in still beverages. In addition, Mr. Isdell:

•	made strides in repositioning the U.S. business for growth, including the acquisition of glacéau;

•	completed succession planning for the Chief Executive Officer role and designed a smooth transition plan;

•	continued to lead the Company’s efforts in the area of corporate social responsibility; and

•	improved the Company’s executive bench strength and leadership structure.

Incentives for other Named Executive Officers.    In determining the incentives for the other Named Executive Officers, in addition to the Company’s strong business performance, the Chief Executive Officer and the Compensation Committee considered their personal accomplishments. Specifically:

•

Mr. Kent focused on business and capability issues in key markets, enhanced the Company’s productivity, including reducing layers in the organization, and spearheaded significant acquisitions and innovations.

•	Mr. Fayard contributed to the Company’s bottom line through currency, interest and tax management strategies, executed a successful debt issuance, and developed key talent in the finance organization.

•	Mr. Finan completed acquisitions and led the integration of key bottling investments in China, the Philippines, Germany and the U.S., and helped lead Company-wide productivity initiatives.

•

Mr. Reyes led the very successful Latin America Group and continued to develop employees and supply talent to many parts of the world. All four of the Latin America business units met or exceeded their objectives.

Long-Term Equity Compensation

General.    We provide performance-based long-term equity compensation opportunities to our senior executives, including the Named Executive Officers, as part of their total direct compensation because we believe they tie the interests of these individuals directly to the interests of our shareowners. We also believe that long-term equity compensation is an important retention tool.

In 2007, we awarded annual long-term equity compensation to our senior executives, including the Named Executive Officers, in two forms: stock options and performance share units. The Compensation Committee determined a total target value of long-term equity to be awarded to each senior executive. This value was based on an assessment of competitive long-term incentive practices among our peer companies (listed on page 41) and each executive’s contributions to the Company’s longer term performance, as determined in the Compensation Committee’s subjective review. This value is then delivered through a combination of 60% stock options and 40% performance share units. This mix of equity was determined after a detailed review of competitive market practices and ensures a balance between internal and external measures of the Company’s performance as reflected in the Company’s stock price. In February 2008, the Company began using the same combination of stock options and performance share units for all employees who are eligible for long-term equity compensation. This is to ensure that all eligible participants are aligned against the same objectives and priorities. Prior to 2008, eligible employees who were not senior executives received only stock options.

The Compensation Committee determines actual award levels based on its review of individual performance and expected potential for future contributions to our sustainable growth. The Compensation Committee also takes into account an individual’s history of past awards, time in current position, and any change in responsibility. Long-term equity awards play no role in the determination of retirement benefits.

The details of our long-term equity compensation plans can be found beginning on page 75.

Stock Options.    We believe stock options are inherently performance-based because the exercise price is equal to the market value of the Common Stock on the date the option is granted. Therefore the option has value to the holder only if the market value of the Common Stock appreciates over time. When the stock price does not increase, the stock options do not have value. For example, stock options granted in 1997 expired in October 2007 at a time when the market price of Common Stock was less than the grant price. As a result, a total of 8,918,533 options expired unexercised, of which 118,000 were held by the Named Executive Officers.

In 2007, we granted stock options to approximately 6,800 employees. There is no relationship between the timing of our equity award grants and our release of material, non-public information. The options are granted with an exercise price equal to the average of the high and low prices on the date of grant. The laws of certain foreign jurisdictions require additional restrictions on the calculation of the option price. Except to comply with foreign regulations, including tax regulations, the grant date is the date the Compensation Committee takes action. The Company believes that the methodology used in its plans, the average of the high and low prices of the Common Stock on the grant date, is more representative of the fair value than an arbitrary closing market price. This methodology has been used by the Company for over 20 years. In 2007, as a result of the Compensation Committee’s decision to take additional time to consider his equity award, Mr. Isdell’s stock options were granted one week after grants were made to the general population of eligible employees. Although the average stock price on the date of Mr. Isdell’s grant was slightly lower than the average stock price on the date options were granted to the general eligible population, the Compensation Committee granted Mr. Isdell’s options at the same exercise price as the grant to the other eligible employees, even though that price was higher than what was required.

Performance Share Units.    In 2007 we granted performance share units as part of our normal award process to approximately 70 senior executives, including the Named Executive Officers. Performance share units provide an opportunity for employees to receive restricted stock if certain performance criteria are met for a three-year performance period. The stock is generally restricted for an additional two years. Except in the case of retirement, dividends are paid only once the performance criteria are met.

All Named Executive Officers received an award of performance share units in February 2007. For the 2007–2009 performance period, the measure is compound annual economic profit growth. Economic profit is our net operating profit after tax less the cost of the capital used in our business. The Compensation Committee chose this measure as it believed economic profit growth is a key metric for long-term sustainable growth. Over time, economic profit growth has proven to be highly correlated with the performance of our stock price.

For the 2007–2009 performance period, the Compensation Committee set the target performance measure at 8.3% compound annual economic profit growth. The threshold award requires 5.7% growth and the maximum award is earned at 10.3% growth. In determining the minimum, target and maximum economic profit growth levels, the Compensation Committee considers the circumstances facing the Company for the specific performance period. Actual grants of restricted stock, if any, range from 50% to 150% of the target number of performance share units awarded.

In February 2007, the Compensation Committee and the Audit Committee certified the results of the 2004–2006 performance period. The performance target was only partially met and therefore only two-thirds of the target award was granted. The remaining one-third of the target award was forfeited. A total of 208,084 performance share units, valued at $9,956,819 based on the closing price of Common Stock on February 15, 2007, was forfeited. In February 2008, the Compensation Committee and the Audit Committee certified the results of the 2005–2007 performance period. The maximum performance level was attained and 150% of the target award was granted.

Benchmarking

We use a peer group of companies as a reference for determining competitive total compensation packages. The Compensation Committee established this peer group in 2003, and periodically reviews the group to ensure that it is still pertinent for comparison purposes. The peer group was last reviewed in 2007. Currently, our peer group consists of the following 32 companies:

3M Company	Johnson & Johnson
Abbott Laboratories	Kimberly-Clark Corporation
Altria Group, Inc.	Kraft Foods Inc.
American Express Company	McDonald’s Corporation
Anheuser-Busch Companies, Inc.	Merck & Co., Inc.
Bank of America Corporation	Microsoft Corporation
Bristol-Myers Squibb Company	Nestlé S.A.
Citigroup Inc.	NIKE, Inc.
Colgate-Palmolive Company	PepsiCo, Inc.
Eli Lilly and Company	Pfizer Inc.
General Electric Company	Schering-Plough Corporation
General Mills, Inc.	The Home Depot, Inc.
Hewlett-Packard Company	The Procter & Gamble Company
H.J. Heinz Company	The Walt Disney Company
Intel Corporation	Unilever PLC
International Business Machines Corporation	Wyeth

These companies were selected because we share many distinguishing criteria, including, but not limited to, market capitalization, global operations, significant brand equity, similar distribution system challenges, and/or certain financial similarities. We also compete with these companies for executive talent.

In 2006, the Compensation Committee did an extensive survey of the peer group’s pay practices to gain an understanding of market trends and level of competitive pay for executives. This study was not renewed in 2007 as it was determined after discussion with the consultant to the Compensation Committee that no significant changes in compensation practices and trends had occurred in 2007. The Compensation Committee benchmarked the 50th, 60th and 75th percentiles of the peer group’s pay practices to gain an understanding of the range of competitive pay practices. The Compensation Committee chose the 60th percentile as a reference point with respect to base salary and annual incentive. A Named Executive Officer’s base salary may be higher or lower than the reference point based on personal performance, skills and experience in his current role, as determined by the Compensation Committee based on its subjective review. The Compensation Committee chose the 75th percentile as a reference point for long-term equity compensation. The actual amounts paid for total direct compensation with regard to 2007 were above the reference point, as performance exceeded expectations, consistent with our pay for performance philosophy.

Role of the Compensation Consultant

The Compensation Committee engaged a representative of Towers Perrin as its independent compensation consultant during 2007 to provide research, market data, survey information and design expertise in developing compensation programs for executives and equity programs for eligible employees. In addition, this representative keeps the Compensation Committee apprised of competitive and regulatory activities related to executive compensation practices. This representative does not determine or recommend the exact amount or form of executive compensation for any of the Named Executive Officers. This representative generally attends meetings of the Compensation Committee, is available to participate in executive sessions and also communicates directly with the Compensation Committee Chair or its members outside of meetings.

The Compensation Committee has a written engagement letter with Towers Perrin. Under the terms of this engagement letter, the representative reports directly to the Chairman of the Compensation Committee, the Compensation Committee determines the scope of requested services, and the Compensation Committee has the sole authority to hire, fire, and approve fee arrangements for the representative’s work. The Compensation Committee is free to replace the representative or hire additional consultants at any time. The representative provides no other consulting services to the Company. Towers Perrin has established a firewall between the representative and other services provided by Towers Perrin to the Company.

During 2007, Towers Perrin and its affiliates received less than 1% of its total revenues from the Company for consulting and actuarial fees. The Compensation Committee adopted an Independence Policy for the Compensation Committee consultant in February 2008 that establishes independence requirements, including that Towers Perrin does not derive more than 1% of its consolidated gross revenues from the Company. The Independence Policy also requires an annual certification from Towers Perrin confirming compliance with the Compensation Committee’s Independence Policy.

Additional Information

Benefits

In the United States, the Named Executive Officers participate in the same plans as the general employee population. International plans vary, but each Named Executive Officer receives only the benefits offered in the relevant broad-based plan. In general, benefits are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death, and to provide a reasonable level of retirement income based on years of service with the Company. These benefits help the Company be competitive in attracting and retaining employees. Benefits help to keep employees focused on serving the Company and not distracted by matters related to paying for health care, adequate savings for retirement and similar issues.

Perquisites

The Company provides those perquisites that it feels are necessary to enable the Named Executive Officers to efficiently perform their responsibilities and to minimize distractions. We believe the benefit the Company receives from providing these perquisites outweighs the cost to provide them.

The Board requires Mr. Isdell and Mr. Kent to fly on the Company aircraft for business and personal use to provide security given the high visibility of the Company and its brands, to maximize their productive time, and to ensure their quick availability. Messrs. Isdell’s and Kent’s use of a Company car and driver for commuting and business enhances security. Mr. Kent also is provided with a Company car and driver when in Turkey for security purposes. Mr. Reyes and his spouse each has the use of a Company car and driver for security purposes in Mexico City. Messrs. Fayard and Finan are not provided with a Company car or driver.

The Company reimburses its senior executives, including the Named Executive Officers, for financial planning up to $13,000 per year for Mr. Isdell and $10,000 per year for other senior executives. This benefit is available only as a reimbursement, not as a guaranteed amount. The Company provides this reimbursement for three reasons. First, a significant percentage of our senior executives have dual nationalities and work or have worked outside their home country. Second, this benefit helps to ensure that the executive realizes the full value of his or her compensation and helps ensure they are compliant with local country laws. Third, it allows the executive to stay focused on business matters. The complexities of being a global executive were considered in offering this benefit to senior executives. While it would be simpler to eliminate this benefit, which represents a very small percentage of compensation, the benefits to the Company would not be assured.

Mr. Finan, who is not a U.S. citizen, participates in the Company’s International Service Program. Mr. Finan is provided only the benefits offered to all employees eligible to participate in the International Service Program. Mr. Kent formerly participated in the International Service Program when based in Hong Kong in 2006.

For a more detailed discussion of these perquisites and their valuation, see the discussion of All Other Compensation beginning on page 53.

Post-Termination Compensation

Retirement Plans

We do not have special retirement plans for any Named Executive Officer. Messrs. Isdell, Kent and Fayard are eligible to participate in the Employee Retirement Plan of The Coca-Cola Company (the “Retirement Plan”) and the retirement portion of the Supplemental Plan, as are substantially all of our non-union U.S. employees. Mr. Finan, as a non-U.S. citizen and an expatriate employee covered under the International Service Program, participates in The Coca-Cola Export Corporation Overseas Retirement Plan (the “Overseas Plan”). Messrs. Isdell and Reyes also accrue benefits under the Overseas Plan related to their prior international service. These plans prohibit duplication of benefits and are designed to provide a career-based retirement benefit, regardless of the country where the employee works. We adopted these plans as an additional means to attract and retain employees, many of whom accept international mobility as a basic precept of their employment with the Company. The retirement plans provide employees, including the Named Executive Officers, the opportunity to plan for future financial needs during retirement. The actual benefit is calculated on the same basis for all participants in a given plan and is based on:

•	length of service;

•	covered compensation (base salary and cash incentives); and

•	age at retirement.

Mr. Reyes participates in the Coca-Cola Mexico Pension Plan (the “Mexico Plan”) along with all other Mexico-based employees and his benefit is calculated in the same manner as all other participants in the Mexico Plan.

These plans generally determine benefits solely on base pay and cash incentive compensation. For a more detailed discussion on the retirement plans and the accumulated benefits under these plans, see the 2007 Pension Benefits table and the accompanying narrative beginning on page 63.

Deferred Compensation Plan

We adopted The Coca-Cola Company Deferred Compensation Plan (the “Deferred Compensation Plan”) in 2002. We chose to offer this program because it provides an opportunity for the U.S. based participants, including the eligible Named Executive Officers, to save for future financial needs at little cost to the Company. The amount of base salary and annual incentive earned by the employee is not affected by the Deferred Compensation Plan. The Deferred Compensation Plan essentially operates as an uninsured, tax-advantaged personal savings account of the employee, administered by the Company, and contributes to the Company’s attractiveness as an employer. The Company may hedge the liability, invest the cash retained and/or use the cash in its business. The Deferred Compensation Plan does not guarantee a return or provide for above-market preferential earnings.

For a more detailed discussion of the Deferred Compensation Plan, see the 2007 Nonqualified Deferred Compensation table and accompanying narrative on page 65.

Severance Plan

The Coca-Cola Company Severance Pay Plan (the “Severance Plan”), for its U.S. based employees and participants in the International Service Program, pays benefits in specific circumstances such as when an employee’s position is eliminated. All non-union, non-manufacturing U.S. employees, including the U.S. based Named Executive Officers, are covered by the Severance Plan. Payments are based on level of responsibility, seniority and/or length of service. For the U.S. based Named Executive Officers, the maximum payment under the Severance Plan is two times base salary. This amount was determined to be appropriate for senior employees, including the Named Executive Officers, to assist in transition to new employment, as it may take a longer period of time for a more senior executive to find comparable employment. The Company has no separate termination arrangements with any of the Named Executive Officers. For a more detailed discussion of the Severance Plan, see page 77 and Payments on Termination or Change in Control beginning on page 66.

Change in Control

The Company has change in control provisions in its annual incentive plan, its equity compensation plans and its retirement plans. These provisions apply equally to all plan participants, including the Named Executive Officers. We have no additional change in control agreements or arrangements with any of the Named Executive Officers and do not provide a tax gross-up for any change in control situation.

The change in control provisions were adopted to ensure that, in the event the Company is considering a change in control transaction, the employees involved in considering the transaction will not be tempted to act in their own interests rather than the interests of the shareowners. Thus, the provisions are designed to make any transaction neutral to the employees’ economic interests. Employees likely would not be in a position to influence the Company’s performance after a change in control and might not be in a position to earn their incentive awards or vest in their equity awards. Therefore, the Company believes that the change in control provisions are fair.

The annual incentive plan provides that the annual incentive be paid at target (and in no event above target) upon a change in control, prorated for the actual number of months worked in the year.

Generally, our equity compensation plans provide that restricted stock and stock options will vest in full upon a change in control. The performance share units granted in 2007 do not contain change in control provisions. However, if restricted stock has been awarded after the performance goals have been met, any additional service-based restrictions will lapse upon a change in control.

The Compensation Committee believes that the provisions provided under both our annual incentive plan and equity compensation plans are appropriate since an employee’s position could be adversely affected by a change in control even if he or she is not terminated. These plans provide, however, that the Board of Directors may determine in advance of a change in control event that the provisions would not apply and therefore no accelerated vesting would occur.

The Company’s U.S. retirement plans also contain change in control provisions that affect all of our U.S. employees equally, including the participating Named Executive Officers. Upon a change in control, the earliest retirement age is reduced from age 55 with ten years of service to age 50 with ten years of service. The employee must actually leave the Company within two years of a change in control in order to receive this benefit. There are no additional credited years of service. The Company believes these provisions provide some security with respect to pension benefits.

For a more detailed discussion of these change in control arrangements, see Payments on Termination or Change in Control beginning on page 66.

Tax Compliance Policy

Section 162(m) of the Tax Code limits deductibility of certain compensation for the Chief Executive Officer and the three other executive officers (other than the CFO) who are highest paid and employed at year-end (“Covered Employees”) to $1 million per year. If certain conditions are met, performance-based compensation may be excluded from this limitation. While we do not design our compensation programs solely for tax purposes, we do design our plans to be tax efficient for the Company where possible and where the design does not add a layer of complexity to the plans or administration. Our shareowner-approved incentive plans, stock option plans and certain awards under The Coca-Cola Company 1989 Restricted Stock Award Plan (the “1989 Restricted Stock Plan”) meet the conditions necessary for deductibility. However, if following the requirements of Section 162(m) would not be in the interests of shareowners, the Compensation Committee may exercise discretion to pay nondeductible compensation.

Tax and Accounting Implications of Each Form of Compensation

•	Salary is expensed when earned and is not deductible over $1 million for Covered Employees.

•

Annual incentives are expensed during the year when payout is probable. The portion paid under shareowner-approved measures meets the requirements of Section 162(m) of the Tax Code and is deductible. The portion paid under non-objectively verifiable criteria is not deductible over $1 million for Covered Employees.

•

Stock options are expensed in accordance with the Equity Accounting Rules, which is generally over the vesting period. The stock option plans have been approved by shareowners and the amounts realized are deductible upon exercise of the options.

•

Performance share units are expensed in accordance with the Equity Accounting Rules, which is generally over the performance period and the subsequent holding period. They are expensed when payout is probable. The plan has been approved by shareowners and awards are deductible when shares are released.

•

Performance-based restricted stock is expensed in accordance with the Equity Accounting Rules, which is generally over the performance period when payout is probable. The plan has been approved by shareowners and awards are deductible when shares are released.

•

Time-based restricted stock is expensed in accordance with the Equity Accounting Rules, which is generally over the restriction period. The plan has been shareowner-approved but time-based restricted stock is not deductible over $1 million for Covered Employees. No non-deductible restricted stock grants were made to any Named Executive Officer in 2007.

Ownership Guidelines

For many years, the Company has had share ownership guidelines for senior executives, including the Named Executive Officers. The Compensation Committee monitors compliance annually. Each executive has five years from the date he or she becomes a senior executive to meet his or her target. If an executive is promoted and the target is increased, an additional two-year period is provided to meet the target. Targets increase with rank in the organization. Mr. Isdell meets his target of the lesser of (i) the number of shares with a market value equal to five times salary or (ii) 150,000 shares. Mr. Kent meets his target of the lesser of (i) the number of shares with a market value equal to four times salary or (ii) 85,000 shares. Messrs. Fayard, Finan and Reyes meet their target of the lesser of (i) the number of shares with a market value equal to three times salary or (ii) 40,000 shares. Shares counted toward the guidelines include:

•	shares held of record or in a brokerage account by the senior executive or his or her spouse;

•	shares and share units held in the Thrift Plan, the International Thrift Plan, and the Supplemental Thrift portion of the Supplemental Benefit Plan, including any Company match;

•	shares of time-based restricted stock;

•	shares of performance-based restricted stock or performance-based restricted stock units after the necessary performance criteria (other than any holding period) have been satisfied; and

•	shares of restricted stock or restricted stock units awarded upon satisfaction of the necessary performance criteria under the PSU program.

Trading Controls

Senior executives, including the Named Executive Officers, are required to receive the permission of the Company’s General Counsel prior to entering into transactions in Company securities, including those involving derivatives, other than the exercise of employee stock options. Permission is not granted for hedging transactions. Generally, trading is permitted only during announced trading periods. The Company does not restrict pledges as pledging can provide a more attractive interest rate for personal loans. All shares held in brokerage margin accounts can be considered “pledged” and the Company has not forbidden margin accounts. The Named Executive Officer bears full responsibility if he violates Company policy by permitting shares to be bought or sold without preapproval or when trading is restricted.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Cathleen P. Black, Chair

Ronald W. Allen

Alexis M. Herman

James D. Robinson III

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is comprised entirely of the four independent Directors listed above. Other than James D. Robinson III, Compensation Committee members do not have any non-trivial professional, familial or financial relationship with the Chief Executive Officer, other executive officers or the Company, other than his or her directorship.

A daughter-in-law of James D. Robinson III, one of our Directors and a member of the Compensation Committee, has an indirect minority equity interest in Delaware North. The Company’s relationship with Delaware North is described on page 24.

EXECUTIVE COMPENSATION

The following tables, narrative and footnotes discuss the compensation of our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers during 2007.

2007 Summary Compensation Table

Name and Principal Position (a)	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
E. Neville Isdell Chairman of the Board and Chief Executive Officer	2007 2006	$1,612,500 1,500,000	$ 0 0	$9,426,234 10,195,698	$7,369,657 7,290,000	$6,649,500 5,500,000	$6,009,984 5,371,105	$817,066 545,407	$31,884,941 30,402,210
Muhtar Kent President and Chief Operating Officer	2007 2006	1,000,000 773,077	0 0	3,690,544 1,177,850	3,198,868 1,072,533	3,797,500 1,809,962	1,125,995 532,178	749,461 871,563	13,562,368 6,237,163
Gary P. Fayard Executive Vice President and Chief Financial Officer	2007 2006	687,387 616,298	0 0	3,584,823 4,039,666	3,286,368 2,056,278	1,915,900 1,493,588	547,014 563,197	87,897 69,499	10,109,389 8,838,526
Irial Finan[1] Executive Vice President and President, Bottling Investments and Supply Chain	2007	750,000	0	1,733,289	1,238,752	1,598,400	155,726	372,835	5,849,002
José Octavio Reyes President, Latin America Group	2007 2006	568,842 543,793	0 0	2,776,995 3,263,700	3,434,315 1,693,724	1,364,800 1,185,810	970,873 708,081	544,534 446,839	9,660,359 7,841,947

[1]	Compensation for Mr. Finan is provided only for 2007 because he was not a Named Executive Officer in 2006.

Bonus (Column (d))

The Company paid no discretionary bonuses to the Named Executive Officers for 2007. All annual incentive awards to the Named Executive Officers for 2007 were performance-based. These payments, which were made under the Company’s annual performance incentive plan, are reported in the Non-Equity Incentive Plan Compensation column (column (g)).

Stock Awards (Column (e))

The amounts reported in the Stock Awards column reflect the expense associated with awards of performance share units (“PSUs”), restricted stock or restricted stock units to each of the Named Executive Officers, calculated in accordance with the Equity Accounting Rules. Even though the awards may be forfeited, the amounts do not reflect this contingency.

The Company cautions that the amounts reported in the 2007 Summary Compensation Table for these awards may not represent the amounts that the Named Executive Officers will actually realize from the awards. Whether, and to what extent, a Named Executive Officer realizes value will depend on the Company’s performance, stock price, and, except for Mr. Isdell, continued employment. Additional information on all outstanding stock awards is reflected in the 2007 Outstanding Equity Awards at Fiscal Year-End table on page 60.

The assumptions used by the Company in calculating these amounts are incorporated herein by reference to Note 15 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (the “Form 10-K”). The Company grants PSUs and restricted stock under the 1989 Restricted Stock Plan. The material provisions of the 1989 Restricted Stock Plan are described beginning on page 75.

The numbers are difficult to compare between the Named Executive Officers and also from year to year. This is mainly because the numbers represent the accounting expense for portions of several awards. The numbers also are affected by whether it appears probable or not that the performance conditions, if any, for outstanding awards will be met. In addition, the numbers are affected by whether a Named Executive Officer is retirement eligible since retirement eligibility reduces the period over which an award is expensed. To see the value of awards made to the Named Executive Officers in 2007, refer to the 2007 Grants of Plan-Based Awards table on page 58. To see the value actually received by the Named Executive Officers in 2007, refer to the 2007 Option Exercises and Stock Vested table on page 62.

Shown below is the detail of the total amount shown in the Stock Awards column as it relates to specific past awards:

	2007	2006
Mr. Isdell	• $5,200,017 for February 2007 PSUs • $1,513,600 for February 2006 PSUs • $924,147 for February 2005 PSUs • $1,788,470 for July 2004 restricted stock	• $6,558,934 for February 2006 PSUs • $1,848,294 for February 2005 PSUs • $1,788,470 for July 2004 restricted stock
Mr. Kent	• $2,299,994 for February 2007 PSUs • $410,900 for February 2006 performance-based restricted stock • $979,650 for December 2005 PSUs	• $415,900 for February 2006 performance-based restricted stock • $761,950 for December 2005 PSUs
Mr. Fayard

•     $1,702,024 for February 2007 PSUs

•     $410,900 for February 2006 performance-based restricted stock

•     $746,400 for December 2005 PSUs

•     $494,409 for December 2004 PSUs

•     $186,334 for December 2003 PSUs

•     $38,250 for October 1998 restricted stock

•     $6,506 for October 1994 restricted stock

•     $415,900 for February 2006 performance-based restricted stock

•     $1,244,000 for December 2005 PSUs

•     $1,217,007 for December 2004 PSUs

•     $1,118,003 for December 2003 PSUs

•     $38,250 for October 1998 restricted stock

•     $6,506 for October 1994 restricted stock

Mr. Finan	• $382,800 for February 2007 PSUs • $439,599 for October 2006 performance-based restricted stock • $457,170 for December 2005 PSUs • $453,720 for December 2004 PSUs	Not applicable because Mr. Finan was not a Named Executive Officer in 2006.
Mr. Reyes	• $1,821,608 for February 2007 PSUs • $587,790 for December 2005 PSUs • $367,597 for December 2004 PSUs	• $1,153,810 for December 2005 PSUs • $1,029,272 for December 2004 PSUs • $1,080,618 for December 2003 PSUs

The amounts reported for 2006 in column (e) have been adjusted from the amounts reported in the 2007 Proxy Statement. The Company changed the period over which a portion of the PSUs are expensed for employees who are retirement eligible. For 2006, amounts were expensed in full for retirement-eligible employees if it became probable that an amount above the target award would be earned. For 2007, the methodology was changed to expense the amount above the target over the remaining performance period, consistent with the Equity Accounting Rules. As a result, the expense for 2006 is lower than the amount reported in the 2007 Proxy Statement. This is merely a timing difference. The total expense for the PSU awards has not changed. The amounts reported in column (e) of the 2006 Summary Compensation Table have been reduced as follows:

	Amounts reported for 2006 in the 2007 Proxy Statement	Amounts reported for 2006 in this Proxy Statement
Mr. Isdell	$12,128,912	$10,195,698
Mr. Kent	1,232,275	1,177,850
Mr. Fayard	4,347,292	4,039,666
Mr. Reyes	3,563,129	3,263,700

Option Awards (Column (f))

The amounts reported in the Option Awards column represent the dollar amount of option grants to each of the Named Executive Officers, calculated in accordance with the Equity Accounting Rules. Even though the awards may be forfeited, the amounts do not reflect this contingency.

The Company cautions that the amounts reported in the 2007 Summary Compensation Table for these awards may not represent the amounts that the Named Executive Officers will actually realize from the awards. Whether, and to what extent, a Named Executive Officer realizes value will depend on the Company’s stock price and, except for Mr. Isdell, continued employment. Additional information on all outstanding option awards is reflected in the 2007 Outstanding Equity Awards at Fiscal Year-End table on page 60.

The assumptions used by the Company in calculating these amounts are incorporated herein by reference to Note 15 to the Company’s consolidated financial statements in the Form 10-K. The options were awarded under either The Coca-Cola Company 1999 Stock Option Plan (the “1999 Stock Option Plan”) or The Coca-Cola Company 2002 Stock Option Plan (the “2002 Stock Option Plan”). The material provisions of the plans are described on page 75.

The numbers are difficult to compare between the Named Executive Officers and also from year to year. This is mainly because the numbers represent accounting expense for portions of several awards. The numbers also are affected by whether a Named Executive Officer is retirement eligible since retirement eligibility reduces the period over which an award is expensed.

To see the value of awards made to the Named Executive Officers in 2007, refer to the 2007 Grants of Plan-Based Awards table on page 58. To see the value actually received by the Named Executive Officers in 2007, refer to the 2007 Option Exercises and Stock Vested table on page 62.

Shown below is the detail of the total amount shown in the Option Awards column as it relates to specific past awards:

	2007 Option Expense	2006 Option Expense
Mr. Isdell	• $7,369,657 for February 2007 options	• $7,290,000 for February 2006 options
Mr. Kent	• $2,436,785 for February 2007 options • $614,250 for December 2005 options • $147,833 for May 2005 options	• $614,250 for December 2005 options • $458,283 for May 2005 options
Mr. Fayard	• $1,803,215 for February 2007 options • $737,100 for December 2005 options • $368,333 for December 2004 options • $377,720 for December 2003 options	• $737,100 for December 2005 options • $368,333 for December 2004 options • $377,720 for December 2003 options • $573,125 for December 2002 options
Mr. Finan	• $402,069 for February 2007 options • $286,650 for December 2005 options • $276,250 for December 2004 options • $273,783 for August 2004 options	Not applicable because Mr. Finan was not a Named Executive Officer in 2006
Mr. Reyes	• $1,929,928 for February 2007 options • $655,200 for December 2005 options • $471,467 for December 2004 options • $377,720 for December 2003 options	• $655,200 for December 2005 options • $471,467 for December 2004 options • $377,720 for December 2003 options • $189,337 for December 2002 options

Details of each of the grants reflected above can be found in the 2007 Outstanding Equity Awards at Fiscal Year-End table on page 60.

Non-Equity Incentive Plan Compensation (Column (g))

The amounts reported in the Non-Equity Incentive Plan Compensation column reflect the amounts earned by each Named Executive Officer under the Company’s annual incentive plan in 2007 and 2006, respectively. The material provisions of that plan are described on page 75. These amounts are the actual amounts earned under the awards described in the 2007 Grants of Plan-Based Awards table on page 58. Payments under the annual incentive plan for 2007 were calculated as described in Compensation Discussion and Analysis beginning on page 36.

Change in Pension Value and Nonqualified Deferred Compensation Earnings (Column (h))

The amounts reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column for 2007 and 2006 are comprised entirely of changes between December 31, 2006 and December 31, 2007, and between December 31, 2005 and December 31, 2006, respectively, in the actuarial present value of the accumulated pension benefits of each of the Named Executive Officers.

Mr. Isdell’s change in pension value is significant because he was rehired after retirement at a substantially higher rate of pay. As of December 31, 2007, he had 33.5 years of service. As a result, each year Mr. Isdell works since rehire replaces an earlier year of lower eligible compensation. This treatment applies to all rehired plan participants. The change in pension value for Mr. Reyes for 2006 has been adjusted because it was over-reported in the 2007 Proxy Statement as $1,535,201 instead of $708,081. The amount reported in the 2007 Proxy Statement was the future value of the Mexico Plan benefit instead of the present value of his pension benefits.

The assumptions used by the Company in calculating the change in pension value are described on page 65.

The Company cautions that the values reported in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column (column (h)) are theoretical as those amounts are calculated pursuant to SEC requirements and are based on assumptions used in preparing the Company’s audited financial statements for the fiscal years ended December 31, 2006 and December 31, 2007, respectively. The Company’s pension plans utilize a different method of calculating actuarial present value for the purpose of determining a lump sum payment, if any, under such plans. The Retirement Plan does not provide for a lump sum. The change in pension value from year to year as reported in the table is subject to market volatility and may not represent the value that a Named Executive Officer will actually accrue under the Company’s pension plans during any given year.

None of the Named Executive Officers received above-market or preferential earnings (as these terms are defined by the SEC) on their nonqualified deferred compensation accounts. The material provisions of the Company’s pension plans and Deferred Compensation Plan are described beginning on page 73 and on page 76.

All Other Compensation (Column (i))

The amounts reported in the All Other Compensation column reflect, for each Named Executive Officer, the sum of (i) the incremental cost to the Company of all perquisites and other personal benefits; (ii) the amount of any tax reimbursements; (iii) the amounts contributed by the Company to the Thrift

Plan, the thrift portion of the Supplemental Plan, the International Thrift Plan and the Mexico Plan (collectively, the “Company Thrift Plans”); and (iv) the dollar value of life insurance premiums paid by the Company. Amounts contributed to the Company Thrift Plans are calculated on the same basis for all participants in the relevant plan, including the Named Executive Officers. The material provisions of the Company Thrift Plans are described beginning on page 73.

The following table outlines those (i) perquisites and other personal benefits and (ii) additional all other compensation required by SEC rules to be separately quantified. The narrative following the table describes in more detail all categories of perquisites and other personal benefits provided by the Company in 2007.

		Perquisites and Other Personal Benefits					Financial Planning	Additional All Other Compensation
Name		Aircraft Usage	Car and Driver	Club Member- ships	Security	International Service Program Benefits		Tax Reimbursement	Company Contributions to Company Thrift Plans	Life Insurance Premiums
E. Neville Isdell	2007 2006	$341,849 172,298	$80,116 82,097	0 0	$117,065 64,766	N/A N/A	— 0	$48,169 43,146	$213,375 180,000	$3,492 3,100
Muhtar Kent	2007 2006	42,621 —	163,058 71,098	0 0	66,707 68,819	361,879 644,449	— —	19,385 28,417	84,299 47,098	1,512 1,404
Gary P. Fayard	2007 2006	— —	0 0	0 0	0 0	N/A N/A	— 0	5,825 2,256	71,049 65,439	1,512 1,404
Irial Finan	2007	0	0	0	0	303,295	0	5,857	62,747	936
José Octavio Reyes	2007 2006	0 —	389,939 264,960	N/A N/A	108,484 90,005	N/A N/A	— 0	0 32,818	14,947 37,977	22,461 20,679

Aircraft Usage

The Company aircraft were made available to the Named Executive Officers for their personal use in the following situations:

•

Messrs. Isdell and Kent are required by the Board to use the Company aircraft for all travel, both business and personal. This is required for security purposes due to the high profile and global nature of our business and our highly symbolic and well recognized brands, as well as to ensure that they can be immediately available to respond to business priorities from any location around the world. This arrangement also allows travel time to be used productively for the Company. Messrs. Isdell and Kent, and their immediate families traveling with them, use the Company aircraft for a reasonable number of personal trips. Mr. Isdell is reimbursed for the entire tax liability associated with the personal use of the Company aircraft.

No other Named Executive Officer used the Company aircraft for personal purposes in 2007.

•

Infrequently, spouses and guests of Named Executive Officers ride along on the Company aircraft when the aircraft is already going to a specific destination for a business purpose. This use has minimal cost to the Company. No tax reimbursement is provided to the Named Executive Officer in this situation.

In determining the incremental cost to the Company of the personal use of Company aircraft, the Company calculates, for each aircraft, the direct variable operating cost on an hourly basis, including all costs that may vary by the hours flown. Items included in calculating this cost are:

•	aircraft fuel and oil;

•	travel, lodging and other expenses for crew;

•	prorated amount of repairs and maintenance;

•	prorated amount of rental fee on airplane hangar;

•	catering;

•	logistics (landing fees, permits, etc);

•	telecommunication expenses and other supplies; and

•	the amount, if any, of disallowed tax deductions associated with such use.

When the aircraft is already flying to a destination for business purposes, only the direct variable costs associated with the additional passenger (for example, catering) are included in determining the aggregate incremental cost of the use to the Company. While it happens very rarely, if an aircraft flies empty before picking up or after dropping off a passenger flying for personal reasons, this “deadhead” segment would be included in the incremental cost.

Car and Driver

Mr. Isdell and Mr. Kent are provided with a car and driver both for security purposes and to maximize their efficiency during business hours. When not being utilized by Mr. Isdell or Mr. Kent, the cars and drivers are used for other Company business. However, the Company has included the entire cost of the cars and drivers, including all salary, benefits and related employment costs. Mr. Kent also is provided with a car and driver in Turkey for security purposes. Mr. Reyes and his spouse are each provided with a specially equipped car and driver for security purposes in Mexico City.

The costs to the Company for this benefit are as follows:

Mr. Isdell - car $9,441; driver $70,675;

Mr. Kent - cars $29,830; drivers $133,228; and

Mr. Reyes - cars $207,521; drivers $182,418.

Club Memberships

Club memberships are provided to the Named Executive Officers when necessary for business purposes. Mr. Reyes was not provided with a club membership. Monthly dues are paid by the Company; however, the Named Executive Officers are taxed on a pro-rata portion of the dues associated with any personal use of the clubs, even though the Named Executive Officer pays for the direct cost of any personal use. The Company does not provide any tax reimbursement in connection with the personal use of the clubs. There was no personal benefit to any Named Executive Officer associated with use of clubs in 2007.

Security

The Company provides a comprehensive security program, including monitoring, for Messrs. Isdell and Kent. This includes monitoring equipment at their homes and Company-paid security personnel. Mr. Reyes, based in Mexico City, is provided with security personnel at his residence as well as monitoring of his car and his wife’s car. No other Named Executive Officer is provided with Company-paid security, except where necessary when traveling overseas.

International Service Program Benefits

The Company provides benefits to International Service Associates under the International Service Program, the material provisions of which are described on page 76. Currently there are approximately 450 participants in the program. The International Service Program is designed to relocate and support employees who are sent on an assignment outside of their home country. The purpose of the program is to make sure that when the Company requests that an employee move outside his or her home country, economic considerations do not play a role. This helps the Company quickly meet its business needs around the world and develop its employees.

Mr. Kent participated in the International Service Program in 2006 while based in Hong Kong. Mr. Kent has not participated in the International Service Program since he assumed his current Atlanta-based position; however, certain expenses were incurred in 2007 related to his earlier participation and transition to Atlanta. The amounts reported include payments for tax equalization and transition-related housing and education expenses.

Mr. Finan, who is based in Atlanta, outside his home country, participated in the International Service Program in 2007. The amounts reported include payments for housing expenses, auto expenses, home leave, tax equalization, education and other program allowances.

The amount of the tax equalization could be deemed a tax reimbursement; however, since an International Service Associate is subject to hypothetical taxes pursuant to the International Service Program, these amounts are more properly characterized as International Service Program benefits. Note that payments for tax equalization may occur in the year following the actual tax year.

The costs to the Company for Mr. Kent in 2007 and 2006, and Mr. Finan in 2007 were:

		Housing Expenses	Auto Expenses	Home Leave	Host Country Allowance	Relocation	Tax Equalization	Education	Other Program Allowances
Mr. Kent	2007 2006	$82,500 334,696	$0 22,251	$0 11,667	$0 7,143	$0 8,077	$256,429 243,532	$22,950 0	$0 17,083
Mr. Finan	2007	121,394	0	25,412	0	0	121,904	34,105	480

Financial Planning

The Company provides a taxable reimbursement to the Named Executive Officers for financial planning services, which may include tax preparation and estate planning services. No tax reimbursements are provided to the Named Executive Officers.

Additional All Other Compensation

Tax Reimbursements.    The amounts reported in the table above on page 54 represent tax reimbursements paid to each Named Executive Officer. All amounts are related to use of the Company aircraft. As explained above, the Company reimburses Mr. Isdell for taxes incurred because of his personal use of Company aircraft. For all of the Named Executive Officers, the Company reimburses for taxes incurred when spouses or guests travel for business purposes.

We impute income to the executive when the use of Company aircraft is considered income for tax purposes. To calculate taxable income, the Standard Industry Fare Level rates set by the Internal Revenue Service are used. Where a tax reimbursement is authorized, it is calculated using the highest marginal federal tax rate, applicable state rate and Medicare rates. The rate used to calculate taxable income has no relationship to the incremental cost to the Company associated with the use of the aircraft.

Contributions to Company Thrift Plans.    The Company makes matching contributions to each Named Executive Officer’s account under the Company Thrift Plans, as applicable, on the same terms and using the same formulas as other participating employees.

The amounts reflected above represent the following contributions by the Company:

•	for Mr. Isdell, $6,750 to the Thrift Plan and $206,625 to the thrift portion of the Supplemental Plan;

•	for Mr. Kent, $6,750 to the Thrift Plan and $77,549 to the thrift portion of the Supplemental Plan;

•	for Mr. Fayard, $6,750 to the Thrift Plan and $64,299 to the thrift portion of the Supplemental Plan;

•	for Mr. Finan, $62,747 to the International Thrift Plan; and

•	for Mr. Reyes, $2,196 to a savings fund and $12,751 contributed to the defined contribution portion of the Mexico Plan.

Life Insurance Premiums.    The Company provides limited life insurance to all U.S based employees, including the U.S. based Named Executive Officers, equal to the lesser of their base salary or $300,000. The Company provides life insurance to all Mexico-based employees on the same basis. The amounts reported in the table above on page 54 represent the premiums paid for this insurance, which are on the same terms and the same cost as other employees.

Conversion of Amounts Paid to Mr. Reyes

Mr. Reyes, as a Mexico-based employee, is paid in Mexican Pesos. In calculating the dollar equivalent for disclosure purposes, except for calculating pension value, the Company converts each payment into dollars based on the average exchange rate in effect for the month in which the payment was made. For purposes of converting the pension value into dollars, the December 31 exchange rate is used.

2007 Grants of Plan-Based Awards

Name (a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Closing Price on Grant Date	Grant Date Fair Value of Stock and Option Awards (l)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
E. Neville Isdell	2/22/2007				57,408	114,816	172,224				$5,200,017
	2/22/2007							896,552	$47.84	$47.30	7,369,657
	2/15/2007	$0	$3,300,000	$10,560,000
Muhtar Kent	2/15/2007				22,878	45,756	68,634				1,999,995
	2/15/2007							344,828	47.84	47.85	2,924,141
	2/15/2007	0	1,750,000	5,600,000
Gary P. Fayard	2/15/2007				16,930	33,860	50,790				1,480,021
	2/15/2007							255,172	47.84	47.85	2,163,859
	2/15/2007	0	882,882	2,825,222
Irial Finan	2/15/2007				15,100	30,199	45,299				1,319,998
	2/15/2007							227,586	47.84	47.85	1,929,929
	2/15/2007	0	937,500	3,000,000
José Octavio Reyes	2/15/2007				18,120	36,239	54,359				1,584,007
	2/15/2007							273,103	47.84	47.85	2,315,913
	2/15/2007	0	699,876	2,239,605

Estimated Future Payouts Under Non-Equity Incentive Plan Awards (Annual Incentive)

The amounts represent the awards made under the annual incentive plan in February 2007 to each of the Named Executive Officers. Actual payments under these awards have already been determined, will be paid on March 15, 2008 and are included in the Non-Equity Incentive Plan Compensation column (column (g)) of the 2007 Summary Compensation Table.

For a detailed discussion of the annual incentive award for 2007, see the Compensation Discussion and Analysis beginning on page 36.

Estimated Future Payouts Under Equity Incentive Plan Awards (PSUs)

The awards represent PSUs granted in 2007 under the 1989 Restricted Stock Plan. The performance period for the awards is January 1, 2007 to December 31, 2009. The amount recognized under the Equity Accounting Rules is included in the Stock Awards column (column (e)) of the 2007 Summary Compensation Table. For a detailed discussion of the PSU awards for 2007, see the Compensation Discussion and Analysis beginning on page 40.

No dividends are paid or accrued during the performance period, except in the event of retirement. At the end of the three-year performance period, shares of restricted stock are issued to the individual based on the level of performance. These shares are restricted for an additional two years and subject to the participant’s continued employment, unless the participant retires, dies or becomes disabled. Dividends are paid during the additional restriction period at the same rate and at the same time as paid to all shareowners. The participants have voting rights during the restriction period.

The awards have specific rules related to the treatment of the award, either during or after the performance period, in such events as death, disability and retirement. All of these provisions are described beginning on page 68. In addition, Mr. Isdell’s grant also contains specific provisions in the event of his retirement, which are described beginning on page 72.

The Company cautions that the amounts reported in the 2007 Summary Compensation Table for these awards reflect the Company’s accounting expense and may not represent the amounts that the Named Executive Officers will actually realize from the awards. Whether, and to what extent, a Named Executive Officer realizes value will depend on the Company’s performance, the stock price and, except for Mr. Isdell, continued employment.

All Other Option Awards (Stock Options)

The awards represent stock option grants made in 2007.

Mr. Isdell’s options were granted under the 2002 Stock Option Plan. The other Named Executive Officers’ options were granted under the 1999 Stock Option Plan. All options granted in 2007 to Named Executive Officers have a term of ten years from the grant date and vest one-fourth on the first, second, third and fourth anniversaries of the grant date. Mr. Isdell’s grant also contains specific vesting and exercise provisions in the event of his retirement, which are described beginning on page 72.

The amount recognized under the Equity Accounting Rules is included in the Option Awards column (column (f)) of the 2007 Summary Compensation Table.

Under the 1999 and 2002 Stock Option Plans, the option exercise price may not be less than 100% of the fair market value of Common Stock on the date the option is granted. The fair market value of a share of Common Stock is based on the average of the high and low prices of the Common Stock on the date of grant. The Company believes that using the high and low prices of the Common Stock is more representative of the fair value than an arbitrary closing price.

The Company cautions that the amounts reported in the 2007 Summary Compensation Table for these awards reflect the Company’s accounting expense and may not represent the amounts that the Named Executive Officers will actually realize from the awards. Whether, and to what extent, a Named Executive Officer realizes value will depend on the Company’s stock price and, except for Mr. Isdell, continued employment.

2007 Outstanding Equity Awards at Fiscal Year-End

	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)		Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)[26]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)[26]
E. Neville Isdell	337,500	[1]	112,500	[1]	$48.8900	7/21/2014	349,610	[17]	$21,455,566	412,224	[21]	$25,298,187
	310,345	[2]	310,345	[2]	$43.0800	2/16/2015
	225,000	[3]	675,000	[3]	$41.3900	2/15/2016
			896,552	[4]	$47.8400	2/21/2017
Muhtar Kent	40,000	[5]	40,000	[5]	$43.4300	5/1/2015				171,134	[22]	10,502,494
	75,000	[6]	75,000	[6]	$41.1850	12/13/2015
			344,828	[7]	$47.8400	2/14/2017
Gary P. Fayard	31,250	[8]			$53.4063	10/20/2014	105,251	[18]	6,459,254	160,790	[23]	9,867,682
	50,000	[9]			$54.3438	2/15/2015
	83,000	[10]			$57.8438	10/17/2015
	300,000	[11]			$48.2100	5/29/2016
	175,000	[12]			$44.6550	12/17/2017
	112,000	[13]			$49.8000	12/17/2013
	93,750	[14]	31,250	[14]	$41.2700	12/15/2014
	90,000	[6]	90,000	[6]	$41.1850	12/13/2015
			255,172	[7]	$47.8400	2/14/2017
Irial Finan	72,750	[15]	24,250	[15]	$44.1350	8/1/2014	60,000	[19]	3,682,200	147,799	[24]	9,070,425
	93,750	[14]	31,250	[14]	$41.2700	12/15/2014
	70,000	[6]	70,000	[6]	$41.1850	12/13/2015
			227,586	[7]	$47.8400	2/14/2017
José Octavio Reyes	27,000	[16]			$65.8750	10/14/2008	75,600	[20]	4,639,572	106,859	[25]	6,557,937
	33,750	[8]			$53.4063	10/20/2014
	35,000	[9]			$54.3438	2/15/2015
	50,000	[10]			$57.8438	10/17/2015
	90,000	[11]			$48.2100	5/29/2016
	57,813	[12]			$44.6550	12/17/2017
	112,000	[13]			$49.8000	12/17/2013
	120,000	[14]	40,000	[14]	$41.2700	12/15/2014
	80,000	[6]	80,000	[6]	$41.1850	12/13/2015
			273,103	[7]	$47.8400	2/14/2017

*	Column (g) reflects time-based restricted stock and restricted stock or restricted stock units issued upon satisfaction of the performance criteria under the 2004–2006 and 2005–2007 PSU programs. Column (i) reflects performance-based restricted stock and PSUs. The PSUs in column (i) reflect the maximum award for the 2006–2008 PSUs and the 2007–2009 PSUs, as performance under those programs is tracking above the target level.

[1]	These options were granted on July 22, 2004. The options are not forfeitable, but become exercisable 25% on the first, second, third and fourth anniversaries of the grant date.

[2]	These options were granted on February 17, 2005. The options are not forfeitable, but become exercisable 25% on the first, second, third and fourth anniversaries of the grant date.

[3]	These options were granted on February 16, 2006. The options are not forfeitable, but become exercisable 25% on the first, second, third and fourth anniversaries of the grant date.

[4]	These options were granted on February 22, 2007. The options are not forfeitable, but become exercisable 25% on the first, second, third and fourth anniversaries of the grant date.

[5]	These options were granted on May 2, 2005. The options vest 25% on the first, second, third and fourth anniversaries of the grant date.

[6]	These options were granted on December 14, 2005. The options vest 25% on the first, second, third and fourth anniversaries of the grant date.

[7]	These options were granted on February 15, 2007. The options vest 25% on the first, second, third and fourth anniversaries of the grant date.

[8]	These options were granted on October 21, 1999. The options vested 25% on the first, second, third and fourth anniversaries of the grant date.

[9]	These options were granted on February 16, 2000. The options vested 25% on the first, second, third and fourth anniversaries of the grant date.

[10]	These options were granted on October 18, 2000. The options vested 25% on the first, second, third and fourth anniversaries of the grant date.

[11]	These options were granted on May 30, 2001. The options vested 25% on the first, second, third and fourth anniversaries of the grant date.

[12]	These options were granted on December 18, 2002. The options vested 25% on the first, second, third and fourth anniversaries of the grant date.

[13]	These options were granted on December 18, 2003. The options vested 25% on the first, second, third and fourth anniversaries of the grant date.

[14]	These options were granted on December 16, 2004. The options vest 25% on the first, second, third and fourth anniversaries of the grant date.

[15]	These options were granted on August 2, 2004. The options vest 25% on the first, second, third and fourth anniversaries of the grant date.

[16]	These options were granted on October 15, 1998. The options vested one-third on the first anniversary of the grant date, with the remainder vesting in equal monthly installments over the next 24 months.

[17]	Reflects 140,000 shares of restricted stock which vest six months after Mr. Isdell’s retirement, provided that retirement occurs after June 1, 2008; and 209,610 shares of restricted stock issued upon satisfaction of the performance criterion under the 2005–2007 PSU program.

[1][8]	Reflects 14,000 shares of restricted stock which vest on Mr. Fayard’s retirement but no earlier than age 62; 27,882 shares of restricted stock issued upon satisfaction of the performance criterion under the 2004–2006 PSU program; and 63,369 shares of restricted stock issued upon satisfaction of the performance criterion under the 2005–2007 PSU program.

[19]	Reflects 60,000 shares of restricted stock issued upon satisfaction of the performance criterion under the 2005–2007 PSU program.

[2][0]	Reflects 23,100 restricted stock units issued upon satisfaction of the performance criterion under the 2004–2006 PSU program; and 52,500 restricted stock units issued upon satisfaction of the performance criterion under the 2005–2007 PSU program.

[2][1]	Reflects 240,000 PSUs for 2006–2008; and 172,224 PSUs for 2007–2009.

[2][2]	Reflects 50,000 shares of performance-based restricted stock that would vest in February 2011 if the performance criterion is satisfied; reflects 52,500 PSUs for 2006–2008; and 68,634 PSUs for 2007–2009.

[2][3]	Reflects 50,000 shares of performance-based restricted stock that would vest in February 2011 if the performance criterion is satisfied; 60,000 PSUs for 2006–2008; and 50,790 PSUs for 2007–2009.

[2][4]	Reflects 50,000 shares of performance-based restricted stock that would vest in December 2011 if the performance criterion is satisfied; 52,500 PSUs for 2006–2008; and 45,299 PSUs for 2007–2009.

[2][5]	Reflects 52,500 PSUs for 2006–2008; and 54,359 PSUs for 2007–2009.

[2][6]	Market value was determined by multiplying the number of shares of stock or units, as applicable, by $61.37, the closing price of Common Stock on December 31, 2007.

2007 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
E. Neville Isdell	0	$ 0	0	$ 0
Muhtar Kent	0	0	0	0
Gary P. Fayard	0	0	0	0
Irial Finan	0	0	0	0
José Octavio Reyes	0	0	0	0

None of the Named Executive Officers exercised any stock options during 2007. The Named Executive Officers as a group held options to acquire 118,000 shares of Common Stock, granted in 1997, which expired in 2007. These options were not exercised because the exercise price exceeded the market price of Common Stock. As a result, in keeping with our pay for performance compensation policies, the Named Executive Officers did not realize any value from these options.

No stock awards vested in 2007.

2007 Pension Benefits

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
E. Neville Isdell	Retirement Plan	13.0833	$ 284,438	$ 0
	Supplemental Plan	13.0833	7,451,469	0

	Overseas Plan	20.4167	6,125,061	0
Muhtar Kent	Retirement Plan	19.9167	393,615	0
	Supplemental Plan	19.9167	1,807,121	0
Gary P. Fayard	Retirement Plan	13.7500	284,790	0
	Supplemental Plan	13.7500	2,258,108	0
Irial Finan	Overseas Plan	3.4167	425,303	0
José Octavio Reyes	Mexico Plan	21.1000	2,788,347[1]	0
	Overseas Plan	12.5000	981,578[2]	0

[1]	The Mexico Plan pays benefits based on the greater of multiple formulas. This number reflects the formula that currently results in the largest benefit.
[2]	The Overseas Plan benefit may be subject to offset by amounts payable from foreign pensions and social security that are not currently determinable.

The formulas used to calculate benefits under the Retirement Plan, the retirement portion of the Supplemental Plan, the Overseas Plan and the Mexico Plan are the same for each participant in each plan.

The Company provides retirement benefits from various plans to its employees, including the Named Executive Officers. Due to the Company’s global operations, it maintains different plans to address different market conditions, various legal and tax requirements and different groups of employees.

The table reflects the present value of benefits accrued by each of the Named Executive Officers from the various plans in which they participate. As a result of the Tax Code limitations on the amount of compensation that may be considered under the Retirement Plan, a portion of the benefit that would be payable under the Retirement Plan without those limitations is paid from the retirement portion of the Supplemental Plan. The material terms of the Retirement Plan, the Supplemental Plan, the Overseas Plan and the Mexico Plan are described beginning on page 73.

Compensation used for pension formula purposes under the Retirement Plan, the retirement portion of the Supplemental Plan and the Overseas Plan generally includes only salary and cash incentives. The amounts reflected for each plan represent the present value of the maximum benefit payable under the applicable plan. In some cases the payments may be reduced by benefits paid by other Company-sponsored retirement plans or statutory payments.

Under the Mexico Plan, compensation utilized for pension formula purposes generally includes salary, annual incentive, savings fund and other payments made in accordance with Mexican law and customary business practice.

The Company’s pension plans operate in the same manner for all participants and there is no special formula for the Chief Executive Officer or any other Named Executive Officer. The Company’s U.S. plans take into account the employee’s career at the Company as a whole and calculate the pension benefit based on years of service and eligible compensation in the five highest consecutive years out of the last 11 years of vesting service. In the case where a participant retires and then later is rehired by the Company, the calculation is as follows:

1.	Recalculate the accrued benefit taking into account additional years of service, if applicable, and the new eligible compensation (the “New Retirement Benefit”).

2.	Determine the payments already made to the participant upon or in connection with his or her initial retirement (“Prior Benefit Payments”).

3.	Determine the current value of the Prior Benefit Payments assuming that those payments have increased in value at 7% compounded annually through the date of the participant’s subsequent retirement (the “Current Value of Prior Benefit Payments”).

4.	Subtract the Current Value of Prior Benefit Payments from the New Retirement Benefit to determine the net benefit payable to the participant upon his subsequent retirement (“Net Retirement Benefit”).

5.	Determine the net present value of the Net Retirement Benefit.

Mr. Isdell initially retired in 1998. He received payments from Company pension plans during his retirement. Upon his subsequent retirement, his retirement benefits under the applicable plans will be calculated based on the methodology described above and will be paid only after he retires.

As of December 31, 2007, Mr. Isdell had a total of 33.5 total years of service with the Company and its affiliates that are eligible to be credited for pension purposes. The Retirement Plan and the Supplemental Plan, on the one hand, and the Overseas Plan, on the other hand, are separate plans that may recognize service for different periods. In Mr. Isdell’s case, 13.1 of his total 33.5 years are recognized under the Retirement Plan and the Supplemental Plan and the remaining 20.4 years are recognized under the Overseas Plan. There is no overlap in the years and no additional years of service are credited. In Mr. Reyes’ case, 21.1 years are recognized under the Mexico Plan and 12.5 years are recognized under the Overseas Plan. There are 6.3 years of credited service that overlap between the Mexico Plan and the Overseas Plan. Mr. Reyes’ Overseas Plan benefit is offset by the value of the Mexico Plan benefit earned during this period of concurrent service.

Mr. Isdell’s benefit under the Retirement Plan and the retirement portion of the Supplemental Plan will increase as a result of (i) being re-employed by the Company and (ii) his new, higher five consecutive years of compensation out of his last 11 years of service (ignoring the period he was retired as the plans provide). Mr. Isdell’s benefit under the Overseas Plan will increase only as a result of the new compensation described in (ii) above. He is not eligible for additional years of service in the Overseas Plan. Mr. Reyes’ benefit under the Overseas Plan will increase only as a result of new compensation.

The Company generally does not grant additional years of benefit service. In rare circumstances, the Company may give credit to a new hire to compensate for pension amounts forfeited at a previous employer or as a hiring incentive. No Named Executive Officer has been credited with additional years of benefit service.

The assumptions used by the Company in calculating the pension benefits value are incorporated herein by reference to Note 16 to the Company’s consolidated financial statements in the Form 10-K. The calculations assume that the Named Executive Officer continues to live until the earliest age at which an unreduced benefit is payable.

The Company cautions that the values reported in the Present Value of Accumulated Benefit column (column (d) of the table on page 63) are theoretical and are calculated and presented pursuant to SEC requirements. The Company’s pension plans utilize a different method of calculating actuarial present value for the purpose of determining a lump sum payment, if any, under the plan. The change in pension value from year to year is subject to market volatility and may not represent the value that a Named Executive Officer will actually accrue under the Company’s pension plans during any given year when based on the pension plan’s current definition of actuarial present value.

2007 Nonqualified Deferred Compensation

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
E. Neville Isdell	$5,390,000	$0	$701,577	$0	$14,160,914
Muhtar Kent	N/A	N/A	N/A	N/A	N/A
Gary P. Fayard	448,076	0	42,208	0	1,423,724
Irial Finan	N/A	N/A	N/A	N/A	N/A
José Octavio Reyes	N/A	N/A	N/A	N/A	N/A

The amounts reflected in column (b) above reflect each Named Executive Officer’s individual contributions to the Deferred Compensation Plan, the material provisions of which are described on page 76. The Company does not match any employee deferral or guarantee a return on deferred amounts.

The entire amounts reported in column (b) for Messrs. Isdell and Fayard represent non-equity incentive plan compensation for 2006 that would have been paid in March 2007. All amounts were reported in the Non-Equity Incentive Plan Compensation column of the 2006 Summary Compensation Table in the 2007 Proxy Statement. No amounts reported in column (b) are reported in the 2007 Summary Compensation Table. No amounts reported in column (d) are reported in the 2007 Summary Compensation Table because the plan does not provide for above-market returns.

Of the amount reported in column (f) for Mr. Isdell, $12,708,541 has been reported as bonus or non-equity incentive plan compensation in prior Company annual proxy statements. For Mr. Fayard, $1,202,201 has been reported as bonus or non-equity incentive plan compensation in prior Company annual proxy statements. The remaining amounts constitute earnings over time.

Mr. Reyes, who is not based in the U.S., and Mr. Finan, who is an International Service Associate, are not eligible to participate in the Deferred Compensation Plan. Mr. Kent is eligible, but currently does not participate in the Deferred Compensation Plan.

The Deferred Compensation Plan allows eligible U.S. based employees to elect, before earned, to save on a tax-deferred basis a portion of their salary and/or annual incentive. Up to 80% of base salary and 100% of annual incentive can be deferred. We chose these percentages to provide maximum deferral flexibility, while requiring a portion of salary to be available to meet tax and certain other payroll-based items. The employee then becomes an unsecured creditor of the Company when these amounts, fully earned, would otherwise have been paid. Amounts to be deferred by the employee are shown in the Summary Compensation Table when earned. The employee elects when he or she will be paid out, which can be during or after employment, subject to the provisions of Section 409A of the Tax Code. The employee earns a deferred return based on deemed investments in mutual funds selected by the employee from a list provided by the Company. Participants may change deemed investment elections daily. The investment risk is borne entirely by the employee. The cash deferred is retained by the Company. The program is designed to be as broad as permitted under tax and labor regulations.

Gains and losses are credited based on the participant’s deemed investment choices. Participants’ accounts may or may not appreciate and may even depreciate depending on the performance of their deemed investment choices. None of the deemed investment choices provide interest at above-market rates (as that term is defined by the SEC). All deferrals are paid out in cash upon distribution and subject to income tax at that time.

All contributions by the Named Executive Officers are voluntary elections to defer receipt of compensation that they were entitled to be paid in the current year. None of the Named Executive Officers has ever received a Company contribution to his account in the Deferred Compensation Plan. Accordingly, the earnings reflected in column (d) of the table above represent deemed investment returns solely from voluntary deferrals.

The Company has the benefit of full unrestricted use of all amounts deferred under the Deferred Compensation Plan until such amounts are required to be distributed to the plan participants.

Payments on Termination or Change in Control

General

Most of the Company’s plans and programs contain specific provisions detailing how payments are treated upon termination or change in control. Generally, other than the Company’s broad-based Severance Plan, the Company does not have any separation or severance agreements with senior executives, including the Named Executive Officers (other than certain arrangements with Mr. Isdell discussed beginning on page 72). The Company’s U.S. Severance Plan applies to all non-union, non-manufacturing employees and pays benefits in the event that an employee is involuntarily terminated without cause or in connection with a position elimination. The amount of severance varies based on the employee’s grade level and/or length of service and the reason for termination. The maximum amount of severance, which applies to all U.S. based Named Executive Officers, is two years of base pay.

Mr. Reyes’ separation arrangements are determined by Mexican law.

The change in control provisions in the various Company plans are designed so that employees are neither harmed nor given a windfall in the event of a change in control. The provisions are intended to ensure that executives evaluate business opportunities in the best interests of shareowners. The change in control provisions under these plans generally provide for accelerated vesting, and do not provide for extra payments. The Company does not have individual change in control agreements.

The Board can determine prior to the potential change in control that no change in control will be deemed to have occurred. Generally, the Company’s plans provide that a change in control is deemed to have occurred upon:

(i)	any person acquiring beneficial ownership, directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the Company;

(ii)	during any period of two consecutive years or less, individuals who at the beginning of such period constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority of the Board of Directors, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period;

(iii)	the shareowners approve any merger or consolidation resulting in the Common Stock being changed, converted or exchanged (other than a merger with a wholly owned subsidiary of the Company), any liquidation of the Company or any sale or other disposition of 50% or more of the assets or earning power of the Company and such merger, consolidation, liquidation or sale is completed; or

(iv)	the shareowners approve any merger or consolidation to which the Company is a party as a result of which the persons who were shareowners of the Company immediately prior to the effective date of the merger or consolidation beneficially own less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation, and such merger or consolidation is completed.

The results of specific termination and change in control events under the plans are described below. These provisions apply to all participants in each plan.

Annual Incentive Plan

Change in Control

Upon a change in control, employees generally receive the target amount of the incentive after the end of the performance year. This amount is prorated if the employee leaves during the year.

Termination Provisions

Generally, employees must be employed on December 31 to receive a cash incentive for the year. If an employee is eligible for retirement, he or she generally receives a prorated incentive based on actual business unit performance and the portion of the year actually worked.

Deferred Compensation Plan

Change in Control

Upon a change in control, any Company contributions to deferred compensation accounts vest. None of the Named Executive Officers has received a Company contribution. There are no other special change in control provisions.

Termination Provisions

Employees who terminate employment after age 50 with five years of service receive payments based on elections made at the time they elected to defer compensation. Other employees receive a lump sum at termination. Individuals who are designated as “specified employees” under Section 409A of the Tax Code may not receive payments from the Deferred Compensation Plan for at least six months following termination of employment, to the extent the amounts were deferred after January 1, 2005.

Equity Plans

Change in Control

All unvested options and restricted shares vest upon a change in control. For performance share units that have not yet been converted to shares, there is no provision for a change in control and, as a result, the terms of the performance share units continue to apply.

Termination Provisions

The treatment of equity upon termination of employment depends on the reason for the termination. The chart below details the treatment of the various equity plans upon termination, depending on the reason for the termination and assuming termination occurred on December 31, 2007. In general, if termination is voluntary and not for retirement, unvested equity is forfeited either immediately or within six months of the termination date.

Summary of Separation Provisions in Equity Plans

Plan	Voluntary Resignation Prior to Retirement	Involuntary Termination (Other than for Cause)	Retirement[1]

1991 Stock Option Plan and 1999 Stock Option Plan	Employees have six months to exercise vested options. Unvested options are forfeited.	Employees generally have six months to exercise vested options. Unvested options are forfeited.	All options held at least 12 months vest. Employees retain the full remaining term to exercise the options.

2002 Stock Option Plan	Employees have six months to exercise vested options. Unvested options are forfeited.	Employees have the greater of six months or the length of the severance period, if any, to exercise vested options. Unvested options are forfeited.	All options held at least 12 months vest. Employees retain the full remaining term to exercise the options.

Restricted Stock Plans	Shares are forfeited unless held until the time specified in the grant.	Shares are forfeited unless held until the time specified in the grant.	Shares are forfeited unless held until the time specified in the grant. Some grants vest upon retirement.

2004–2006 PSUs	All shares are forfeited.	A prorated number of the shares earned are released.	Any shares granted upon certification of results are released after retirement.

2005–2007 PSUs	All PSUs are forfeited.	After the performance is certified, a cash payment is made equal to the value that would have been paid, prorated for the amount of time worked in the five-year period.	For grants held at least 12 months, the target number of PSUs are converted to shares prior to retirement. The shares remain restricted. If the performance criterion is met, the shares are released.

2006–2008 PSUs and 2007–2009 PSUs	All PSUs are forfeited.	All PSUs are forfeited.	For grants held at least 12 months, the target number of PSUs are converted to shares prior to retirement. The shares remain restricted. If the performance criterion is met, the shares are released.

1 Retirement for purposes of the stock option plans and the retirement plans is generally age 55 with at least ten years of service, or age 60. For the PSUs, retirement is age 55 with at least five years of service.

Death

If an employee dies, all options from all option plans vest. For options granted prior to 2007, the employee’s estate has 12 months from the date of death to exercise the options. For options granted in 2007, the employee’s estate has five years from the date of death to exercise the options. Restricted stock granted from both restricted stock plans vests and is released to the employee’s estate. For all PSUs, the performance period is shortened to the end of the year of death and the performance is calculated. The employee’s estate receives a cash payment, prorated for the number of months worked in the performance period, based on the performance results for the shortened period.

Disability

If an employee terminates because of disability, all options from all option plans vest. The employee retains the full original term to exercise the options. Restricted stock granted from both restricted stock plans vests and is released to the employee. For all PSUs, the employee receives a cash payment after the end of the performance period equal to the value of the number of shares, prorated for the number of months worked in the performance period, that the employee would have earned based on actual performance.

Retirement and Thrift Plans

Change in Control

The Retirement Plan and the retirement portion of the Supplemental Plan, the material provisions of which are described beginning on page 73, contain special provisions for change in control. Upon change in control, the age requirements for earliest retirement are lowered from 55 (with ten years of service) to 50 (with ten years of service) if a participant terminates employment within two years of a change in control.

The Thrift Plan and thrift portion of the Supplemental Plan, the material provisions of which are described beginning on page 73, do not have a special provision for change in control.

Termination Provisions

No payments may be made under the Retirement Plan or the retirement portion of the Supplemental Plan until an employee has separated from service and met eligibility requirements. No payment may be made under the Thrift Plan or the thrift portion of the Supplemental Plan until separation from service, except distributions may be taken from the Thrift Plan after age 59 1/2, whether or not the employee has terminated. Employees who terminate employment prior to earliest retirement age forfeit the retirement portion of the Supplemental Plan that makes up for limits imposed by the Internal Revenue Service.

Individuals who are designated as “specified employees” under Section 409A of the Tax Code, which include the U.S. based Named Executive Officers, may not receive payments from the Supplemental Plan for at least six months following termination of employment.

Quantification of Termination/Change in Control Payments

The amounts shown in the tables below assume that the event that triggered the payment occurred on December 31, 2007. Messrs. Isdell, Kent, Fayard and Reyes are eligible for retirement and thus are deemed to have retired rather than been terminated. The tables do not include the value of pension benefits that are disclosed in the 2007 Pension Benefits table on page 63.

Retirement/Voluntary Resignation
	Severance Payments (1)	Acceleration of Vesting of Stock Options (2)	Restricted Stock (3)	Total
Mr. Isdell	$0	$0	$6,110,604	$6,110,604
Mr. Kent	0	2,231,475	0	2,231,475
Mr. Fayard	0	2,444,775	0	2,444,775
Mr. Finan	0	0	0	0
Mr. Reyes	2,335	2,418,800	0	2,421,135

Involuntary Termination with Severance
	Severance Payments (1)	Acceleration of Vesting of Stock Options (2)	Restricted Stock (3)	Total
Mr. Isdell	$3,300,000	$0	$6,110,604	$9,410,604
Mr. Kent	2,000,000	2,231,475	0	4,231,475
Mr. Fayard	1,412,611	2,444,775	0	3,857,386
Mr. Finan	1,500,000	0	0	1,500,000
Mr. Reyes	2,518,675	2,418,800	0	4,937,475

Involuntary Termination for Cause
	Severance Payments (1)	Acceleration of Vesting of Stock Options (2)	Restricted Stock (3)	Total
Mr. Isdell	$0	$0	$0	$0
Mr. Kent	0	0	0	0
Mr. Fayard	0	0	0	0
Mr. Finan	0	0	0	0
Mr. Reyes	2,335	0	0	2,335

Disability
	Severance Payments (1)	Acceleration of Vesting of Stock Options (2)	Restricted Stock (3)	Total
Mr. Isdell	$0	$0	$8,591,800	$8,591,800
Mr. Kent	0	6,896,998	3,068,500	9,965,498
Mr. Fayard	0	5,897,252	3,927,680	9,824,932
Mr. Finan	0	5,538,262	3,068,500	8,606,762
Mr. Reyes	0	6,113,884	0	6,113,884

Death
	Severance Payments (1)	Acceleration of Vesting of Stock Options (2)	Restricted Stock and PSUs (3)	Total
Mr. Isdell	$0	$0	$34,680,457	$34,680,457
Mr. Kent	0	6,896,998	6,573,672	13,470,670
Mr. Fayard	0	5,897,252	11,275,796	17,173,048
Mr. Finan	0	5,538,262	9,794,427	15,332,689
Mr. Reyes	0	6,113,884	6,444,811	12,558,695

Change in Control
	Severance Payments (1)	Acceleration of Vesting of Stock Options (2)	Restricted Stock (3)	Total
Mr. Isdell	$0	$0	$8,591,800	$8,591,800
Mr. Kent	0	6,896,998	3,068,500	9,965,498
Mr. Fayard	0	5,897,252	3,927,680	9,824,932
Mr. Finan	0	5,538,262	3,068,500	8,606,762
Mr. Reyes	0	6,113,884	0	6,113,884

(1)	Represents severance payments under the Severance Plan described on page 77 for Messrs. Isdell, Kent, Fayard and Finan. For Mr. Reyes, represents amounts required to be paid under Mexican law.

(2)	Represents the intrinsic value of acceleration of vesting of stock options, if applicable. Intrinsic value means the difference between the exercise price of a stock option and the closing price of a share of Common Stock on December 31, 2007, which was $61.37.

(3)	Represents (i) the value of acceleration of vesting of restricted stock or restricted stock units, if applicable, and (ii) in the event of death, the prorated value of PSUs. No amount is included for PSUs for other separations because, except for death, the PSUs do not vest upon separation from the Company. The PSUs are either forfeited or remain subject to the performance requirements. There is no guarantee that any shares would eventually be released. For Mr. Isdell, for retirement or involuntary termination with severance, includes a cash payment equal to the amount currently accrued on the 140,000 shares of restricted stock described below.

Arrangements with Mr. Isdell

In connection with Mr. Isdell’s becoming Chairman of the Board and Chief Executive Officer, he was granted a restricted stock award of 140,000 shares on July 22, 2004. The restrictions on the restricted stock award will lapse six months following retirement (with the consent of the Board), as long as retirement occurs after June 1, 2008. In the event that the 140,000 shares of restricted stock are forfeited for any reason other than termination for cause, Mr. Isdell will receive a special cash payment. Under the terms of the award, the cash payment cannot exceed the amount that the Company has accrued for the restricted shares on the date of forfeiture. In becoming a U.S. resident in connection with accepting the positions of Chairman of the Board and Chief Executive Officer, Mr. Isdell incurred significant additional taxes on income not related to his current employment with the Company. This cash payment is intended to make him whole for the period of time he is a U.S. resident and employed by the Company.

Additionally, the Compensation Committee agreed to the following special provisions upon Mr. Isdell’s subsequent retirement:

•	all stock options granted will vest, however his ability to exercise these options is restricted until such time as the options otherwise would have vested had he not retired; and

•	the standard provision that requires forfeiture of any PSUs held less than 12 months does not apply.

Summary of Plans

The following section provides information on Company-sponsored plans noted in the Compensation Discussion and Analysis or in the tables. For the convenience of our shareowners, we are putting the descriptions of the plans in one location.

Retirement Plans

The Retirement Plan.    The Retirement Plan is a broad-based tax-qualified defined benefit plan that applies on the same terms for substantially all U.S. non-union employees. Generally, pension benefits are based on a percentage of (i) the employee’s final average compensation (the five highest consecutive calendar years of compensation out of the employee’s last eleven years) or (ii) $225,000 for 2007 (the limit set by the Tax Code), whichever is lower, multiplied by the employee’s years of credited service. The term “compensation” for determining the pension benefit includes salary, overtime, commissions and cash incentive awards, but excludes any amounts related to stock options, performance share units or restricted stock. It also excludes deferred compensation and any extraordinary payments related to hiring or termination of employment.

Under the Retirement Plan, a participant becomes vested after five years of service or age 60 with one year service. Normal retirement is age 65. The Retirement Plan allows retirement with a partially reduced benefit as early as age 55 with 10 years of service or age 60.

In 2007, an employee could receive no more than $180,000 annually from the Retirement Plan and no compensation in excess of $225,000 per year could be taken into account for calculating benefits under the Retirement Plan.

The Thrift Plan.    The Thrift Plan is a broad-based tax-qualified defined contribution plan that applies on the same terms for most U.S. non-union employees. The Company contributes to each participant’s account an amount equal to 100% of the participant’s contributions but not more than (i) 3% of the participant’s earnings or (ii) the amount allowable under the limits imposed under the Tax Code, whichever is lower. For 2007, compensation over $225,000 may not be taken into account under the Thrift Plan. The Company’s matching contribution is invested originally in Common Stock.

The Supplemental Plan.    The Supplemental Plan makes employees whole when the Tax Code limits the amounts that would otherwise be credited to them under the Retirement Plan or the Thrift Plan. The Supplemental Plan applies on the same terms for all U.S. non-union employees who exceed the limits set by the Tax Code. The Supplemental Plan also operates to keep employees whole when they defer part of their salary or bonus. Otherwise, electing to defer would reduce an employee’s retirement and thrift benefits.

Generally, the pension benefit under the retirement portion of the Supplemental Plan is forfeited unless the employee remains with the Company until his or her earliest retirement date.

Similarly, when limits set by the Tax Code are reached under the Thrift Plan, the Company continues to credit the employee with the Company matching contribution in share units. The value of the accumulated share units, including dividend equivalents, is paid in cash on termination of employment.

The Overseas Plan.    The Overseas Plan provides a retirement benefit to International Service Associates of the Company who are not U.S. citizens, who cannot participate in the Retirement Plan during their international assignments and who do not participate in a local pension plan. The Overseas Plan applies on the same terms to the general population of International Service Associates worldwide. Payments under the Overseas Plan are reduced by benefits paid by other Company-sponsored plans and statutory payments. Generally, the Overseas Plan pays benefits in a lump sum.

Under the Overseas Plan, a participant becomes vested after five years of service or attainment of age 60 while employed. The Overseas Plan allows retirement with a partially reduced benefit as early as age 55 with 10 years of service or age 60.

The International Thrift Plan.    The International Thrift Plan provides a benefit similar to that received by U.S. citizens under the thrift portion of the Supplemental Plan to International Service Associates who are not U.S. citizens. The International Thrift Plan applies on the same terms to the general population of International Service Associates worldwide. The International Thrift Plan provides a credit in Company share units equivalent to 3% of the International Service Associate’s eligible compensation. The value of the accumulated share units, including dividend equivalents, is paid in cash to the individual at termination of employment. Employees are not permitted to make contributions to the International Thrift Plan.

The Mexico Plan.    The Mexico Plan consists of a traditional defined benefit plan, a pension equity plan, and a defined contribution plan. Eligible employees receive whichever plan formula (either the traditional defined benefit plan or the sum of the pension equity plan and the defined contribution plan) results in the larger benefit. For Mr. Reyes, the traditional defined benefit plan currently results in the larger benefit.

The traditional defined benefit plan is based on a percentage of the employee’s final eligible earnings, determined over the last 36 months prior to retirement, multiplied by the employee’s years of credited service. The benefit is then reduced by an offset for the benefit provided under the Savings Systems for Retirement. The monthly pension benefit cannot be less than the pension that is provided by the termination indemnity required by Mexican law. The monthly pension benefit cannot exceed 70% of the final salary at retirement. The term “eligible earnings” for determining the pension benefit includes salary, vacation bonus, savings fund, and long-term incentive program. No stock options or restricted stock are included in the pension earnings.

The pension equity plan pays a lump sum amount at retirement, based on the employee’s final average salary and points accumulated during employment. An employee earns points for each year of service based on age. The defined contribution plan is a savings plan in which employees can contribute up to 5% of their compensation on a pre-tax basis. The Company makes a matching contribution equal to 50% of the employee’s contribution.

Under the Mexico Plan, a participant becomes eligible for a reduced benefit as early as age 55 with at least 10 years of service.

Incentive Plans

Annual Incentive Plan.    The Company maintains an annual incentive program for employees.

Approximately 8,700 employees participated in the incentive plan in 2007. The Compensation Committee may designate one or more performance criteria from the list contained in the plan. Possible performance measures, which have been approved by shareowners, are:

• net revenue	• earnings per share
• net income	• increase in cash flow
• return on assets	• increase in shareowner value
• operating income	• return on invested capital
• brand contribution	• return on shareowners’ equity
• gross profit	• revenue growth of the Company
• operating expenses	• operating profit or operating margins
• profit before tax	• goals relating to acquisitions or divestitures
• economic profit	• value share of non-alcoholic ready-to-drink segment
• return on capital	• volume share of non-alcoholic ready-to-drink segment
• unit case volume	• quality as determined by the Company’s Quality Index
• earnings before interest, taxes, depreciation and amortization

Target annual incentives are established for each participant. Below a threshold level of performance no payments can be made under the incentive plan. The program is designed to satisfy the requirements of Section 162(m) of the Tax Code.

Long-Term Incentive Plans

Stock Option Plans.    Stock option plans provide equity compensation, which depends on the increase in the price of Common Stock and the creation of shareowner value. For 2007, stock options comprised the long-term equity component of compensation for approximately 6,800 employees below the senior executive level and a part of the long-term equity component for senior executives. Beginning in 2008, all employees eligible for long-term equity grants will be given a mix of stock options and performance share units.

The Company currently grants options from the 2002 Stock Option Plan and the 1999 Stock Option Plan. These plans generally provide that the option price must be not less than 100% of the fair market value of Common Stock on the date the option is granted. The fair market value of a share of Common Stock is the average of the high and low prices on the date of grant. In certain foreign jurisdictions, the law requires additional restrictions on the calculation of the option price. The grants provide that stock options generally may not be exercised during the first twelve months after the date of grant. Generally, options vest 25% on the first, second, third and fourth anniversaries of the grant date and have a term of ten years.

The 2002 Stock Option Plan and the 1999 Stock Option Plan each allow shares of Common Stock to be used to satisfy any resulting federal, state and local tax liabilities. Change of control, death, disability and retirement, with certain exceptions, cause the acceleration of vesting.

Restricted Stock Plan.    The 1989 Restricted Stock Plan is designed to focus executives on the long-term performance of the Company. The 1989 Restricted Stock Plan allows flexibility related to grant terms and conditions.

There are currently three types of awards under the 1989 Restricted Stock Plan that are outstanding:

Restricted Stock.    Awards of restricted stock are generally limited to our senior executives. The award may be performance-based or time-based. Shares of stock are granted and transferred into the employee’s name. Shares remain subject to forfeiture until the shares are released under the terms of the award. The Compensation Committee uses time-based restricted stock sparingly for purposes of attraction and retention and, in certain grants to senior executives, these also include minimal performance criteria.

Promise to Grant Restricted Stock.    The award may be performance-based or time-based. Restricted stock is granted after pre-determined performance criteria are met or on a certain date in the future. This contractual arrangement is used primarily outside the U.S. Employees may or may not receive dividend equivalents during the term. No Named Executive Officers have such promises.

Performance Share Units.    Performance share units provide an opportunity for employees to receive restricted stock when certain Company performance-related criteria are met. The performance period is generally three years and if performance targets are met, shares are granted with an additional restriction period of two years. For some executives overseas, due to international tax considerations, the restricted shares are not issued until the end of the additional two-year restriction period. Dividends or, when applicable, dividend equivalents are paid during the additional restriction period. The performance criteria, which have been approved by shareowners, are the same as those listed above for the Annual Incentive Plan.

The majority of outstanding grants are performance share units tied to Company long-term performance measures.

Other Plans

The Deferred Compensation Plan.    The Deferred Compensation Plan is a non-qualified and unfunded deferred compensation program offered to approximately 600 U.S. based employees who are not International Service Associates. Eligible participants may defer up to 80% of base salary and up to 100% of their incentive. Gains and losses are credited based on the participant’s election of a variety of deemed investment choices. The Company does not match any employee deferral or guarantee a return. Participants’ accounts may or may not appreciate and may even depreciate depending on the performance of their deemed investment choices. None of the deemed investment choices provide interest at above-market rates. All deferrals are paid out in cash upon distribution. Participants may schedule a distribution during employment, or may opt to receive their balance after separation from service. Participants who are considered “specified employees” under the Tax Code (generally, the top 50 highest paid executives) may not receive a post-termination distribution for at least six months following separation from the Company. On occasion, the Company may provide a one-time credit to make up for benefits lost at a prior employer. The Company has not provided any credits for any of the Named Executive Officers.

The International Service Program.    Currently, there are approximately 450 International Service Associates. The International Service Program benefits include a housing allowance and, where appropriate, a host country allowance (a cash adjustment designed to provide equivalent purchasing power), a cash allowance recognizing differences in living conditions in the host location, a home leave allowance and currency protection. The program also provides tax preparation services and tax equalization. Under the tax equalization program, an International Service Associate, economically, pays tax at the same federal and state income tax rates as a resident of the State of Georgia on base salary, incentive compensation and personal income. The Company assumes responsibility for foreign taxes while on assignment. This is to ensure that there is no undue hardship or windfall due to taxes while on assignment in a foreign location.

The Severance Plan.    The Severance Plan provides cash severance benefits to eligible employees who are involuntarily terminated. Eligible employees include regular, full-time, non-union, non-manufacturing U.S. employees and International Service Associates. Generally, benefits are payable when an employee is terminated involuntarily due to specific circumstances such as when an employee’s position is eliminated. Benefits are not payable if the employee is offered substantially equivalent employment with the Company or its affiliates, is terminated for cause, or has entered into a separate agreement. In the case of a reorganization where the employee’s position is eliminated, the benefit payable is determined based on job grade level and/or length of service. The minimum benefit is four weeks of base pay and the maximum benefit is two years of base pay.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (c)
Equity Compensation Plans Approved by Security Holders	181,875,079[1]	$48.29[2]	58,115,634[3]
Equity Compensation Plans Not Approved by Security Holders	0	N/A	0

Total	181,875,079		58,115,634

1 Represents shares issuable pursuant to outstanding options under The Coca-Cola Company 1991 Stock Option Plan, the 1999 Stock Option Plan and the 2002 Stock Option Plan (collectively, the “Stock Option Plans”). In addition, there are 3,968,830 full-value awards of shares outstanding under the 1989 Restricted Stock Plan and the 1983 Restricted Stock Award Plan of The Coca-Cola Company (the “1983 Restricted Stock Plan”) (including shares that may be issued pursuant to outstanding performance share units, assuming the target award is met).

2 The weighted-average term of the outstanding options is 7.6 years.

3 Represents 30,083,412 options which may be issued pursuant to future awards under the 1999 Stock Option Plan and the 2002 Stock Option Plan, and 28,032,222 shares of Common Stock that may be issued pursuant to the 1983 Restricted Stock Plan and the 1989 Restricted Stock Plan (including shares that may be issued pursuant to outstanding performance share units, assuming the target award is met). The maximum term of the options is 10 years.

All numbers in the table above are as of December 31, 2007.

Share units credited under the thrift portion of the Supplemental Plan, the International Thrift Plan and the Directors’ Deferral Plan are not included since they are paid in cash.

The Company provides a matching contribution in Common Stock under various plans throughout the world. No shares are issued by the Company under any of these plans. Shares are purchased on the open market by a third-party trustee. These plans are exempt from the shareowner approval requirements of the NYSE. These plans are as follows:

The Thrift Plan (U.S.).    Under the Thrift Plan, the Company matches employee contributions to a maximum of 3% of an employee’s compensation, subject to limits imposed by the Tax Code. Employees hired prior to April 1, 2002 are immediately vested in the matching contributions and employees hired after that date vest in the matching contributions over three years. Generally, employees may not withdraw the matching contributions until termination of employment.

The Coca-Cola Export Corporation Employee Share Plan (UK).    Under this plan, the Company matches employee contributions to a maximum of £1,500 per year. The employee is immediately vested in the matching contributions. However, the matching contributions may not be withdrawn before a five-year holding period without adverse tax consequences.

Employees’ Savings and Share Ownership Plan of Coca-Cola Ltd. (Canada).    Under this plan, the Company matches 50% of an employee’s contributions to a maximum of 4% of the employee’s salary. The employee is immediately vested in the matching contributions. However, the matching contributions may not be withdrawn until termination of employment.

Employee Stockholding Program (Japan).    Under this plan, the Company matches contributions up to 3% of an employee’s pay. The employee is immediately vested in the matching contributions. However, the matching contributions may not be withdrawn until termination of employment or at specified limited periods.

Share Savings Plan (Denmark).    Under this plan, the Company matches contributions up to 3% of an employee’s pay. The employee is immediately vested in the matching contributions. However, the matching contributions may not be withdrawn for five years without tax liability.

The Company also sponsors employee share purchase plans in several jurisdictions outside the U.S. The Company does not grant or issue Common Stock pursuant to these plans, but does facilitate the acquisition of Common Stock by employees in a cost-efficient manner. These plans are not equity compensation plans.

COCA-COLA ENTERPRISES INC.

The Company and its subsidiaries together currently hold approximately 35% of the issued and outstanding shares of Coca-Cola Enterprises Inc. (“CCE”).

Certain Related Person Transactions with CCE

James D. Robinson III

A daughter-in-law of James D. Robinson III, one of our Directors, has an indirect minority equity interest in Delaware North. In 2007, Delaware North and its subsidiaries made payments totaling approximately $3.2 million to CCE to purchase products in the ordinary course of business. Also in 2007, CCE paid Delaware North approximately $969,000 in marketing related payments in the ordinary course of business.

Berkshire Hathaway

Berkshire Hathaway is a significant shareowner of the Company. IDQ, McLane and XTRA Corporation are wholly owned subsidiaries of Berkshire Hathaway. In 2007, IDQ and its subsidiaries made payments totalling approximately $2.0 million to CCE to purchase products in the ordinary course of business. In 2007, McLane made payments totaling approximately $3.4 million to CCE to purchase products in the ordinary course of business. In 2007, CCE paid XTRA Corporation and its subsidiaries approximately $2.2 million for equipment leases of trailers used to store and transport finished product in the ordinary course of business. Berkshire Hathaway holds a significant equity interest in Moody’s Corporation to which CCE paid approximately $415,000 in 2007 for providing long-term and short-term credit ratings services.

Ownership of Securities in CCE

The following table sets forth information regarding beneficial ownership of the common stock of CCE, if any, by each Director, each Director nominee, each Named Executive Officer, and our Directors and executive officers as a group, all as of February 22, 2008.

Name	Aggregate Number of Shares Beneficially Owned	Percent of Outstanding Shares
Donald R. Keough	25,508	*
Donald F. McHenry	1,035	*
Gary P. Fayard	45,031[1]	*
Irial Finan	17,808[2]	*
All Directors and Executive Officers as a Group (28 Persons)	288,281[3]	*

*	Less than 1% of issued and outstanding shares of common stock.

[1]

Includes stock units credited under the Coca-Cola Enterprises Inc. Deferred Compensation Plan for Nonemployee Directors (the “CCE Plan”) that will be paid in 10,295 shares of CCE common stock upon distribution, 6,570 deferred stock units that represent shares that may be acquired on or before

April 22, 2008, and 28,166 shares that may be acquired upon the exercise of options that are presently exercisable or that will become exercisable on or before April 22, 2008.

[2]	Includes stock units credited under the CCE Plan that will be paid in 5,572 shares of CCE common stock upon distribution, 6,570 deferred stock units that represent shares that may be acquired on or before
April 22, 2008, and 5,666 shares that may be acquired upon the exercise of options that are presently exercisable or that will become exercisable on or before April 22, 2008.

[3]	Includes stock units credited under the CCE Plan that will be paid in 15,867 shares of CCE common stock upon distribution, 13,140 deferred stock units that represent shares that may be acquired on or before April 22, 2008, and 202,888 shares that may be acquired upon the exercise of options that are presently exercisable or that will become exercisable on or before April 22, 2008.

REPORT OF THE AUDIT COMMITTEE

For many years, the Company’s Audit Committee (the “Audit Committee”) has been composed entirely of non-management Directors. The members of the Audit Committee meet the independence and experience requirements of the NYSE and the SEC. In 2007, the Audit Committee held nine meetings. The Audit Committee has adopted, and annually reviews, a charter outlining the practices it follows. The charter complies with all current regulatory requirements. Additionally, the Committee has continued its long-standing practice of having independent legal counsel.

During 2007, at each of its regularly scheduled meetings, the Audit Committee met with the senior members of the Company’s financial management team. Additionally, the Audit Committee had separate private sessions, during its regularly scheduled meetings, with the Company’s general counsel or his designee, independent auditors, and the director of internal audit, at which candid discussions regarding financial management, legal, accounting, auditing, and internal control issues took place. The Audit Committee’s agenda is established by the Audit Committee’s chairman and the director of internal audit.

The Audit Committee has been updated quarterly on management’s process to assess the adequacy of the Company’s system of internal control over financial reporting, the framework used to make the assessment, and management’s conclusions on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee has also discussed with the independent auditors the Company’s internal control assessment process, management’s assessment with respect thereto and the independent auditors’ evaluation of the Company’s system of internal control over financial reporting.

The Audit Committee reviewed with senior members of management, including the director of internal audit and general counsel, and the independent auditors, the Company’s policies and procedures with respect to risk assessment and risk management. The overall adequacy and effectiveness of the Company’s legal, regulatory and ethical compliance programs, including the Company’s Codes of Business Conduct were also reviewed.

The Audit Committee recommended to the Board of Directors the engagement of Ernst & Young LLP as our independent auditors for the year ended December 31, 2007, and reviewed with senior members of the Company’s financial management team, the independent auditors, and the director of internal audit, the overall audit scope and plans, the results of internal and external audit examinations, evaluations by management and the independent auditors of the Company’s internal controls over financial reporting and the quality of the Company’s financial reporting. Although the Audit Committee has the sole authority to appoint the independent auditors, the Audit Committee will continue its long-standing practice of recommending that the Board ask the shareowners, at their annual meeting, to ratify their appointment of the independent auditors.

Management has reviewed and discussed the audited financial statements in the Company’s Annual Report on Form 10-K with the Audit Committee including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Audit Committee asked for management’s representations and reviewed certifications prepared by the Chief Executive Officer and Chief Financial Officer that the unaudited quarterly and audited consolidated financial statements of the Company fairly present, in all material respects, the financial condition, results of operations and cash flows of the

Company, and have expressed to both management and the auditors their general preference for conservative policies when a range of accounting options is available.

In its meetings with representatives of the independent auditors, the Audit Committee asks them to address, and discusses their responses to several questions that the Audit Committee believes are particularly relevant to its oversight. These questions include:

•

Are there any significant accounting judgments or estimates made by management in preparing the financial statements that would have been made differently had the independent auditors themselves prepared and been responsible for the financial statements?

•

Based on the independent auditors’ experience, and their knowledge of the Company, do the Company’s financial statements fairly present to investors, with clarity and completeness, the Company’s financial position and performance for the reporting period in accordance with generally accepted accounting principles and SEC disclosure requirements?

•	Based on the independent auditors’ experience, and their knowledge of the Company, has the Company implemented internal controls and internal audit procedures that are appropriate for the Company?

The Audit Committee believes that, by thus focusing its discussions with the independent auditors, it can promote a meaningful dialogue that provides a basis for its oversight judgments.

The Audit Committee also discussed with the independent auditors those matters required to be discussed by the auditors with the Audit Committee under the rules adopted by the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee received and discussed with the independent auditors their annual written report on their independence from the Company and its management, as required by the PCAOB rules. The Audit Committee considered with the independent auditors whether the provision of non-audit services provided by them to the Company during 2007 was compatible with their independence.

In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews the Company’s quarterly and annual reports on Form 10-Q and Form 10-K prior to filing with the SEC. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for establishing and maintaining adequate internal control over financial reporting and for preparing the financial statements, and other reports, and of the independent auditors, who are engaged to audit and report on the consolidated financial statements of the Company and subsidiaries, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the effectiveness of the Company’s internal control over financial reporting.

In reliance on these reviews and discussions, and the reports of the independent auditors, the Audit Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the SEC.

Peter V. Ueberroth, Chair

Ronald W. Allen

Donald F. McHenry

James B. Williams

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP

AS INDEPENDENT AUDITORS

(Item 2)

The Audit Committee has appointed Ernst & Young LLP to serve as independent auditors for the fiscal year ending December 31, 2008, subject to ratification of the appointment by the shareowners. Ernst & Young LLP has served as the Company’s independent auditors for many years and is considered by management to be well qualified.

Audit Fees and All Other Fees

Audit Fees.    Fees for audit services totaled approximately $27.2 million in 2007 and $23.5 million in 2006, including fees associated with the annual audit and the audit of internal control over financial reporting, the reviews of the Company’s quarterly reports on Form 10-Q, and statutory audits required internationally.

Audit-Related Fees.    Fees for audit-related services totaled approximately $7.7 million in 2007 and $6.8 million in 2006. Audit-related services principally include due diligence in connection with acquisitions, consultation on accounting and internal control matters, audits in connection with proposed or consummated acquisitions, information systems audits and other attest services.

Tax Fees.    Fees for tax services, including tax compliance, tax advice and tax planning, totaled approximately $4.8 million in 2007 and $6.5 million in 2006.

All Other Fees.    Ernst & Young LLP did not provide any services not described above in 2007 or 2006.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors.

Under the policy, pre-approval is generally provided for work associated with the following:

•	registration statements under the Securities Act of 1933 (for example, comfort letters or consents);

•	statutory or other financial audit work for non-U.S. subsidiaries that is not required for the 1934 Act audits;

•	due diligence work for potential acquisitions or dispositions;

•	attest services not required by statute or regulation;

•	adoption of new accounting pronouncements or auditing and disclosure requirements and accounting or regulatory consultations;

•	internal control reviews and assistance with internal control reporting requirements;

•	review of information systems security and controls;

•	tax compliance, tax planning and related tax services, excluding any tax service prohibited by regulatory or other oversight authorities; expatriate and other individual tax services; and

•	assistance and consultation on questions raised by regulatory agencies.

For each proposed service, the independent auditors are required to provide detailed back-up documentation at the time of approval to permit the Audit Committee to make a determination whether the provision of such services would impair the independent auditors’ independence.

The Audit Committee has approved in advance certain permitted services whose scope is routine across business units, including statutory or other financial audit work for non-U.S. subsidiaries that is not required for the 1934 Act audits.

Other Information

The Company has been advised by Ernst & Young LLP that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

One or more representatives of Ernst & Young LLP will be present at this year’s Annual Meeting of Shareowners. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the Annual Meeting of Shareowners. If the shareowners should not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment.

The Board of Directors recommends a vote

FOR

the ratification of the appointment of Ernst & Young LLP as independent auditors.

APPROVAL OF THE COCA-COLA COMPANY 2008 STOCK OPTION PLAN

(Item 3)

Description of the Plan and Vote Required

On February 20, 2008 the Compensation Committee recommended to the Board of Directors that it adopt the 2008 Stock Option Plan of The Coca-Cola Company (the “2008 Plan”). On February 21, 2008, the Board of Directors adopted the 2008 Plan and directed that it be submitted to the shareowners for approval at the 2008 Annual Meeting. The 2008 Plan will become effective upon the affirmative vote of a majority of the votes cast by holders of the shares of Common Stock voting in person or by proxy at the Annual Meeting.

We are requesting shareowner approval of the 2008 Plan because there are not enough shares remaining under the existing stock option plans to support the long-term equity incentive component of our overall compensation philosophy. As discussed in the Compensation Discussion & Analysis, options are a part of the long-term incentive compensation for senior executives and other key employees.

The purpose of the 2008 Plan is to advance the interests of the Company by encouraging and enabling acquisition of a financial interest in the Company by its officers and other key employees. The 2008 Plan is intended to aid the Company in attracting, retaining and motivating employees.

Summary of the 2008 Plan

The following summary of the 2008 Plan is qualified in its entirety by reference to the text of the 2008 Plan, which is attached as Appendix I. The 2008 Plan will be administered by the Compensation Committee, which is comprised entirely of independent Directors. The Compensation Committee has full and final authority, in its discretion, to select the key employees who would be granted stock options and would determine the number of shares subject to each option, the duration of each option and the terms and conditions of each option granted. The 2008 Stock Option Plan allows grants of both non-statutory options (NSOs) and incentive stock options (ISOs), as defined under Section 422 of the Tax Code. However, the Company currently intends to grant only NSOs.

The major provisions of the 2008 Plan are as follows:

Eligibility. Options may be granted to any officer, including officers who are also Directors of the Company, and to other key employees of the Company and its Majority-Owned Related Companies (as defined in the 2008 Plan). Approximately 4,600 employees, including executive officers, currently may be considered for awards. Options are not transferable, except in the case of death.

Option Price. The option price shall be no less than 100% of the fair market value of the Common Stock on the date the option is granted. Fair market value for purposes of the 2008 Plan is the average of the high and low market price of the Common Stock as reported on the New York Stock Exchange Composite Transactions listing on the date of grant.

Duration of Options. Options will terminate on the date fixed by the Compensation Committee at the time of grant, but no later than ten years from the date of grant.

Vesting. Vesting means that an option is not forfeitable. The Compensation Committee shall specify the relevant vesting provisions at the time of the grant. Options generally vest 25% each year over four years on the anniversary of the grant date. No options shall be exercisable for at least twelve months from the date of grant. All options automatically vest in full upon a Change in Control (as defined in the 2008 Plan), death, or disability. In the event of retirement, in most cases, options held at least one year shall vest.

Exercise Period. The exercise period for options may not exceed 10 years from the date of grant. If an optionee’s employment by the Company is terminated for any reason, except death, disability or retirement, the optionee has six months to exercise any vested options unless the option expires earlier. The Compensation Committee has the authority to alter the terms of any option at grant or while outstanding, provided that such amendment is not detrimental to the optionee. The occurrence of a Change in Control while an optionee is an employee has no effect on the duration of the exercise period.

Payment. The exercise price must be paid in full at the time the option is exercised. Cashless exercises are permitted. In a cashless exercise, the plan administrator sells some of the shares acquired upon exercise and delivers the proceeds to the Company within three business days of the exercise. In addition, Common Stock held by the optionee for at least six months may be used to pay the exercise price. The 2008 Plan allows U.S. taxpayers to use shares of Common Stock withheld upon exercise to satisfy U.S. Federal, state and local income tax liabilities due on exercise.

Shares That May Be Issued under the 2008 Plan. A maximum of 140,000,000 shares of Common Stock, subject to adjustment as described below, may be issued or transferred pursuant to options granted under the 2008 Plan. If any option is forfeited, expires unexercised or is canceled for any reason without having been exercised in full, the shares of stock not issued or transferred will again become available for grants of options. The number of shares available under the 2008 Plan is subject to adjustment in the event of any stock split, stock dividend, recapitalization, spin-off or other similar action. No individual may be awarded options in an amount equal to more than 5% of the shares authorized under the 2008 Plan, as adjusted.

Federal Income Tax Consequences to the Company and the Optionee

Nonstatutory Options. Currently, the Company intends to grant only NSOs from the 2008 Plan. Under present Federal income tax regulations, there will be no Federal income tax consequences to either the Company or the optionee upon the grant of a nonstatutory option. The optionee will realize ordinary income upon the exercise of a nonstatutory option in an amount equal to the excess of fair market value of the Common Stock acquired upon the exercise of such option over the option price, and the Company will receive a corresponding deduction. The gain, if any, realized upon a subsequent disposition of such Common Stock will constitute short- or long-term capital gain, depending on the optionee’s holding period. For individuals resident outside the United States, the tax consequences to the individual and to the Company and/or its subsidiaries are determined by the applicable tax laws of the foreign jurisdiction.

Incentive Stock Options. Some of the options granted under the 2008 Plan may be ISOs within the meaning of Section 422 of the Tax Code. Under present Federal tax laws, there will be no Federal income tax consequences to either the Company or an optionee upon the grant of an ISO, nor will an optionee’s exercise of an ISO result in Federal income tax consequences to the Company. Although an optionee will not realize ordinary income upon his exercise of an ISO, the excess of the fair market value of the Common Stock acquired at the time of exercise over the option price may constitute an adjustment in computing alternative minimum taxable income under Section 56 of the Tax Code and, thus, may result in the imposition of the “alternative minimum tax” pursuant to Section 55 of the Tax Code on the optionee. If an optionee does not dispose of Common Stock acquired through an ISO within one year of the ISO’s date of exercise, any gain realized upon a subsequent disposition of Common Stock will constitute long-term capital gain to the optionee. If an optionee disposes of the Common Stock within such one-year period, an amount equal to the lesser of (i) the excess of the fair market value of the Common Stock on the date of exercise over the option price or (ii) the actual gain realized upon a subsequent disposition will constitute ordinary income to the optionee in the year of the disposition. Any additional gain upon such disposition will be taxed as short-term capital gain. The Company will receive a deduction in an amount equal to the amount constituting ordinary income to an optionee.

The Federal income tax consequences described in this section are based on U.S. laws and regulations in effect on February 22, 2008, and there is no assurance that the laws and regulations will not change in the future and affect the tax consequences of the matters discussed in this section.

Term

The 2008 Plan will become effective if approved by the shareowners at the Annual Meeting, and unless earlier terminated by the Board, will terminate when all shares under the 2008 Plan have been issued.

Termination of and Amendments to the 2008 Plan; No Repricing or Replacing Options without Shareowner Approval

The Board of Directors may terminate or amend the 2008 Plan from time to time in any manner permitted by applicable laws and regulations, except that no additional shares of the Company’s Common Stock may be allocated to the 2008 Plan, and no outstanding option may be repriced or replaced, without the approval of the shareowners.

New Plan Benefit

The benefits or amounts to be received by or allocated to participants and the number of options to be granted under the 2008 Plan cannot be determined at this time because the amount and type of grant to be made to any eligible participant in any year is to be determined at the discretion of the Compensation Committee.

The Board of Directors recommends a vote

FOR

the proposal to approve The Coca-Cola Company 2008 Stock Option Plan

PROPOSALS OF SHAREOWNERS

Items 4 through 6

The following three proposals were submitted by shareowners. If the shareowner proponent, or a representative who is qualified under state law, is present and submits such proposal for a vote, then the proposal will be voted upon at the Annual Meeting of Shareowners. Approval of each of the following three proposals requires the affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock voting in person or by proxy at the Annual Meeting of Shareowners. In accordance with federal securities regulations, we include the shareowner proposals plus any supporting statements exactly as submitted by the proponents. To make sure readers can easily distinguish between material provided by the proponents and material provided by the Company, we have put a box around material provided by the proponents. If proposals are submitted by more than one shareowner, we will only list the primary filer’s name, address and number of shares held. We will provide the information regarding co-filers to shareowners promptly if we receive an oral or written request for the information.

Shareowner Proposal Regarding an Advisory Vote on Executive Compensation (Item 4)

The Congregation of Benedictine Sisters, 285 Oblate Drive, San Antonio, Texas 78216, owner of 500 shares of Common Stock, and other co-filers, submitted the following proposal:

ADVISORY VOTE ON EXECUTIVE COMPENSATION – Coca Cola

RESOLVED, that shareholders of Coca-Cola request the  board of directors to adopt a policy that provides shareholders the opportunity at each annual shareholder meeting  to vote on an advisory resolution, proposed by management, to ratify the compensation of the named executive officers (“NEOs”) set forth in the proxy statement’s Summary Compensation Table (the “SCT”) and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion and Analysis). The proposal submitted to shareholders should make clear that the vote is non-binding and would not affect any compensation paid or awarded to any NEO.

SUPPORTING STATEMENT

Investors are increasingly concerned about mushrooming executive compensation which sometimes appears to be insufficiently aligned with the creation of shareholder value. As a result, in 2007 shareholders filed more than 60 “say on pay” resolutions with companies, averaging a 42% vote where voted upon. In fact, eight resolutions received majority votes.

In addition, the advisory vote was endorsed by the Council of Institutional Investors and a survey by the Chartered Financial Analyst Institute found that 76% of its members favored giving shareholders an advisory vote. A bill to provide for annual advisory votes on compensation passed in the House of Representatives by a 2-to-1 margin.

Aflac decided to present such a resolution to investors in 2009 and TIAA-CREF, the largest pension fund in the world, held its first Advisory Vote in 2007. As a result of discussions between investors and companies, a Working Group on the Advisory Vote was established to further study how such a practice would be implemented in the U.S. markets to provide advice to investors and companies alike.

We believe that existing U.S. corporate governance arrangements, including SEC rules and stock exchange listing standards, do not provide shareholders with sufficient mechanisms for providing input to boards on senior executive compensation. In contrast to U.S. practices, in the United Kingdom, public companies allow shareholders to cast an advisory vote on the “directors’ remuneration report,” which discloses executive compensation. Such a vote isn’t binding, but gives shareholders a clear voice that could help shape senior executive compensation.

Currently U.S. stock exchange listing standards require shareholder approval of equity-based compensation plans; those plans, however, set general parameters and accord the compensation committee substantial discretion in making awards and establishing performance thresholds for a particular year. Shareholders do not have any mechanism for providing ongoing feedback on the application of those general standards to individual pay packages.

If investors wish to register opposition to a pay package(s) in the previous year, withholding votes from compensation committee members who are standing for reelection is a blunt and insufficient instrument for registering dissatisfaction.

Accordingly, we urge the board to allow shareholders to express their opinion about senior executive compensation by establishing an annual referendum process. The results of such a vote could provide our board with useful information about shareholder views on the company’s senior executive compensation, as reported each year.

Statement Against Shareowner Proposal Regarding an Advisory Vote on Executive Compensation

The Board of Directors of The Coca-Cola Company believes that good corporate governance and accountability to shareowners are not only marks of good management, but critical to a successful enterprise. We are strongly supportive of advancing appropriate and effective mechanisms to enhance constructive dialogue between shareowners and Directors.

This proposal calls for a non-binding advisory vote to ratify the compensation of the Named Executive Officers. However, we believe that more effective and meaningful mechanisms are already available for our Company’s shareowners to communicate concerns to the Board about compensation or other matters.

We believe the best mechanism for shareowners to reflect their confidence or lack of confidence in the Compensation Committee’s work is through the election of Directors. This vote is more impactful because it determines, pursuant to the Company’s majority vote by-law, who will serve on the Board and ultimately make decisions about compensation. In contrast, the advisory vote would not change the contents of the Committee’s report nor have legal bearing on any compensation arrangement.

We believe that current disclosure of our compensation practices, combined with the SEC’s disclosure requirements, provide a thorough basis for our shareowners to evaluate the Company’s use of compensation to drive business results and to make an informed choice in their vote for the election of Directors. Our Compensation Committee provides in the proxy statement detailed disclosure of compensation for executive officers, including how and why compensation decisions are made. The Company also publishes a detailed report setting forth its approach and philosophy with respect to executive compensation.

The Board of Directors recommends a vote

AGAINST

the proposal regarding an advisory vote on executive compensation.

Shareowner Proposal Regarding an Independent Board Chair (Item 5)

International Brotherhood of Teamsters General Fund, 25 Louisiana Avenue, N.W., Washington, D.C. 20001, owner of 100 shares of Common Stock, submitted the following proposal:

RESOLVED:        That stockholders of The Coca-Cola Company (“Coca-Cola” or “the Company”) ask the Board of Directors to adopt a policy that the Board’s chairman be an independent director who has not previously served as an executive officer of Coca-Cola. The policy should be implemented so as not to violate any contractual obligation. The policy should also specify: (a) how to select a new independent chairman if a current chairman ceases to be independent during the time between annual meetings of shareholders; and, (b) that compliance with the policy is excused if no independent director is available and willing to serve as chairman.

SUPPORTING STATEMENT:        It is the responsibility of the Board of Directors to protect shareholders’ long-term interests by providing independent oversight of management, including the Chief Executive Officer (CEO), in directing the corporation’s business and affairs. Currently at our Company Mr. E. Neville Isdell, holds the positions of Chair of the Board and CEO. We believe that having one person fulfill both roles may not effectively serve the interests of shareholders.

An independent leader who ensures that management acts strictly in the best interests of the Company would better serve Coca-Cola shareholders, particularly given concerns about excessive executive pay, lackluster performance, and weak board independence at our Company.

The Corporate Library, a leading provider of independent corporate governance research and analysis, gives Coca-Cola a failing corporate governance rating, noting “very high concerns over board composition and executive compensation” at the Company. In its Board Analyst Profile on Coca-Cola, a Corporate Library analyst comments that “the concentration of long-tenured and outside-related directors on the board raises concerns about the Board’s independence.” The analyst further states that our Chairman’s $12.9 million in total actual compensation in 2006 was over 20% greater than the median total actual pay at similar sized firms, noting that such pay is “hard to justify given that total shareholder return relative to the S&P 500 was a modest 7% during the same period.”

By setting agendas, priorities and procedures, the position of Chair is critical in shaping the work of the Board of Directors who will oversee management. Accordingly, we believe that having an independent director serve as chair can help ensure the objective functioning of an effective board.

As a long-term shareholder of our Company, we believe that an independent Chairman of the Board is crucial to enhance Board leadership at Coca-Cola, and protect shareholders from future management actions that can harm shareholders.

We believe that the recent wave of corporate scandals demonstrates that no matter how many independent directors there are on the Board, that Board is less able to provide independent oversight of the officers if the Chair of that Board is also the current CEO of the Company.

We, therefore, urge shareholders to vote FOR this proposal.

Statement Against Shareowner Proposal Regarding an Independent Board Chair

The proposal seeks the separation of the roles of Chairman of the Board and Chief Executive Officer and that the Board Chairman be an independent director who has not previously served as an executive officer of the Company.

Our existing governance structure allows the Board to make changes in the Company’s leadership structure when and if they believe circumstances warrant it and shareowner interests would be better served by a different leadership structure.

Late last year, the Board of Directors approved the recommendation of Chairman and Chief Executive Officer Neville Isdell for an evolution of the Company’s leadership structure. Under the new structure, President and Chief Operating Officer Muhtar Kent will succeed Mr. Isdell as Chief Executive Officer as of July 1, 2008. Mr. Isdell will remain Chairman of the Board of Directors until the Company’s Annual Meeting of Shareowners in April 2009.

This was seen as the appropriate structure to take the Company forward and ensure a successful transition. It also reflects the flexibility available to the Board under the existing governance structure.

This flexibility to ensure the right structure based on the specific needs of the business is critical, and it is part of the judgment a board should exercise and we believe should continue to exercise in the future.

A specifically defined approach that ties the Board’s hands will not serve shareowners well over time.

We encourage shareowners to learn more about the Company’s governance practices at our website, www.thecoca-colacompany.com.

The Board of Directors recommends a vote

AGAINST

the proposal regarding an independent board chair.

Shareowner Proposal Regarding a Board Committee on Human Rights (Item 6)

William C. Wardlaw, III, 6704 Allegheny Avenue, Takoma Park, MD 20912, owner of 15,205 shares of Common Stock, submitted the following proposal:

RESOLVED:

Shareholders amend the Bylaws, by adding the following new section at the end of Article III:

Section 4. Board Committee on Human Rights. There is established a Board Committee on Human Rights, which is created and authorized to review the implications of company policies, above and beyond matters of legal compliance, for the human rights of individuals in the US and worldwide.

The Board of Directors is authorized in its discretion consistent with these Bylaws, the Articles of Incorporation and applicable law to (1) select the members of the Board Committee on Human Rights, (2) provide said committee with funds for operating expenses, (3) adopt regulations or guidelines to govern said Committee’s operations, (4) empower said Committee to solicit public input and to issue periodic reports to shareholders and the public, at reasonable expense and excluding confidential information, including but not limited to an annual report on the implications of company policies, above and beyond matters of legal compliance for the human rights of individuals in the US and worldwide, and (5) any other measures within the Board’s discretion consistent with these Bylaws and applicable law.

Nothing herein shall restrict the power of the Board of Directors to manage the business and affairs of the company. The Board Committee on Human Rights shall not incur any costs to the company except as authorized by the Board of Directors.

Supporting Statement:

The Coca-Cola Company, its bottlers, and suppliers have been associated with human rights controversies, leading to:

•    The Teachers Insurance and Annuity Association-College Retirement Equities Fund (TIAA-CREF) divesting the Coca-Cola Co. stock from and banning further investments in its $9 billion CREF Social Choice Account, the nation’s largest socially screened fund for individual investors.

•    A USA Today “cover story” includes a quote claiming that some 45 colleges and universities removing Coke products from their campuses as a result of alleged human rights violations by its Colombian bottler (10/30/07).

•    BBC News reporting that our company has been accused of benefiting from prison labor in China (5/21/07).

•    A May 2007 report by The International Environmental Law Research Centre accused the company of detrimental impacts on drinking and agricultural water supplies in India, violating human rights.

In the opinion of the proponents, the company’s existing governance process does not sufficiently elevate human rights issues within the company or serve the interests of shareholders in expediting effective solutions. The proposed Bylaw would establish a Board Committee on Human Rights that could review and make policy recommendations regarding human rights issues raised by the company’s activities and policies.

In defining “human rights,” proponents suggest that the committee could use the US Bill of Rights and the Universal Declaration of Human Rights as nonbinding benchmarks or reference documents.

Statement Against Shareowner Proposal Regarding a Board Committee on Human Rights

The Company’s Board of Directors has already established a Committee with the authority to review the implications of the Company’s policies on human rights issues: the Public Issues and Diversity Review Committee.

The Public Issues and Diversity Review Committee’s charter empowers the Committee to review and address human rights issues and significant public issues of concern to the shareowners, the Company, the business community and the general public.

In practice, this Committee has regularly reviewed the Company policies, procedures and positions relating to human rights issues, including the following three human rights issues identified in the Proponent’s own supporting statement:

•	water stewardship generally, and specifically the Company’s activities in India;

•	workplace rights generally, and specifically relating to Coca-Cola bottling operations in Colombia; and

•	workplace accountability generally, and specifically relating to employees of the Company and its suppliers in China.

The formation of a new Board Committee on Human Rights, as this proposal would require, would add nothing to the range of substantial issues currently considered by the Committee and would create an overlap between the respective oversight of the two committees of the Board.

Shareowners can be assured that our Company respects international human rights principles aimed at promoting and protecting human rights. These include the United Nations Declaration of Human Rights and the International Labor Organization’s Declaration on Fundamental Principles and Rights at Work, and we actively participate in the United Nations Global Compact. The Company has also joined the Business Leaders Initiative on Human Rights (BLIHR), a group of 13 leading global companies committed to identifying practical ways to uphold human rights in their workplaces.

The Company’s acknowledgment of these principles is consistent with our dedication to enriching the workplace, preserving the environment, strengthening the communities where we operate and engaging with stakeholders to pursue progress toward these goals. We are committed to earning the trust of our stakeholders with a set of values that represent the highest standards of quality, integrity, excellence, compliance with the law and respect for the unique customs and cultures in communities where we operate.

To view the Company’s Statement on Human Rights, go to the Company’s website at
www.thecoca-colacompany.com, click on “Corporate Responsibility,” then click on “Workplace,” then click on “Global Workplace Rights.” To view the Charter for the Public Issues and Diversity Review Committee, go to the Company’s website at www.thecoca-colacompany.com, click on “Investors,” click on “Corporate Governance,” then click on “Committee Charters.”

The Board of Directors recommends a vote

AGAINST

the proposal regarding a board committee on human rights.

QUESTIONS AND ANSWERS ABOUT

COMMUNICATIONS, SHAREOWNER PROPOSALS AND COMPANY DOCUMENTS

1.	How do I submit a proposal for action at the 2009 Annual Meeting of Shareowners?

According to the requirements of the SEC pursuant to Rule 14a-8 under the 1934 Act and our By-Laws, a proposal for action to be presented by any shareowner at the 2009 Annual Meeting of Shareowners will not be acted upon unless:

•

if the proposal is to be included in the proxy statement relating to the 2009 Annual Meeting of Shareowners, pursuant to Rule 14a-8, the proposal must be received at the Office of the Secretary on or before November 3, 2008; or

•

if the proposal is not to be included in the proxy materials, pursuant to our By-Laws, the proposal must be submitted in writing to the Office of the Secretary on or prior to December 17, 2008, and such proposal must be, under Delaware law, an appropriate subject for shareowner action.

Proposals should be sent to the Office of the Secretary by fax to (404) 676-8409 or by mail to the Office of the Secretary, The Coca-Cola Company, P.O. Box 1734, Atlanta, Georgia 30301 or by e-mail to shareownerservices@na.ko.com.

2.	How does a person communicate with the Company’s Directors?

Mail can be addressed to Directors in care of the Office of the Secretary, The Coca-Cola Company, P.O. Box 1734, Atlanta, Georgia 30301. At the direction of the Board, all mail received may be opened and screened for security purposes. The mail will then be logged in. All mail, other than trivial, obscene, unduly hostile, threatening, illegal or similarly unsuitable items will be forwarded. Trivial items will be delivered to the Directors at the next scheduled Board meeting. Mail addressed to a particular Director will be forwarded or delivered to that Director. Mail addressed to “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to the Chairman of the Committee on Directors and Corporate Governance. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board.

3.	What is householding?

As permitted by the 1934 Act, only one copy of this proxy statement is being delivered to shareowners residing at the same address, unless the shareowners have notified the Company of their desire to receive multiple copies of the proxy statement. This is known as householding.

The Company will promptly deliver, upon oral or written request, a separate copy of the proxy statement to any shareowner residing at an address to which only one copy was mailed. Requests for additional copies for the current year or future years should be directed to the Office of the Secretary as described in the response to question 1.

Shareowners of record residing at the same address and currently receiving multiple copies of the proxy statement may contact our registrar and transfer agent, Computershare Trust Company, N.A. (“Computershare”) to request that only a single copy of the proxy statement be mailed in the future.

Contact Computershare by phone at (888) 265-3747 or by mail at 250 Royall Street, Canton, MA 02021.

Shareowners who hold their shares in street name, as described in the response to question 3 on page 2, should contact their broker or bank.

4.	Where can I see the Company’s corporate documents and SEC filings?

The Company’s website contains the Company’s Certificate of Incorporation, By-Laws, Corporate Governance Guidelines, the Committee Charters, the Codes of Business Conduct and the Company’s SEC filings. To view the Certificate of Incorporation, By-Laws, Corporate Governance Guidelines, Committee Charters or Codes of Business Conduct, go to www.thecoca-colacompany.com, click on “Investors” and then click on “Corporate Governance.” To view the Company’s SEC filings and Forms 3, 4 and 5 filed by the Company’s Directors and executive officers, go to www.thecoca-colacompany.com, click on “Investors” and then click on “SEC Filings.”

5.	How can I obtain copies of the Corporate Governance Guidelines, Committee Charters or the Codes of Business Conduct?

The Company will promptly deliver free of charge, upon request, a copy of the Corporate Governance Guidelines, the Committee Charters or the Codes of Business Conduct to any shareowner requesting a copy. Requests should be directed to the Office of the Secretary as described in the response to question 1.

You can also print copies of the Corporate Governance Guidelines, the Committee Charters or the Codes of Business Conduct from the Company’s website at www.thecoca-colacompany.com.

6.	How can I obtain copies of the Company’s Annual Report on Form 10-K?

The Company will promptly deliver free of charge, upon request, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 to any shareowner requesting a copy. Requests should be directed to the Company’s Consumer and Industry Affairs Department, The
Coca-Cola Company, P.O. Box 1734, Atlanta, Georgia 30301.

OTHER INFORMATION

The Company has made previous filings under the Securities Act of 1933, as amended, or the 1934 Act that incorporate future filings, including this proxy statement, in whole or in part. However, the Report of the Compensation Committee and the Report of the Audit Committee shall not be incorporated by reference into any such filings.

Management does not know of any items, other than those referred to in the accompanying Notice of Annual Meeting of Shareowners, which may properly come before the meeting or other matters incident to the conduct of the meeting.

As to any other item or proposal that may properly come before the meeting, including voting on a proposal omitted from this proxy statement pursuant to the rules of the SEC, it is intended that proxies will be voted in accordance with the discretion of the proxy holders.

The form of proxy and this proxy statement have been approved by the Board of Directors and are being provided to shareowners by its authority.

CAROL CROFOOT HAYES

Associate General Counsel and Secretary

Atlanta, Georgia

March 3, 2008

The 2007 Annual Report on Form 10-K includes our financial statements for the fiscal year ended December 31, 2007. We have furnished the 2007 Annual Report on Form 10-K to all shareowners. The 2007 Annual Report on Form 10-K does not form any part of the material for the solicitation of proxies.

APPENDIX I

THE COCA-COLA COMPANY

2008 STOCK OPTION PLAN

Section 1.    Purpose

The purpose of The Coca-Cola Company 2008 Stock Option Plan (the “Plan”) is to advance the interest of The Coca-Cola Company (the “Company”) and its Related Companies (as defined in Section 2) by encouraging and enabling the acquisition of a financial interest in the Company by officers and other key employees of the Company or its Related Companies. In addition, the Plan is intended to aid the Company and its Related Companies in attracting and retaining key employees, to stimulate the efforts of such employees and to strengthen their desire to remain in the employ of the Company and its Related Companies.

Section 2.    Definitions

“Business Day” means a day on which the New York Stock Exchange is open for securities trading.

“Change in Control” shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934, as amended (“1934 Act”), as in effect on January 1, 2002, provided that such a change in control shall be deemed to have occurred at such time as (i) any “person” (as that term is used in Sections 13(d) and 14(d)(2) of the 1934 Act), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act as in effect on January 1, 2002) directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company; (ii) during any period of two (2) consecutive years or less, individuals who at the beginning of such period constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority of the Board of Directors, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the shareowners of the Company approve any merger or consolidation as a result of which the KO Common Stock (as defined below) shall be changed, converted or exchanged (other than a merger with a wholly owned subsidiary of the Company) or any liquidation of the Company or any sale or other disposition of 50% or more of the assets or earning power of the Company, and such merger, consolidation, liquidation or sale is completed; or (iv) the shareowners of the Company approve any merger or consolidation to which the Company is a party as a result of which the persons who were shareowners of the Company immediately prior to the effective date of the merger or consolidation shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation, and such merger or consolidation is completed; provided, however, that no Change in Control shall be deemed to have occurred if, prior to such times as a Change in Control would otherwise be deemed to have occurred, the Board of Directors determines otherwise. Additionally, no Change in Control will be deemed to have occurred under clause (i) if, subsequent to such time as a Change in Control would otherwise be deemed to have occurred, a majority of the Directors in office prior to the acquisition of the securities by such person determines otherwise.

“Board” means the Board of Directors of the Company.

“Committee” means at least two “non-employee Directors” who are members of the Compensation Committee of the Board of Directors.

“Disabled” or “Disability” means a condition for which a Participant becomes eligible for a disability benefit under the long term disability insurance policy issued to the Company providing Basic Long Term Disability Insurance benefits pursuant to The Coca-Cola Company Health and Welfare Benefits Plan, or under any other long term disability plan which hereafter may be maintained by the Company, whether or not the optionee is covered by such plans.

“ISO” means an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

“KO Common Stock” means the common stock of The Coca-Cola Company, par value $0.25 per share.

“Majority-Owned Related Company” means a Related Company in which the Company owns, directly or indirectly, 50% or more of the voting stock or capital on the date an Option is granted.

“NSO” means a stock option that does not constitute an ISO.

“Options” means ISOs and NSOs granted under this Plan.

“Related Company” or “Related Companies” means corporation(s) or other business organization(s) in which the Company owns, directly or indirectly, 20% or more of the voting stock or capital at the relevant time.

“Retirement” means an employee’s termination of employment on a date which is on or after the earliest date on which such employee would be eligible for an immediately payable benefit pursuant to (i) for those employees eligible for participation in the Company’s Supplemental Pension Plan, the terms of that plan in effect on January 1, 2008 and (ii) for all other employees, the terms of the Employee Retirement Plan (the “ERP”) in effect on January 1, 2008, whether or not the employee is covered by the ERP.

Section 3.    Eligibility

Options may be granted only to employees of the Company and its Majority-Owned Related Companies.

No person shall be granted the right to acquire, pursuant to Options granted under the Plan, more than 5 % of the aggregate number of shares of KO Common Stock originally authorized under the Plan, as adjusted pursuant to Section 11. No option shall be exercisable unless the employee properly, timely and unconditionally executes (by any means approved by the plan administrator) a stock option agreement provided in connection with the stock option.

An individual who is granted an Option shall be referred to herein as an “optionee.”

Section 4.    Administration

The Plan shall be administered by the Committee. No person, other than members of the Committee, shall have any discretion concerning decisions regarding the Plan. The Committee shall determine the key employees of the Company and its Majority-Owned Related Companies (including officers, whether or not they are directors) to whom, and the time or times at which, Options will be granted; the number of shares to be subject to each Option; the duration of each Option; the time or times within which the Option may be exercised; the cancellation of the Option (with the consent of the holder thereof); and the other conditions of the grant of the Option, at grant or while outstanding, pursuant to the terms of the Plan. The provisions and conditions of the Options need not be the same with respect to each optionee or with respect to each Option.

The Committee may, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary, or advisable, for the proper administration of the Plan, and may make determinations and may take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each determination or other action made or taken pursuant to the Plan, including interpretation of the Plan and the specific conditions and provisions of the Options granted hereunder by the Committee, shall be final and conclusive for all purposes and upon all persons including, but without limitation, the Company, its Related Companies, the Committee, the Board, officers and the affected employees, optionees and the respective successors in interest of any of the foregoing.

Section 5.    Stock

(a)	The KO Common Stock to be issued, transferred and/or sold under the Plan shall be made available from authorized and unissued KO Common Stock or from the Company’s treasury shares. The total number of shares of KO Common Stock that may be issued or transferred under the Plan pursuant to Options granted thereunder may not exceed 140,000,000 shares (subject to adjustment as described below); provided, however, that in no event shall the number of shares of KO Common Stock that may be issued, transferred or sold under the Plan exceed 5% of the number of shares of KO Common Stock outstanding on a given date. Such number of shares shall be subject to adjustment in accordance with Section 10.

(b)	Shares Counted Against Limitation. If an Option is exercised by delivery, sale or attestation of Shares of KO Common Stock under Section 6, or if the tax withholding obligation is satisfied by withholding or selling Shares of KO Common Stock under Section 6, the number of Shares of KO Common Stock deemed to have been issued under the Plan (for purposes of the limitation set forth in this section) shall be the number of Shares of KO Common Stock that were subject to the Option or portion thereof so exercised and not the net number of shares of KO Common Stock actually issued upon such exercise.

(c)	Lapsed Awards. If an Option: (i) expires; (ii) is terminated, surrendered, or canceled without having been exercised in full; or (iii) is otherwise forfeited in whole or in part, then the unissued shares of KO Common Stock that were subject to such Option and/or such surrendered, canceled, or forfeited Shares of KO Common Stock shall become available for future grant under the Plan.

Section 6.    Awards of Options

Except as otherwise specifically provided in this Plan, Options granted pursuant to the Plan shall be subject to the following terms and conditions:

(a) Option Price. The option price shall be no less than 100% of the fair market value of the KO Common Stock on the date of grant. The fair market value of a share of KO Common Stock shall be the average of the high and low market prices at which a share of KO Common Stock shall have been sold on the date of grant, or on the next preceding trading day if such date was not a trading date, as reported on the New York Stock Exchange Composite Transactions listing.

(b) Payment of Option Price. The option price shall be paid in full at the time of exercise, except as provided in the next two sentences. The cashless method is permitted for any Options granted under this Plan, unless prohibited by law in a particular jurisdiction. If an exercise is executed by the plan administrator using the cashless method, the exercise price shall be paid in full no later than the close of business on the third Business Day following the exercise.

Payment may be in cash or, upon conditions established by the Committee, by delivery of shares of KO Common Stock owned by the optionee for at least six months prior to the date of exercise.

The optionee, if a U.S. taxpayer, may elect to satisfy Federal, state and local income tax liabilities due by reason of the exercise by the withholding of shares of KO Common Stock.

If shares are delivered to pay the option price or if shares are withheld for U.S. taxpayers to satisfy such tax liabilities, the value of the shares delivered or withheld shall be computed on the basis of the reported market price at which a share of KO Common Stock most recently traded prior to the time the exercise order was processed. Such price will be determined by reference to the New York Stock Exchange Composite Transactions listing.

(c) Exercise May Be Delayed until Withholding is Satisfied. The Company may refuse to recognize the exercise of an Option if the optionee has not made arrangements satisfactory to the Company to satisfy the tax withholding that the Company determines is necessary to comply with applicable requirements.

(d) Duration of Options. The duration of Options shall be determined by the Committee, but in no event shall the duration of an Option exceed ten years from the date of its grant.

(e) Vesting. Options shall contain such vesting terms as are determined by the Committee, at its sole discretion, including, without limitation, vesting upon the achievement of certain specified performance targets. In the event that no vesting determination is made by the Committee, Options shall vest as follows: (1) 25% on the first anniversary of the date of the grant; (2) 25% on the second anniversary of the date of the grant; (3) 25% on the third anniversary of the date of the grant; and (4) 25% on the fourth anniversary of the date of the grant.

(f) Other Terms and Conditions. Options may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine appropriate from time to time; provided, however, that, except in the event of a Change in Control, Retirement, Disability or death of the optionee, no grant shall provide that an Option shall be exercisable in whole or in part for a period of twelve months from the date on which the Option is granted. The grant of an Option to any employee shall not affect in any way the right of the Company and any Related Company to terminate the employment of such employee.

(g) ISOs. The Committee, with respect to each grant of an Option to an optionee, shall determine whether such Option shall be an ISO, and, upon determining that an Option shall be an ISO, shall designate it as such in the written instrument evidencing such Option. If the written instrument evidencing an Option does not contain a designation that it is an ISO, it shall not be an ISO.

The aggregate fair market value (determined in each instance on the date on which an ISO is granted) of the KO Common Stock with respect to which ISOs are first exercisable by any optionee in any calendar year shall not exceed $100,000 for such optionee (or such other time limit as may be required by the Internal Revenue Code of 1986, as amended). If any subsidiary or Majority-Owned Related Company of the Company shall adopt a stock option plan under which options constituting ISOs may be granted, the fair market value of the stock on which any such incentive stock options are granted and the times at which such incentive stock options will first become exercisable shall be taken into account in determining the maximum amount of ISOs which may be granted to the optionee under this Plan in any calendar year.

Section 7.    Nontransferability of Options

No Option granted pursuant to the Plan shall be transferable otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee, the Option shall be exercisable only by the optionee personally or by the optionee’s legal representative.

Section 8.    Effect of Termination of Employment, Other Changes of Employment or Employee Status, Death, Retirement, or a Change in Control

(a) The following chart describes the impact on vesting and the exercise period of certain events:

Event	Impact on Vesting	Impact on Exercise Period

Employment terminates upon Disability.	All Options become immediately vested.	Option expiration date provided in grant continues to apply.

Employment terminates upon Retirement.	Options held at least 12 months become immediately vested; Options held less than 12 months are forfeited.	Option expiration date provided in grant continues to apply.

Employment terminates upon death.	All Options become immediately vested.	Right of executor, administrator of estate (or other transferee permitted by Section 7) to exercise Options terminates on earlier of (1) five years from the date of death, or (2) the Option expiration date provided in the grant.

Employment terminates upon Change in Control.	All Options become immediately vested.	Option expiration date provided in grant continues to apply.

Event	Impact on Vesting	Impact on Exercise Period

Employment terminates for any other reason.	Unvested Options are forfeited.	Expires upon earlier of (1) six months from termination date, or (2) the Option expiration date provided in the grant.

US military leave	Vesting continues during leave.	Option expiration date provided in the grant continues to apply.

US FMLA leave of absence	Vesting continues during leave.	Option expiration date provided in the grant continues to apply.

Optionee’s employer is no longer a Related Company (this constitutes a termination of employment under the Plan, effective the date the Company’s investment falls below 20%).	Unvested Options are forfeited.	Expires upon earlier of (1) six months from termination date or (2) Option expiration date provided in the grant.

Employment moves to Related Company	Vesting continues after move.	Option expiration date provided in the grant continues to apply.

Death after employment has terminated but before option has expired. Note: Termination of employment may have resulted in a change to the original Option expiration date provided in the grant.	Not applicable	Right of executor, administrator of estate (or other transferee permitted by Section 8) terminates on earlier of (1) five years from the date of death, or (2) the Option expiration date that applied at the date of death.

In the case of other leaves of absence not specified above, optionees will be deemed to have terminated employment (so that Options unvested will expire and the option exercise period will end on the earlier of six months from the date the leave began or the option expiration date provided in the grant), unless the Committee identifies a valid business interest in doing otherwise, in which case it may specify what provisions it deems appropriate at its sole discretion; provided that the Committee shall have no obligation to consider any such matters.

(b) Committee Discretion to Establish Different Terms. Notwithstanding the foregoing provisions, the Committee may, at its sole discretion, establish different terms and conditions pertaining to the effect of an optionee’s termination on the expiration or exercisability of Options at the time of grant or (with the consent of the affected optionee) on the expiration or exercisability of outstanding Options. However, no Option can have a term of more than ten years.

Section 9.    No Rights as a Shareowner

An optionee or a transferee of an optionee pursuant to Section 7 shall have no right as a shareowner with respect to any KO Common Stock covered by an Option or receivable upon the exercise of an Option, until the optionee or transferee shall have become the holder of record of such KO Common Stock. No adjustments shall be made for dividends in cash or other property or other distributions or rights in respect to such KO Common Stock covered by any Option for which the record date is prior to the date on which the optionee or transferee shall have in fact become the holder.

Section 10.    Adjustment in the Number of Shares and in Option and Exercise Price

In the event there is any change in the shares of KO Common Stock through the declaration of stock dividends, or stock splits, or through recapitalization or merger or consolidation or combination of shares or spin-offs or otherwise, the Committee or the Board shall make an appropriate adjustment in the number of shares of KO Common Stock available for Options as well as the number of shares of KO Common Stock subject to any outstanding Option and the Option price thereof. Any such adjustment may provide for the elimination of any fractional shares, which might otherwise become subject to any Option, without payment therefor.

Section 11.    Amendments, Modifications and Termination of the Plan

The Board or the Committee may terminate the Plan at any time. From time to time, the Board or the Committee may suspend the Plan, in whole or in part. From time to time, the Board or the Committee may amend the Plan, in whole or in part, including the adoption of amendments deemed necessary or desirable to qualify the Options under the laws of various countries (including tax laws) and under rules and regulations promulgated by the Securities and Exchange Commission with respect to optionees who are subject to the provisions of Section 16 of the 1934 Act, or to correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Option granted thereunder, or for any other purpose or to any effect permitted by applicable laws and regulations, without the approval of the shareowners of the Company. However, in no event may additional shares of KO Common Stock be allocated to the Plan or any outstanding option be repriced or replaced without shareowner approval. Without limiting the foregoing, the Board or the Committee may make amendments applicable or inapplicable only to participants who are subject to Section 16 of the 1934 Act.

No amendment or termination or modification of the Plan shall in any manner affect any Option theretofore granted without the consent of the optionee, except that the Committee may amend or modify the Plan in a manner that does affect Options theretofore granted upon a finding by the Committee that such amendment or modification is in the best interest of holders of outstanding Options affected thereby. Grants of ISOs may be made under this Plan until February 20, 2018 or such earlier date as this Plan is terminated, and grants of NSOs may be made until all of the 140,000,000 shares of KO Common Stock authorized for issuance hereunder (adjusted as provided in Sections 5 and 10) have been issued or until this Plan is terminated, whichever first occurs. The Plan shall terminate when there are no longer Options outstanding under the Plan, unless earlier terminated by the Board or by the Committee.

Section 12.    Governing Law

Except to extent preempted by Federal Law, this Plan shall be construed, governed and enforced under the laws of the State of Delaware (without regard to the conflicts of law principles thereof) and any and all disputes arising under this Plan are to be resolved exclusively by courts sitting in Delaware.

Addendum to The Coca-Cola Company 2008 Stock Option Plan

France

Options granted under The Coca-Cola Company 2008 Stock Option Plan to employees based in France (the “Employees”) of the Related Companies (as defined) of The Coca-Cola Company (the “Company”) may be granted under the terms of this Addendum as follows:

1)	Notwithstanding any other provision of the Plan, options granted to any Employee who is a consultant, an “Administrateur,” or a member of the “Conseil de Surveillance,” as these terms are defined in French Corporate law, and who does not have a work contract with the Company or its Related Companies will be deemed to have not been granted an option pursuant to this Addendum.

2)	Notwithstanding any other provision of the Plan, the number of options offered through the Plan cannot exceed one third of the capital of the Company.

3)	Notwithstanding any other provision of the Plan, any option with an exercise price on the date of grant of the option that is less than 80% of the average of the market value of the underlying share during the 20 trading days preceding the date of grant shall be deemed to have not been granted under this Addendum.

4)	Notwithstanding any other provision of the Plan, options cannot be granted during the 20 trading days after the payment of a dividend or after an increase of capital reserved to the shareholders.

5)	Notwithstanding any other provision of the Plan, no options can be granted during the 10 trading days preceding or following the publication of the annual financial consolidated account or the annual financial statement.

6)	Notwithstanding any other provision of the Plan, no options can be granted during the period starting the date the corporate management of the company is aware of information the publication of which could have a substantial consequence on the fair market value of the shares and ending 10 trading days after the publication of this information.

7)	Notwithstanding any other provision of the Plan, the exercise price of an option shall be adjusted only upon the occurrence of the events specified under July 24, 1966 corporate law (section 208-5) in accordance with French law. Any reduction by the Company, to the exercise price of an outstanding and unexercised option previously issued under this Addendum, to the current fair market value of the underlying share shall be deemed to not have been an option granted under this Addendum.

8)	Notwithstanding any other provision of the Plan, to the extent an option was exercisable by an Employee at the time of his death, such option shall remain exercisable for a maximum period of 6 months from the date of the Employee’s death.

Admission Ticket

000004

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

C123456789

Electronic Voting Instructions

You can vote by Internet or telephone Available 24 hours a day, 7 days a week

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 16, 2008.

Vote by Internet

• Log on to the Internet and go to www.investorvote.com/coca-cola

• Follow the steps outlined on the secured website.

Vote by telephone

• Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card 123456 C0123456789 12345

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — You must sign the card on the reverse side for your vote to be counted. The Board of Directors recommends a vote FOR all the nominees listed.

1. Election of Directors: For Against Abstain

01—Herbert A. Allen

02—Ronald W. Allen

03—Cathleen P. Black

04—Barry Diller

05—Alexis M. Herman

For Against Abstain

06—E. Neville Isdell

07—Muhtar Kent

08—Donald R. Keough

09—Donald F. McHenry

10—Sam Nunn

For Against Abstain

11—James D. Robinson III

12—Peter V. Ueberroth

13—Jacob Wallenberg

14—James B. Williams

The Board of Directors recommends a vote FOR Proposals 2 and 3.

For Against Abstain

2. Ratification of the appointment of Ernst & Young LLP as Independent Auditors

For Against Abstain

3. Approval of The Coca-Cola Company 2008 Stock Option Plan

The Board of Directors recommends a vote AGAINST Proposals 4, 5 and 6.

For Against Abstain

4. Shareowner Proposal regarding an Advisory Vote on Executive Compensation

5. Shareowner Proposal regarding an Independent Board Chair

For Against Abstain

6. Shareowner Proposal regarding a Board Committee on Human Rights

C 1234567890 J N T

1	U P X 0 1 6 5 2 3 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

<STOCK#> 00UA4G

.

2008 Annual Meeting Admission Ticket

Annual Meeting of Shareowners of The Coca-Cola Company

Wednesday, April 16, 2008, 10:30 a.m., local time Hotel du Pont 11th and Market Streets Wilmington, Delaware 19801

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Notice of Annual Meeting of Shareowners

The Annual Meeting of Shareowners of The Coca-Cola Company (the “Company”) will be held at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware 19801, on Wednesday, April 16, 2008, at 10:30 a.m., local time. The purposes of the meeting are: 1. To elect 14 Directors to serve until the 2009 Annual Meeting of Shareowners, 2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company to serve for the 2008 fiscal year, 3. To approve The Coca-Cola Company 2008 Stock Option Plan, 4. To vote on three proposals submitted by shareowners if properly presented at the meeting, and 5. To transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

The Board of Directors set February 22, 2008, as the record date for the meeting. This means that owners of Common Stock at the close of business on that date are entitled to: • receive this notice of the meeting; and • vote at the meeting and any adjournments or postponements of the meeting.

We will make available a list of shareowners as of the close of business on February 22, 2008, for inspection by shareowners during normal business hours from April 5 through April 15, 2008, at the Company’s principal place of business, One Coca-Cola Plaza, Atlanta, Georgia 30313. This list also will be available to shareowners at the meeting.

By Order of the Board of Directors Carol Crofoot Hayes Associate General Counsel and Secretary

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

This Proxy is solicited on behalf of the Board of Directors of The Coca-Cola Company

The undersigned, having received the Notice of Annual Meeting and Proxy Statement, hereby (i) appoints Gary P. Fayard, Geoffrey J. Kelly and Cynthia P. McCague, and each of them, proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Common Stock of The Coca-Cola Company owned of record by the undersigned, and (ii) directs (a) Merrill Lynch Trust Company, FSB, Trustee under The Coca-Cola Company Thrift & Investment Plan, and/or (b) Banco Popular de Puerto Rico, Trustee under the Caribbean Refrescos, Inc. Thrift Plan, to vote in person or by proxy all shares of Common Stock of The Coca-Cola Company allocated to any accounts of the undersigned under such Plans, and which the undersigned is entitled to vote, in each case, on all matters which may come before the 2008 Annual Meeting of Shareowners to be held at the Hotel du Pont, 11th and Market Streets, Wilmington, Delaware 19801, on April 16, 2008, at 10:30 a.m. local time, and any adjournments or postponements thereof, unless otherwise specified herein. The proxies, in their discretion, are further authorized to vote (x) for the election of a person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter which the Board of Directors did not know would be presented at the 2008 Annual Meeting of Shareowners by a reasonable time before the proxy solicitation was made, and (z) on other matters which may properly come before the 2008 Annual Meeting of Shareowners and any adjournments or postponements thereof.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote your shares unless you sign and return this card.

B Non-Voting Items

Meeting Attendance

Mark box to the right if you plan to attend the Annual Meeting.

C Authorized Signatures — This section must be completed for your vote to be counted. Date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trust, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.